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Exhibit 10.2

CONFORMED COPY

  Project Lumina

  Amendment and Restatement Agreement

  Credit Suisse First Boston (Europe) Limited
  Lehman Brothers International (Europe)
  The Royal Bank of Scotland Plc
   as Mandated Lead Arrangers

  The Royal Bank of Scotland Plc
   as Facility Agent

  and

  The Royal Bank of Scotland Plc
   as Security Agent

  relating to a senior credit agreement and senior funding bonds, each dated 26 July 2002

  5 December 2002

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 5 December 2002

BETWEEN:

(1)
FIMAF SAS (a company incorporated in France with registered number 421391269) (the "Bidco 2");

(2)
LUMINA FINANCING SARL (a company incorporated in Luxembourg) ("Debtco");

(3)
THE COMPANIES listed in schedule 2 as initial Borrowers and Guarantors (the "Existing Obligors");

(4)
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED, LEHMAN BROTHERS INTERNATIONAL (EUROPE) and THE ROYAL BANK OF SCOTLAND PLC as mandated joint lead arrangers (the "Arrangers");

(5)
THE ROYAL BANK OF SCOTLAND PLC in its capacity as facility agent for the Lenders under the Credit Agreement (the "Facility Agent"); and

(6)
THE ROYAL BANK OF SCOTLAND PLC in its capacity as security agent and trustee for the Finance Parties under the Security Documents (the "Security Agent")

WHEREAS:

(A)
By a senior credit agreement dated 26 July 2002 (the "Senior Credit Agreement") the Lenders (as defined therein) made available to the Borrowers (as defined therein) credit facilities of up to €2,222,000,000 subject to and upon the terms and conditions thereof.

(B)
The parties to this agreement have agreed to enter into this agreement in order to amend and restate the terms of the Senior Credit Agreement and consent to corresponding amendments to the Senior Funding Bonds in the manner set out below.

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1   Definitions

  In this agreement:

  "Effective Date" means the date on which the Facility Agent notifies Bidco 2 that all the conditions precedent listed in schedule 3 have been fulfilled to its satisfaction;

  "Restated Senior Credit Agreement" means the Senior Credit Agreement as amended and restated in accordance with this agreement in the form set out in schedule 4;

1.2   Construction

  (a)
  Clauses 1.2 (Construction) and 1.3 (Other References) of the Senior Credit Agreement will be deemed to be set out in full in this agreement, but as if references in those clauses to the Senior Credit Agreement were references to this agreement.

  (b)
  Unless a contrary intention appears in this agreement, any word or expression defined in the Senior Credit Agreement will have the same meaning when it is used in this agreement.

2.     RESTATEMENT OF SENIOR CREDIT AGREEMENT

2.1   Restatement

  (a)
  The Senior Credit Agreement will, with effect from (and including) the Effective Date, be amended and restated in the form set out in schedule 4 so that the rights and obligations of the parties to this agreement relating to their performance under the Senior Credit Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Senior Credit Agreement.

  (b)
  The parties to this agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Senior Credit Agreement.

2.2   Effective Date

  (a)
  The Facility Agent will notify Bidco 2 and the Lenders promptly when the Effective Date occurs.

  (b)
  If the Effective Date has not occurred by 20 December 2002 (or any later date which the Facility Agent and Bidco 2 may agree), then clauses 2.1 (Restatement) and 3 (Status of Documents) will lapse and none of the amendments recorded in clause 2.1 (Restatement) will take effect.

3.     CONSENTS

3.1
The Facility Agent hereby consents to this amendment and restatement of the Senior Funding Bonds Documents to make corresponding changes to conform to the Senior Credit Agreement and the Mezzanine Funding Bonds Documents as provided for in clause 18.3 of the Intercreditor Deed.

4.     STATUS OF DOCUMENTS

4.1   Senior Credit Agreement

  Except as varied by the terms of this agreement, the Senior Credit Agreement will remain in full force and effect and any reference in the Senior Credit Agreement to the Senior Credit Agreement or to any provision of the Senior Credit Agreement will be construed as a reference to the Senior Credit Agreement, or that provision, as amended and restated by this agreement.

4.2   Finance Document

  This agreement will constitute a Senior Finance Document for the purposes of the Senior Credit Agreement.

4.3   Guarantee Confirmation

  Each Obligor confirms that its liabilities and obligations under the guarantees it has granted under clause 17 (Guarantee and Indemnity) of the Senior Credit Agreement (as amended and restated) continue in full force and effect and shall (without limitation) guarantee in favour of the Finance Parties all obligations under the Senior Finance Documents (including this agreement) in accordance with their terms.

5.     EXPENSES

5.1   Initial Expenses

  The Principal Borrower will pay to the Agents and the Arrangers the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by either Agent or the Arranger in connection with the negotiation, preparation, execution and completion of this agreement and all documents, matters and things referred to in, or incidental to, this agreement, in accordance with clause 16.8 (Initial Expenses) of the Senior Credit Agreement and the terms of the Fees Letter.

2

6.     REPRESENTATIONS AND WARRANTIES

6.1   Reliance

  Each Obligor represents and warrants as set out in the following provisions of this clause 6 and acknowledges that each Finance Party has entered into this agreement and has agreed to the amendment and restatement effected by this agreement in full reliance on those representations and warranties.

6.2   Powers and Capacity

  It has the power to enter into and comply with its obligations under this agreement.

6.3   Authorisation

  It has taken all necessary action:

  (a)
  to authorise the entry into of and compliance with its obligations under this agreement;

  (b)
  to ensure that its obligations under this agreement are valid, legally binding and enforceable in accordance with their terms; and

  (c)
  to make this agreement admissible in evidence in the courts of England and the jurisdiction in which it is incorporated.

6.4   No Contravention

  The entry into by any Obligor, the exercise of its rights under and the compliance with its obligations under this agreement do not:

  (a)
  contravene any material law, regulation, judgment or order to which any Group Company; or

  (b)
  conflict with its constitutional documents.

6.5   Obligations Binding

  The obligations expressed to be assumed by it under this agreement constitute its valid and legally binding obligations and (subject to the Reservations) are enforceable in accordance with their terms.

7.     MISCELLANEOUS

7.1   Counterparts

  This agreement may be executed by facsimile (with the originals to be delivered promptly thereafter) in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument.

7.2   Third Party Rights

  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no person other than the parties to this agreement shall have any rights under it other than the Finance Parties.

3

8.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

8.1   Governing Law

  This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by, and construed in accordance with, English law.

8.2   Submission to Jurisdiction

  For the benefit of each Finance Party, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgement against its assets.

8.3   Freedom of Choice

  The submission to the jurisdiction of the courts referred to in clause 7.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

8.4   Service of Process

  Without prejudice to any other permitted mode of service, each Obligor agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ or such other address in England or Wales as Bidco 2 may notify from time to time to the Facility Agent.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

4

SCHEDULE 1
Lenders

Credit Suisse First Boston International
Lehman Brothers Bankhaus AG, London Branch
The Royal Bank of Scotland PLC
Natexis Banques Populaires
Crédit Agricole Indosuez
Bayerische Hypo und Vereinsbank AG
Bear Stearns Bank plc
The Governor and Company of the Bank of Scotland
BNP Paribas
Credit Lyonnais
Intesa BCI
Mediobanca S.p.A
Société Générale
Abbey National Treasury Services PLC
AIB Capital Market PLC
The Governor and Company of the Bank of Ireland
Banca Bilbao Vizcaya Argentaria
Banca Nazionale del Lavoro
Caisse Regionale de Credit Agricole Mutuel et D'ile-de-France
KBC Bank NV
Credit Industriel et Commercial
NIB Capital
Rabobank International
Sanpaolo IMI SpA
Barclays Bank PLC
Unicredito Italiano, London Branch
Bayerische Landesbank
Commerzbank Aktiengesellschaft
Centrobanca—Banca di Credito Finanziario e Mobiliare SPA
HSBC CCF
Caja Madrid
Credit Suisse First Boston

5

SCHEDULE 2
Existing Obligors

FIMAF SAS

FIMEP SA

Lumina Financing 1 SARL

6

SCHEDULE 3
Conditions Precedent

1.     FORMALITIES CERTIFICATE

  A certificate in the agreed form from each Existing Obligor signed by its finance director and secretary:

  (a)
  confirming that there has been no amendment to its constitutional documents since 26 July 2002 or, if there has been any such amendment, attaching a certified copy of the constitutional documents of that Existing Obligor;

  (b)
  attaching a certified copy of the resolution of the directors of that Existing Obligor (or equivalent) approving the matters contemplated by this agreement and approving the execution, delivery and performance of this agreement and authorising named persons to sign this agreement and any documents to be delivered by that Existing Obligor under this agreement; and

  (c)
  attaching certified copies of all other resolutions, authorisations, approvals, consents, licences, exemptions, filings, registrations, required in connection with the entry into, performance, validity and enforceability of this agreement or certifying that none are required.

2.     LEGAL OPINIONS

  The following legal opinions in form and substance satisfactory to the Facility Agent:

  (a)
  Ashurst Morris Crisp as to matters of English law;

  (b)
  Linklaters as to matters of French law as to power, capacity and due execution in respect of FIMAF SAS and FIMEP SA;

  (c)
  Linklaters & Loesch as to matters of Luxembourg law as to power, capacity and due execution in respect of Lumina Financing 1 SARL.

7

SCHEDULE 4
Restated Senior Credit Agreement

Project Lumina
€2,222,000,000 Senior Credit Agreement

dated 26 July 2002
as amended and restated on 5 December 2002

Credit Suisse First Boston (Europe) Limited
Lehman Brothers International (Europe)
The Royal Bank of Scotland Plc
 as Mandated Lead Arrangers

The Royal Bank of Scotland Plc
 as Facility Agent

The Royal Bank of Scotland Plc
 as Security Agent

The Lenders (as defined herein)

Relating to the acquisition of Legrand SA

THIS CREDIT AGREEMENT is made on 26 July 2002 and is amended and restated on 5 December 2002

BETWEEN:

(1)
FIMAF SAS (a company incorporated in France with registered number 421 391 269) ("Bidco 2");

(2)
LUMINA FINANCING 1 SARL (a company incorporated in Luxembourg with registered number B-88336) ("Debtco");

(3)
THE COMPANIES listed in part 1 of schedule 2 as initial Borrowers;

(4)
THE COMPANIES listed in part 2 of schedule 2 as initial Guarantors;

(5)
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED, LEHMAN BROTHERS INTERNATIONAL (EUROPE) and THE ROYAL BANK OF SCOTLAND PLC as mandated joint lead arrangers (the "Arrangers");

(6)
THE FINANCIAL INSTITUTIONS listed in schedule 1 as Lenders;

(7)
THE ROYAL BANK OF SCOTLAND PLC in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "Facility Agent"); and

(8)
THE ROYAL BANK OF SCOTLAND PLC in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "Security Agent").

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1   Definitions

  In this agreement:

  "Accession Document" means an agreement substantially in the form set out in schedule 7 under which a Group Company becomes a Guarantor and/or a Borrower and becomes a party to the Intercreditor Deed;

  "Accountants' Report" means the accountants' report (including a pensions report) in the approved form prepared by Deloitte & Touche in relation to the Target Group;

  "Accounting Quarter" means each period of approximately 13 weeks ending on the last day of March, June, September and December in a Financial Year;

  "Acquisition" means the acquisition of Target in accordance with the Acquisition Documents;

  "Acquisition Costs" means all fees, costs and expenses incurred by Debtco, the Parent, or its Subsidiaries (including the Obligors), for the purpose of or in connection with the Acquisition and its financing;

  "Acquisition Documents" means the Sale and Purchase Agreement, the Put Option and Call Agreements, the Amended Power of Attorney and all other documents and agreements made by the Vendor, any Group Company and/or the Trustee in connection with the Sale and Purchase Agreement;

  "Additional Borrower" means any Group Company which becomes a borrower under this agreement in accordance with clause 18.1 (Additional Borrowers), including those entities listed in part 3 of schedule 2 as of the Completion Date;

  "Additional Costs Rate" has the meaning given to it in schedule 8 (Mandatory Cost Formulae);

  "Advances" means the Term A Advances, the Term B Advances, the Term C Advances, the Borrowing Base Advances, the Bridge Advances and the Revolving Advances;

  "Affiliate" means a Subsidiary or a Holding Company of another person or any other Subsidiary of a Holding Company of that other person;

  "Agents" means the Facility Agent and the Security Agent;

  "Agreed Security Principles" means the agreed principles as to the scope and terms of Security Documents set out in a document headed "Project Lumina—Agreed Security Principles", signed by the Arrangers, the Security Agent, Bidco 2 and Debtco and dated on or around the date of this agreement;

  "Amended Power of Attorney" means the power of attorney, between the Vendor and the Trustee dated 10 December 2001, as amended on 25 July 2002 pursuant to the authorisation granted by the European Commission on 22 July 2002;

  "Ancillary Documents" means the Ancillary Facility Letters and all other documents and agreements made by an Ancillary Lender and any Group Company in connection with the Ancillary Facilities;

  "Ancillary Facilities" means working capital facilities made available by an Ancillary Lender under an Ancillary Facility Letter in accordance with clause 6 (Ancillary Facilities);

  "Ancillary Facility Letter" means a facility letter entered into by an Ancillary Lender and one or more Borrowers in accordance with clause 6 (Ancillary Facilities);

  "Ancillary Lender" means a Lender which has agreed to make available Ancillary Facilities under an Ancillary Facility Letter (until all amounts outstanding under those Ancillary Facilities have been discharged and it no longer makes those Ancillary Facilities available);

  "Ancillary Limit" means the Euro Equivalent of the maximum amount (excluding accrued uncapitalised interest, fees and similar charges) which an Ancillary Lender has agreed to make available by way of Ancillary Facilities in accordance with clause 6 (Ancillary Facilities), less any part of that amount which has been cancelled, reduced or terminated in accordance with this agreement or the relevant Ancillary Facility Letter;

  "Ancillary Outstandings" means at any time the Euro Equivalent of the aggregate outstanding amount of Ancillary Facilities due to an Ancillary Lender at any time, calculated on the following basis:

  (a)
  all amounts of (or equivalent to) principal then outstanding under any overdraft, cheque clearing, automatic payment or other current account facilities, calculated on a net basis in accordance with the usual practice of that Ancillary Lender;

  (b)
  the maximum liability under all guarantees, bonds and letters of credit then outstanding and issued and made available by that Ancillary Lender;

  (c)
  in relation to any derivative transaction entered into for the purpose of managing or hedging currency, commodity and/or interest rate risk, the mark to market value of the Ancillary Lender's exposure under that transaction; and

  (d)
  the amount which that Ancillary Lender (acting reasonably) may determine represents its aggregate exposure in relation to any other facility or financial accommodation in accordance with its usual practice for calculating its exposure;

  "Annual Accounts" means the audited consolidated annual accounts of the Group delivered or to be delivered to the Facility Agent under clause 20.10(c)(i) (Financial Statements);

  "Approved Accounting Principles" means French GAAP or, at the option of Bidco 2, IAS or US GAAP (but if French GAAP or IAS then with a reconciliation to US GAAP, to include the following line items in respect of the income statement, sales, EBITDA, interest payable and interest receivable and net income, and in respect of the balance sheet, cash and cash equivalents, restricted cash, marketable securities, swap assets and liabilities, all debt items and shareholders equity, together with all other items necessary to calculate the financial covenants ratios at clauses 20.11(b) (Cashflow Cover) and clause 20.11(f) (Capital Expenditure);

  "Auditors" means PricewaterhouseCoopers or any other firm of accountants which the Parent appoints in accordance with clause 20.10(b) (Books of Account and Auditors);

  "Availability Period" means the period starting on the date of this agreement and ending:

  (e)
  180 days after the Completion Date, in the case of the Term A Facility, the Term B Facility and the Term C Facility;

  (f)
  one Business Day after the Completion Date, in the case of the Bridge Facility;

  (g)
  one month before the Borrowing Base Repayment Date, in the case of the Borrowing Base Facility; and

  (h)
  one month before the Revolving Facility Repayment Date, in the case of the Revolving Facility;

  "Available Borrowing Base Commitment" means at any time, save as otherwise provided in this agreement, the Borrowing Base Commitment of a Borrowing Base Lender less the Original Euro Amount of the aggregate participation of that Lender in all outstanding Borrowing Base Advances taking into account in relation to any proposed utilisation of the Borrowing Base Facility any scheduled Borrowing Base Advance and any repayment or prepayment in respect of a Borrowing Base Advance due to be made on or before the proposed Drawdown Date;

  "Available Revolving Commitment" means at any time, save as otherwise provided in this agreement, the Revolving Commitment of a Revolving Lender less:

  (a)
  the Original Euro Amount of the aggregate participation of that Revolving Lender in all outstanding Drawings under the Revolving Facility; and

  (b)
  the amount of the Ancillary Limit applicable to any Ancillary Facilities made available by that Revolving Lender,

  and taking into account in relation to any proposed Drawing, repayment or prepayment in respect of the Revolving Facility (other than a repayment or prepayment of a Bank Guarantee by way of cash collateralisation) due to be made on or before the proposed Drawdown Date;

  "Bank Guarantee" means a guarantee or letter of credit issued by an Issuing Lender under the Revolving Facility in the form agreed by Bidco 2, the Facility Agent and the relevant Issuing Lender;

  "Banking Case" means the banking case in the agreed form based on the Financial Projections;

  "Beneficiary" means the person approved by the relevant Issuing Lender in whose favour a Bank Guarantee has been or is to be issued;

  "Bidco 1" means FIMEP SA, a company incorporated in France with registered number 421259615 which is a Subsidiary of Holdco 2 and is the direct Holding Company of Bidco 2;

  "Bidco 1 Subordinated Shareholder PIK Bonds" means the subordinated shareholder payment-in-kind bonds in the form to be agreed between Bidco 1 and New Sub 1, issued by Bidco 1 on or before the date of issue of the High Yield Notes and subscribed by New Sub 1, the proceeds of which will be used to subscribe for (or lend in the case of a loan) the High Yield Notes Funding Bonds;

  "Bidco 1 Subordinated Shareholder PIK Instrument" means the subordinated shareholder PIK instrument and related documents in the form to be agreed between Bidco 1 and New Sub 1, in relation to the Bidco 1 Subordinated Shareholder PIK Bonds;

  "Borrowers" means Debtco (if it is the Principal Borrower), Bidco 2, the Group Companies listed in part 1 of schedule 2, the Debt Push Borrowers, the Borrowing Base Borrowers and each other Additional Borrower under this agreement;

  "Borrowing Base Advances" means the principal amount of the advances made or to be made under the Borrowing Base Facility, as reduced from time to time by repayment or prepayment;

  "Borrowing Base Borrower" means:

  (a)
  on or after Completion, Target and each specified Additional Borrower subject to compliance with the provisions of clauses 18.1(d) and (e) (Additional Borrowers); and

  (b)
  each other Group Company which becomes a borrower of the Borrowing Base Facility in accordance with clause 18.1 (Additional Borrowers);

  "Borrowing Base Certificate" means a certificate substantially in the form set out in schedule 9 (Borrowing Base Certificate) signed by a duly authorised officer of Bidco 2 and countersigned by an authorised officer of the relevant Borrowing Base Borrower or relevant Borrowing Base Chargor certifying:

  (a)
  the amount of the Borrowing Base Advances made to that Borrowing Base Borrower (if any), the amount of that Borrowing Base Borrower's and/or Borrowing Base Chargor's Charged Eligible Receivables and of that Borrowing Base Borrower's and/or Borrowing Base Chargor's total Eligible Receivables; and

  (b)
  the aggregate amount of Charged Eligible Receivables and of total Eligible Receivables,

  (and, in each case, the calculations in respect thereof or attaching a list of Eligible Receivables showing a breakdown of this information (in form acceptable to the Facility Agent (acting reasonably));

  "Borrowing Base Chargor" means any Obligor which charges, pledges or assigns Eligible Receivables as valid, binding and (subject to the Reservations) enforceable security for the obligations of the Borrowing Base Borrowers under the Senior Finance Documents;

  "Borrowing Base Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Borrowing Base Commitment" in schedule 1 and the amount of any other Borrowing Base Commitment transferred to it under the agreement; or

  (b)
  in relation to any other Lender, the amount of any Borrowing Base Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Borrowing Base Facility" means the receivables borrowing base facility made available by the Borrowing Base Lenders under clause 2.1(e) (Facilities);

  "Borrowing Base Facility Limit" means at any time the lower of:

  (a)
  €300,000,000; or

  (b)
  (subject to the provisions of clause 4.3(b) of this agreement) an amount equal to 80 per cent. of the Eligible Receivables which are then subject to a Receivables Charge as shown by the most recent Borrowing Base Certificate delivered to the Facility Agent in accordance with this agreement;

  "Borrowing Base Lender" means:

  (a)
  the persons identified in schedule 1 as participants in the Borrowing Base Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Borrowing Base Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Borrowing Base Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Borrowing Base Facility have been paid in full;

  "Borrowing Base Repayment Date" means the date falling seven years after the Completion Date;

  "Bridge Advances" means the principal amount of the advances made or to be made under the Bridge Facility, as reduced from time to time by repayment or prepayment;

  "Bridge Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Bridge Commitment" in schedule 1 and the amount of any other Bridge Commitment transferred to it under this agreement; or

  (b)
  in relation to any other Lender, the amount of any Bridge Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Bridge Facility" means the term loan facility made available by the Bridge Lenders under clause 2.1(d) (Facilities);

  "Bridge Lenders" means:

  (a)
  the parties identified in schedule 1 as participating in the Bridge Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Bridge Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Bridge Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Bridge Facility have been paid in full;

  "Bridge Repayment Date" means the date falling 180 days after the Completion Date;

  "BSA" means the bons de souscription d'actions in the agreed form issued in connection with the Mezzanine Funding Bonds;

  "Business Day" means a day (other than a Saturday or a Sunday) on which banks and financial markets are open in London and Paris for the transaction of business of the nature required by this agreement and:

  (a)
  in relation to a transaction involving Euros, which is also a TARGET Day; and

  (b)
  in relation to a transaction involving any other Optional Currency, on which banks and foreign exchange markets are open in the principal financial centre of the country of that Optional Currency;

  "Buy-Back Offer" means an offre publique de retrait and, if applicable, a retrait obligatoire carried out by Bidco 2 in respect of the shares in Target not acquired from the Vendor pursuant to the Acquisition;

  "Capital Expenditure" means expenditure which should be treated as capital expenditure in accordance with the Approved Accounting Principles;

  "Cash" has the meaning ascribed thereto in clause 20.12 (Financial Definitions);

  "Cash Collateral Account" means an account with the Security Agent (or any other Lender) opened in the name of an Obligor which is designated by Bidco 2 and the Facility Agent for the purpose of receiving payments of cash collateral under clause 1.4 (Cash Cover) and/or clause 12 (Prepayment and Cancellation) or otherwise in accordance with the terms of this agreement and over which the Security Agent has a first priority Security Interest under the Security Documents;

  "Cashflow" has the meaning given to it in clause 20.12 (Financial Definitions);

  "Certain Funds Advances" means:

  (a)
  the Term Advances and the Borrowing Base Advances which are, or are to be, applied during the Certain Funds Period in discharging (and which are in an aggregate principal amount not exceeding the aggregate amount required to discharge) the following liabilities:

  (i)
  cash price payable by Bidco 2 for the Target shares pursuant to and in accordance with the Acquisition Documents;

  (ii)
  outstanding Financial Indebtedness of the Target Group;

  (iii)
  the cash price payable by Bidco 2 for the Target shares pursuant to the Squeeze-Out Offer;

  (iv)
  Acquisition Costs (up to €150,000,000) due on or after the Completion Date;

  (v)
  the subscription of the Senior Funding Bonds, the proceeds of which are applied for a purpose referred to in paragraph (a)(i), (ii), (iii) or (iv) above; and

  (vi)
  any interest accrued on any Advance (or the Senior Funding Bonds as the case may be) applied for a purpose referred to in paragraph (a)(i), (ii), (iii) or (iv) above and which is payable during the Certain Funds Period;

  "Certain Funds Period" means the period starting on the date of this agreement and ending on:

  (b)
  for Advances for the Acquisition and the refinancing of existing Financial Indebtedness, 10 January 2003;

  (c)
  as to all Advances referred to in paragraph (iv) and (vi) of the definition of "Certain Funds Advances", the earlier of (i) the Completion Date and (ii) cancellation of the Commitments pursuant to clause 4.2 (Failure to Satisfy Initial Conditions Precedent);

  (d)
  for Advances used to fund the Squeeze-Out Offer only, the earlier of:

  (i)
  the date of occurrence of a Squeeze-Out Period Major Default;

  (ii)
  the date on which the Squeeze-Out Offer is completed in accordance with CMF Regulations; and

    (iii)
    the date on which an Advance is drawn into escrow to fund the full amount needed to fund the Squeeze-Out Offer;

  "Certain Funds Period Major Default" means any event specified in clause 4.9(b) (Certain Funds Period);

  "Charged Eligible Receivables" means, in respect of each Borrowing Base Borrower, the Eligible Receivables of such Borrower which are subject to a Receivables Charge together with the Eligible Receivables of any Borrowing Base Chargor which are subject to a Receivables Charge as security for the obligations of the Borrowing Base Borrowers under the Senior Finance Documents;

  "Clean Up Period Major Default" means any event specified in clause 21.4 (Clean Up Period Major Defaults);

  "CMF Regulations" means the "Réglement général du Conseil des Marchés Financiers";

  "COB" means the Commission des Opérations de Bourse;

  "Commercial Report" means the commercial due diligence report in the approved form prepared by AT Kearney in relation to the business of the Target Group and the market in which it operates;

  "Commitment" means, in relation to a Lender, its Term A Commitment and/or its Term B Commitment and/or its Term C Commitment and/or its Bridge Commitment and/or its Borrowing Base Commitment and/or its Revolving Commitment (as applicable);

  "Completion" means completion of the sale and purchase of Target shares owned by the Vendor in accordance with the Sale and Purchase Agreement;

  "Completion Date" means the date on or prior to 20 December 2002 on which Completion takes place;

  "Confidentiality Undertaking" means a confidentiality undertaking substantially in the form set out in Schedule 3 (being substantially in the form of the Loan Markets Association standard confidentiality undertaking);

  "Constitutional Documents" means the constitutional documents of the Parent and each of its Subsidiaries (excluding the Target Group);

  "Contingent Liability" means:

  (a)
  the maximum actual and/or contingent liability of an Issuing Lender under a Bank Guarantee at any time; or

  (b)
  the maximum actual and/or contingent liability of a Lender in relation to a Bank Guarantee at any time under clause 7.4(b) (Indemnities);

  "Contrat de Fiducie" means the fiduciary agreement in the agreed form between the Fiduciant, the Fiduciaire and the Security Agent in relation to Debtco (if it is the Principal Borrower);

  "Controlled Group" means an entity, whether or not incorporated, which is under common control with a Borrower (other than Debtco) within the meaning of section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under section 414 of the IR Code;

  "Corporate Services Agreement" means the agreement, in the agreed form, made (if the High Yield Notes are not issued on or prior to the Completion Date) between Debtco and Holdco 2 relating to certain administrative services to be provided to Debtco;

  "Creditor Accession Deed" has the meaning given to it in the Intercreditor Deed;

  "Debtco Call Option" means the call option agreement in the agreed form between Holdco 2 and New Sub 1;

  "Debtco Documents" means the Contrat de Fiducie, the Corporate Services Agreement, the Waiver Letter, the Debtco Call Option and all other agreements entered into in connection with the management of Debtco while its shares are held by the Fiduciaire;

  "Debtco PECS" means (if High Yield Notes are not issued on or before the Completion Date) the preferred equity certificates issued by Debtco on or before the Completion Date and subscribed by New Sub 1, in the agreed form, the proceeds of which will be used, together with the proceeds of the advance under the Mezzanine Loan Agreement, to purchase the Mezzanine Funding Bonds;

  "Debtco PECS Instrument" means the preferred equity certificate instruments and related documents in the agreed form in relation to the Debtco PECS;

  "Debt Push Advances" means Advances to Debt Push Borrowers arising as contemplated by clause 4.10 (Debt Push);

  "Debt Push Borrowers" means Legrand SA and/or such other Borrowers as the Majority Lenders approve;

  "Debt Push Deed" means a deed in a form drafted by and approved by the legal advisers to the Facility Agent recording the application of monies (or debts) arising from the lending (or assumption) of Debt Push Advances as contemplated by the Debt Push Downs and being structured to avoid and/or minimise to the greatest degree possible any potential daylight credit exposure of the Lenders which may otherwise arise from implementation of the relevant phase of the Debt Push Downs.

  "Debt Push Downs" means the debt push down arrangements as specified in the Debt Push memorandum attached as an exhibit to the Final Deloitte & Touche Structure Memorandum;

  "Default" means an Event of Default or a Potential Event of Default;

  "Deloitte & Touche Accounting Paper" means the paper dated 17 October 2002 (including all annexures, appendices and schedules thereto) in the agreed form prepared by Deloitte & Touche headed "Accounting for TSD1 and Yankee Bonds and related swaps under US GAAP" and which may be relied on by the Finance Parties pursuant to the Deloitte & Touche engagement letter dated 15 July 2002, together with the letter dated 27 November 2002 from PricewaterhouseCoopers to Target in the agreed form concerning such paper;

  "Deloitte & Touche Structure Memoranda" means the Draft Deloitte & Touche Structure Memorandum and, where applicable, the Final Deloitte & Touche Structure Memorandum;

  "Derivative Instrument" means any forward rate agreement, option, swap, cap, floor, any combination or hybrid of the foregoing and any other financial derivative agreement;

  "Disclosure Letter" means the letter (if any) dated on or before the date of this agreement from Bidco 2 to the Facility Agent and the Mezzanine Facility Agent (and countersigned by each of them) which is described on its face as the Facilities Disclosure Letter;

  "Dollars" and "$" mean the lawful currency of the United States of America;

  "Draft Deloitte & Touche Structure Memorandum" means the draft structure memorandum including all annexures, appendices and schedules thereto in the agreed form (and initialled on behalf of the Arrangers and Bidco 2) prepared by Deloitte & Touche and dated on or before the date of this agreement;

  "Drawdown Date" means the date for the making of a Drawing, as specified by the relevant Borrower in the relevant Drawdown Request;

  "Drawdown Request" means a notice requesting an Advance or the issue of a Bank Guarantee in the form set out in part 1 or 2 (as appropriate) of schedule 5;

  "Drawing" means a utilisation by a Borrower of a Facility (other than an Ancillary Facility);

  "EBITDA" has the meaning given to it in clause 20.12 (Financial Definitions);

  "Eligible Receivables" means those Receivables of a relevant Borrowing Base Borrower and/or Borrowing Base Chargor (in the case of a Borrowing Base Chargor not including Receivables charged by it in respect of its own borrowings under the Borrowing Base Facility or those of another Borrowing Base Borrower other than the relevant Borrowing Base Borrower referred to initially in this definition):

  (a)
  in respect of which the relevant goods or services have been supplied;

  (b)
  which are not more than 60 days overdue;

  (c)
  in respect of which the relevant trade debtor is not the subject of any bankruptcy or insolvency proceeding in any jurisdiction;

  (d)
  which are not the subject of a dispute;

  (e)
  which are payable in Euro, Dollars, Sterling, or such other currency as the Facility Agent (acting on the instructions of the Majority Lenders) may agree;

  (f)
  which are owed by persons other than Group Companies;

  (g)
  which arise in the usual course of trade of the relevant Borrowing Base Borrower or Borrowing Base Chargor;

  (h)
  which are owed by a company which is incorporated in an OECD country, or such other country as the Facility Agent (acting on the instructions of the Majority Lenders) may agree;

  (i)
  in respect of which the Finance Parties have or may take a first priority security assignment (or equivalent security) pursuant to a Receivables Charge; and

  (j)
  which in aggregate together with all other Receivables of the Group which comply with paragraphs (a)–(i) above owed by the same person or group of connected persons (and for these purposes a company is deemed to be connected with its Subsidiaries and its Holding Companies whether direct or indirect):

  (i)
  (subject to sub-clause (ii) below) do not result in more than 15 per cent. of total Receivables of the Group being owed by such person or group of connected persons; or

  (ii)
  in the case of Receivables owed by Sonepar and Rexel, do not result in more than 20 per cent. of total Receivables of the Group being owed by each of Sonepar and Rexel;

  "Environment" means any and all living organisms (including man), ecosystems, gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock and all other natural resources or part of such resources, including artificial or man-made buildings, structures or enclosures;

  "Environmental Approval" means any consent required under or in relation to Environmental Laws;

  "Environmental Laws" means all international, European Union, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or guidance notes or regulatory codes of practice, circulars and equivalent controls including judicial interpretation of any of the foregoing which have as a purpose or effect the protection of and/or the prevention of harm or damage to the Environment or which provide remedies or compensation for harm or damage to the Environment or relate to hazardous substances or the protection of health and safety which are in existence now or in the future and are binding at any time on each Group Company in the relevant jurisdiction in which that Group Company has been or is operating (including by the export of its products or its waste to that jurisdiction);

  "Environmental Report" means the environmental report in the approved form prepared by Environ in relation to the Target Group;

  "Equity Documents" means the Constitutional Documents, the Investors' Agreement, the PECS and the PECS Instruments, the Bidco 1 Subordinated Shareholder PIK Instrument, the Vendor Loan Agreement and all other documents entered into pursuant thereto;

  "Equity Investors" means the Original Equity Investors and any assignee or transferee of any interest in the Parent and its Subsidiaries under the Investors' Agreement or of any other rights under any Equity Document;

  "ERISA" means Employee Retirement Income Security Act of 1974 (as amended) and any rule or regulation issued thereunder;

  "EURIBOR" means:

  (a)
  the rate per annum equal to the offered quotation which appears (i) on Telerate Screen page 248 (or any replacement page on that service) or (ii) if no Telerate service is available, any other service which displays an average European Banking Federation Interest Settlement Rate which the Facility Agent, after consultation with the Lenders and Bidco 2, selects ((i) and (ii) together, the "Screen Rate"); or

  (b)
  (if no Screen Rate is available for the Interest Period of that Advance) the arithmetic means of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to lending banks in the European interbank market, at or about 11.00 am (Brussels time) on the applicable Rate Fixing Day for that Advance or overdue amount for a period comparable to its Interest Period in relation to any Advance or overdue amount;

  "Euro" and "€" mean the single currency of Participating Member States of the European Union;

  "Euro Equivalent" means, in relation to an amount denominated in a currency other than Euro, the amount of that currency converted into Euro at the Spot Rate;

  "Euronext" means Euronext Paris, a French société anonyme whose registered offices are at Place de la Bourse, 75002 Paris, whose registered number is 343406732 and which is the entity responsible for operating the official stock exchanges in France;

  "Event of Default" means any event specified in clause 21.1 (List of Events);

  "Excess Cashflow" has the meaning given to it in clause 12.7 (Excess Cashflow);

  "Existing Lender" has the meaning given to it in clause 27.2 (Transfers by Lenders);

  "Facilities" means the Term Facilities, the Borrowing Base Facility, the Revolving Facility and the Ancillary Facilities;

  "Facility Office" means the office through which a Lender is acting for the purposes of this agreement, which, subject to clause 3.2 (Facility Office), will be the office notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, (i) by not less than five Business Days' written notice) as the office through which it will perform its obligations under this agreement where the office is situated in Financial Action Task Force countries, or (ii) with the prior written consent of the Facility Agent, an office through which it will perform its obligations under this agreement situated in non-Financial Action Task Force countries;

  "Fees Letter" means the letter from the Facility Agent and each of the Arrangers to the Parent, Debtco and Bidco 2 dated on or about the date of this agreement setting out details of certain fees payable by the Borrowers in connection with the Facilities;

  "Fiduciaire" means Dexia-Banque Internationale à Luxembourg;

  "Fiduciant" means Holdco 2;

  "Final Deloitte & Touche Structure Memorandum" means the final structure memorandum (including all annexures (including the debt push annex), appendices and schedules thereto) in the agreed form (and which may be relied on by the Finance Parties to their satisfaction) prepared by Deloitte & Touche and dated on or before the Completion Date;

  "Finance Documents" means the Senior Finance Documents and the Mezzanine Finance Documents;

  "Finance Parties" means the Arrangers, each Agent, each Lender, each Ancillary Lender, each Issuing Lender and each Hedging Lender;

  "Financial Indebtedness" means (without double counting) any indebtedness in relation to or arising under or in connection with:

  (a)
  any money borrowed (including any overdraft);

  (b)
  any debenture, bond (other than a performance bond issued in the ordinary course of trading by one Group Company in relation to the obligations of another Group Company), note or loan stock or other similar instrument;

  (c)
  any acceptance or documentary credit;

  (d)
  any receivable sold or discounted (otherwise than on a non-recourse basis) up to the amount of the recourse;

  (e)
  the purchase price of any asset or service to the extent payable by a Group Company after the time of sale or delivery to a Group Company, where the deferred payment is:

  (i)
  arranged as a method of raising finance; or

  (ii)
  paid more than six months after the sale or delivery date;

  (f)
  the sale price of any asset or service to the extent paid to a Group Company before the time of sale or delivery by the Group Company liable to effect that sale or delivery, where the advance payment is arranged as a method of raising finance;

  (g)
  the aggregate amount of the assets and liabilities (calculated on the basis of the Approved Accounting Principles) arising under the TSDI Instruments on a net basis;

  (h)
  any lease, hire purchase agreement, credit sale or conditional sale agreement in each case which would be treated as financial liabilities in accordance with Approved Accounting Principles;

  (i)
  the aggregate amount of Derivative Instruments (on a net basis in the case of Derivative Instruments related to the TSDIs only) to the extent treated as liabilities under the Approved Accounting Principles;

  (j)
  any amount payable by any Group Company in relation to the redemption or repurchase of any share capital or other securities issued by it or any other Group Company, other than amounts payable to an Obligor;

  (k)
  any amount raised under any other transaction having the commercial effect of a borrowing; or

  (l)
  any guarantee of indebtedness of any person of a type referred to in paragraphs (a) to (j) (inclusive) above;

  (m)
  any indebtedness of any person of a type referred to in paragraphs (a) to (k) (inclusive) above as to which a Group Company has provided security over its assets (regardless of whether such Group Company assumes the obligations of such person in relation to such indebtedness);

  "Financial Projections" means the financial projections and forecast for the business of the Target Group in the agreed form prepared by the management of the Target on a basis consistent with the Approved Accounting Principles;

  "Financial Year" means the period of 12 months ending on 31 December in each year;

  "Frenchco" means Winbond SNC, a company incorporated in France;

  "French GAAP" means accounting principles, standards and practices generally accepted from time to time in the Republic of France;

  "Funding Bonds Documents" means the Senior Funding Bonds Documents, the Mezzanine Funding Bonds Documents and the High Yield Notes Funding Bonds Documents;

  "Funding Bonds" means the Senior Funding Bonds, the Mezzanine Funding Bonds and the High Yield Notes Funding Bonds;

  "Funding Bonds Guarantees" means the Senior Funding Bonds Guarantee and the Mezzanine Funding Bonds Guarantee;

  "Funding Bonds Guarantors" means the Group Companies identified as guarantors of the relevant Funding Bonds in a schedule attached thereto and each other Group Company which becomes a Funding Bonds Guarantor under and in accordance with the relevant Funding Bonds Guarantees;

  "Gibco" means a company to be incorporated in Gibraltar and which at the Completion Date will be a wholly owned Subsidiary of the Parent;

  "Group" means Bidco 1 and its Subsidiaries from time to time;

  "Group Company" means a member of the Group;

  "Guarantors" means the Group Companies listed in part 2 of schedule 2 and each other Group Company which becomes a guarantor under this agreement in accordance with clause 18.3 (Additional Guarantors), including those entities listed in part 4 of schedule 2 as of the Completion Date;

  "Hedging Agreements" means Derivative Instruments entered into with one or more Hedging Lenders on or after the Completion Date for the purpose of managing or hedging currency and/or interest rate risk in relation to the Term Facilities and following the Completion Date, the TSDIs and the Long Term Notes;

  "Hedging Lender" means a Lender (or an Affiliate of a Lender) in its capacity as provider of currency and/or interest rate hedging under any Hedging Agreement (but excluding Credit Suisse First Boston or JP Morgan in their capacities as swap counterparties under the existing Derivative Instruments comprising part of the TSDI Instruments and/or relating to the Long Term Notes);

  "High Yield Notes" means the senior notes to be denominated in Euros and/or US dollars, issued or to be issued by Bidco 1 the proceeds of which are used solely to pay High Yield Notes Costs and to subscribe for the High Yield Notes Funding Bonds in accordance with the provisions of the Intercreditor Deed;

  "High Yield Notes Costs" means legal fees, accountancy fees, arrangement fees, underwriting fees and discounts, printer fees, stock exchange listing fees, trustee fees, roadshow fees and all other fees, costs, taxes and expenses incurred for the purposes of and/or in connection with the offer, sale, issuance and/or entering into of High Yield Notes Documents, including with respect to any exchange offer required thereunder;

  "High Yield Notes Documents" means the High Yield Notes and each related trust deed or indenture, the High Yield Notes Funding Bond Assignment Agreement, the High Yield Notes Escrow Agreement and ancillary documents entered into in connection therewith;

  "High Yield Notes Escrow Agreement" means (if the High Yield Notes are issued before the Completion Date) an escrow agreement between the trustee for the High Yield Notes and Bidco 1 pursuant to which proceeds from the issue of the High Yield Notes are held pending Completion;

  "High Yield Notes Funding Bond Assignment Agreement" means an agreement, in the form to be agreed between Bidco 1 and the trustee in respect of the High Yield Notes, whereby Bidco 1 assigns by way of security or pledge to the trustee in respect of the High Yield Notes (for and on behalf of the holders of the High Yield Notes) its right to receive payment under certain circumstances in respect of a portion of the High Yield Notes Funding Bonds;

  "High Yield Notes Funding Bonds" means the unsecured bonds (or loan) denominated in Euros and/or US dollars in the form to be agreed between Bidco 1, Bidco 2 and the trustee in respect of the HighYield Notes, in the case of bonds, to be issued by Bidco 2 on (or about) the date High Yield Notes are issued and subscribed for by Bidco 1 or, in the case of a loan, pursuant to which Bidco 1 will make a loan to Bidco 2 on (or around) the date on which the High Yield Notes are issued;

  "High Yield Notes Funding Bondholders" means each creditor in respect of the High Yield Notes Funding Bonds;

  "High Yield Notes Funding Bonds Documents" means the High Yield Notes Funding Bonds and related subscription agreement and ancillary documents;

  "Holdcos" means:

  (a)
  the Parent;

  (b)
  Holdco 2;

  (c)
  Bidco 1;

  (d)
  Bidco 2;

  (e)
  Debtco;

  (f)
  New Sub 1; and

  (g)
  (following Completion) Target;

  "Holdco 2" means Lumina Participation SARL, a company incorporated in Luxembourg which (at the date of this agreement) is a wholly owned Subsidiary of the Parent;

  "Holdco Structure Chart" means a corporate structure chart in respect of the Holdcos prepared, and initialled, on behalf of Bidco 2;

  "Holding Company" means in relation to any body corporate, any other body corporate of which it is a Subsidiary;

  "IAS" means the international accounting standards promulgated from time to time by the International Accounting Standards Board;

  "Information Document" means the document comprising a list of all Material Subsidiaries as at the date of such document and including:

  (a)
  corporate details and shareholders of each Material Subsidiary and its direct Subsidiaries which hold material assets;

  (b)
  a corporate structure chart for the Group;

  (c)
  details of certain bank accounts maintained by each Material Subsidiary which is to give security over bank accounts in accordance with the Agreed Security Principles; and

  (d)
  a funds flow showing the movements of funds, making of loans and subscriptions for shares involving the Group which will take place on the Completion Date and showing the aggregate amount of capital leases remaining outstanding and other Financial Indebtedness to be repaid on or after the Completion Date;

  (e)
  a schedule of Acquisition Costs;

  "Insurance Report" means the insurance report in the approved form prepared by Marsh in relation to the Target Group;

  "Intellectual Property" means the Intellectual Property Rights owned or used by Group Companies throughout the world or the interests of any Group Company in any of those Intellectual Property Rights, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any Group Company relating to the use or exploitation of any of those Intellectual Property Rights;

  "Intellectual Property Rights" means all patents and patent applications, trade and service marks and trade and service mark applications (and all goodwill associated with any such registrations and applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all inventions, all trade secrets, all know-how and all other intellectual property rights throughout the world;

  "Intercreditor Deed" means the intercreditor deed in the agreed form and entered into by, amongst others, each of the parties to the Finance Documents;

  "Interest Period" means a period by reference to which interest is calculated and payable on an Advance or overdue amount;

  "Investors' Agreement" means the shareholders' agreement in the agreed form between the Parent and shareholders of the Parent;

  "IR Code" means the US Internal Revenue Code of 1986, as amended;

  "Issuing Lender" means any Lender in its capacity as issuer of a Bank Guarantee;

  "Legal Reports" means:

  (a)
  the legal report in the approved form prepared by Linklaters in relation to the Target Group; and

  (b)
  the legal report prepared by Simpson Thacher & Bartlett in relation to the US law considerations affecting the Target Group;

  "Lenders" means the Term A Lenders, the Term B Lenders, the Term C Lenders, the Borrowing Base Lenders, the Bridge Lenders and the Revolving Lenders;

  "LIBOR" means, in relation to any Advance or overdue amount:

  (a)
  the rate per annum equal to the offered quotation which appears (i) on Telerate Screen page 3750 or (as appropriate) 3740 (or any replacement pages on that service) or (ii) if no Telerate service is available, on any other service which displays an average British Bankers Association Interest Settlement Rate for the relevant currency which the Facility Agent, after consultation with the Lenders and Bidco 2, selects ((i) and (ii) together, the "Screen Rate"); or

  (b)
  (if no Screen Rate is available for the Interest Period of the Advance) the arithmetic mean of the Rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to lending banks in the London interbank market;

  at or about 11.00 am on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount for a period comparable to its Interest Period.

  "Long Term Notes" means the 8.5 per cent. debentures in the principal amount of $400,000,000 issued by Legrand SA on 14 February 1995 and due 15 February 2025;

  "Major Default Obligor" means each of Debtco so long as it is the Principal Borrower, Bidco 2, the Parent, Holdco 2, Bidco 1 until and including the Completion Date and any Obligor thereafter;

  "Majority Lenders" means, at any time:

  (a)
  Lenders whose aggregate Commitments at that time aggregate more than 66 2/3 per cent. of the Total Commitments at that time; or

  (b)
  if the Total Commitments have at that time been reduced to zero, Lenders whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the relevant reduction;

  "Management Accounting Period" means each period of one calendar month or of four or five weeks adopted by Bidco 1 for the purpose of its management accounts;

  "Mandatory Cost" means the percentage rate per annum calculated by the Facility Agent in accordance with schedule 8 (Mandatory Cost Formulae);

  "Margin" means:

  (a)
  in relation to the Term A Facility, 2.25 per cent. per annum, subject to clause 8.6 (Margin Adjustment);

  (b)
  in relation to the Term B Facility, 2.75 per cent. per annum, subject to clause 8.6 (Margin Adjustment);

  (c)
  in relation to the Term C Facility, 3.25 per cent. per annum;

  (d)
  in relation to the Bridge Facility, 2.25 per cent. per annum;

  (e)
  in relation to the Borrowing Base Facility, 2.25 per cent. per annum, subject to clause 8.6 (Margin Adjustment); and

  (f)
  in relation to the Revolving Facility, 2.25 per cent. per annum, subject to clause 8.6 (Margin Adjustment);

  "Material Adverse Effect" means:

  (a)
  on or prior to the Completion Date:

  (i)
  the occurrence at any time during the period from the date of this agreement to the Completion Date of any facts or events (other than the deterioration in the economy generally) which, individually or in the aggregate, have or would reasonably be expected to have a material adverse effect on the financial condition, turnover, results, assets, property, business or long term prospects of the Target and its Subsidiaries, taken as a whole; or

  (ii)
  the occurrence at any time on or prior to the Completion Date of a material adverse change or deterioration in financial, banking or capital markets conditions such that the syndication of two thirds (or any part thereof) of the Facilities is or would reasonably be expected to be materially affected.

  (b)
  at any time after the Completion Date, any effect, event or matter which is materially adverse to:

  (i)
  the business or financial condition of Bidco 2 and its Subsidiaries taken as a whole or of the Target and its Subsidiaries taken as a whole; and

  (ii)
  the ability of any Obligor to perform any of its obligations under any Senior Finance Document;

  "Material Agreements" means the TSDI Instruments and all related documents and agreements, the Long Term Notes swap agreements, the 1995 tax correspondence with the tax administration in relation to the TSDI Instruments, the tax rulings in relation to the TSDI Instruments and the 1995 indenture related to the Long Term Notes;

  "Material Intellectual Property" means any Intellectual Property which is material to the business of any Obligor or Material Subsidiary or to the business of the Group as a whole from time to time;

  "Material Subsidiary" means Target, Bticino SpA, Legrand Holding Inc., Legrand SNC, Pass & Seymour Inc., The Wiremold Company, Pammelec SARL, Bticino de Mexico S.A. de C.V., PB Finelectric B.V. and EEI B.V. (each from the Completion Date) and any other Group Company which accounts for five per cent. (calculated on a consolidated basis in the case of Holding Companies) or more of the EBITDA or total sales or gross assets of the Group (and any holding company of such company), the list of which shall be provided to the Facility Agent by Bidco 2 in the Information Document and thereafter in accordance with the provisions of clause 20.2(i) (Identification of Material Subsidiaries);

  "Maturity Date" means the last day of an Interest Period for a Revolving Advance or a Borrowing Base Advance;

  "Mezzanine Finance Documents" has the meaning given to it in the Mezzanine Loan Agreement;

  "Mezzanine Funding Bonds" means (if High Yield Notes are not issued on or before the Completion Date) the bonds in the agreed form issued by Bidco 2 which are guaranteed and secured by the relevant Funding Bond Guarantors and subscribed for by Debtco on (or around) the Completion Date in an aggregate principal amount of €(1,756,244,500) being the aggregate principal amount of the amount advanced under the Mezzanine Loan Agreement and the Debtco PECS;

  "Mezzanine Funding Bonds Documents" means the Mezzanine Funding Bonds, the Mezzanine Funding Bonds Guarantee, the BSA and the Warrantholders' Agreement and related subscription agreement, security documents and ancillary documents (including fees letters (if any));

  "Mezzanine Funding Bonds Guarantee" means any guarantee granted by a Funding Bonds Guarantor in respect of the Mezzanine Funding Bonds;

  "Mezzanine Lenders" has the meaning given to it in the Mezzanine Loan Agreement;

  "Mezzanine Loan Agreement" means the mezzanine loan agreement in the agreed form dated on or about the date of this agreement between Debtco as borrower, the covenantors named in that agreement, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland Plc, as mandated joint lead arrangers, the lenders named in that agreement and Credit Suisse First Boston as facility agent and The Royal Bank of Scotland Plc as security agent pursuant to which the lenders thereunder have agreed to make available to Debtco a term loan of €600,000,000;

        "Mezzanine Security Documents"    has the meaning given to it in the Mezzanine Loan Agreement;

  "Monthly Accounts" means the monthly consolidated management accounts of the Group delivered or to be delivered to the Facility Agent under clause 20.10(c)(iii) (Financial Statements);

  "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA;

  "Net Interest" has the meaning given to it in clause 20.12 (Financial Definitions);

  "Net Proceeds" means the aggregate cash consideration received by any Group Company in relation to the disposal of all or any part of the assets of any Group Company but after deducting:

  (a)
  all Taxes paid or Taxes reasonably estimated to be payable;

  (b)
  fees, costs and expenses reasonably incurred by continuing Group Companies in connection with that disposal;

  (c)
  amounts due to third party minority Shareholders;

  (d)
  the amount of any reserve established in accordance with Approved Accounting Principles against any liabilities of continuing Group Companies associated with such disposal, provided that the amount of any subsequent reduction of such reserve (other than a payment in respect of such liability) shall be deemed to be Net Proceeds; and

  (e)
  the amount of any Financial Indebtedness (other than Financial Indebtedness under the Finance Documents) secured by a Security Interest on the assets disposed of to the extent that the contract evidencing such Financial Indebtedness requires such Financial Indebtedness to be repaid upon consummation of such disposal (provided that such Financial Indebtedness and Security Interests were permitted under the terms of this Agreement);

  "New Lender" has the meaning given to it in clause 27.2(a) (Transfers by Lenders);

  "New Sub 1" means a company to be incorporated in Luxembourg and which at the Completion Date will be a wholly owned Subsidiary of the Parent except for one share owned by New Sub 1 GP;

  "New Sub 1 GP" means a company to be incorporated in the Cayman Islands which will be the general partner of New Sub 1;

  "New Sub 1 PECS" means the preferred equity certificates in the agreed form issued by New Sub 1 on or before the Completion Date and subscribed by Gibco and by Frenchco on or before the Completion Date;

  "New Sub 1 PECS Instrument" means the preferred equity certificate instruments and related documents in the agreed form in relation to the New Sub 1 PECS;

  "Niko Put Option" means the agreement in the agreed form between Legrand SA and the Vendor in relation to the purchase by the Vendor of the shares of Rocky Mountain S.A. or Andhers N.V.;

  "Obligors" means each Borrower and each Guarantor;

  "OECD" means the Organisation for Economic Co-operation and Development;

  "Offer Documents" means the lettre de dépot de l'offre, the notice of registration of the Price Guarantee Offer or the Buy-Back Offer (as the case may be) (avis de dépot de l'offre), the notice of acceptance of the Price Guarantee Offer or the Buy-Back Offer (as the case may be) by CMF (avis de recevabilité de l'offre), and the offering memorandum (note d'information) to be approved by the COB made by Bidco 2 in connection with the Price Guarantee Offer or the Buy-Back Offer (as the case may be) in relation to the Squeeze-Out Offer;

  "Operating Budget" means a budget, comprising a projected profit and loss account and main cashflow items including projected Capital Expenditure, Restructuring Costs and Working Capital requirements (and for Financial Years commencing 1 January 2004 onwards, including projected balance sheet and projected cashflow statements (including details of projected Capital Expenditure and Restructuring Costs)), each in a form consistent with the Approved Accounting Principles for the Group for a Financial Year, delivered under clause 20.10 (Information and Accounting Undertakings);

  "Optional Currencies" means Dollars, Sterling and any other currency which the Facility Agent agrees and has confirmed to Bidco 2 is freely available in the London foreign exchange market;

  "Original Audited Accounts" means the annual audited accounts of the Target Group for the Financial Year ending 31 December 2001;

  "Original Equity Investors" means Kohlberg Kravis Roberts & Co. LP, Wendel Investissement, and any affiliated entity thereof and funds advised or managed directly or indirectly by any of them (and for the avoidance of doubt excluding Lumina Financing 2 SCA);

  "Original Euro Amount" means:

  (a)
  in the case of a Drawing in Euro, the principal amount of that Drawing; or

  (b)
  in the case of a Drawing in an Optional Currency, the Euro Equivalent of the principal amount of that Drawing calculated two Business Days before its Drawdown Date;

  "Original Management Accounts" means consolidated management accounts of the Target Group for the Management Accounting Period ending 30 June 2002;

  "Parent" means Lumina Parent SARL;

  "Parent PECS" means the preferred equity certificates in the agreed form issued by the Parent on or before the Completion Date and subscribed directly or indirectly by the Equity Investors;

  "Parent PECS Instrument" means the preferred equity certificates instrument and related documentation in the agreed form in relation to the Parent PECS;

  "Participating Member States" has the meaning given to it in council Regulation EC No. 1103/97 of 17 June 1997 made under Article 235 of the Treaty on European Union;

  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto;

  "PECS" means the Debtco PECS, the Parent PECS and the New Sub 1 PECS;

  "PECS Instruments" means the Debtco PECS Instrument, the Parent PECS Instrument and the New Sub 1 PECS Instrument;

  "Plan" means an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IR Code maintained by or contributed to by any Borrower or Guarantor or any member of the Group;

  "Potential Event of Default" means an event which, with the giving of notice, the expiry of any grace period, the making of any determination under the Finance Documents or the fulfilment of any other condition under the Finance Documents would reasonably be expected to constitute an Event of Default;

  "Presenting Banks" means the banks which file the Offer Documents with the Conseil de Marchés Financier in respect of the Squeeze-Out Offer;

  "Price Guarantee Offer" means a garantie de cours carried out by Bidco 2 in respect of the shares in Target;

  "Principal Borrower" means Debtco, unless the High Yield Notes are issued on or before the Completion Date in which case it shall be Bidco 2;

  "Put Option and Call Agreements" means the Schneider Put and Call Agreement and the Niko Put Option;

  "Qualifying Lender" means, for the purposes of any Drawing by a Borrower, a person which:

  (a)
  is a resident of the jurisdiction of residence of that Borrower or is participating in that Drawing through a branch, agency or Affiliate in the jurisdiction of residence of that Borrower; or

  (b)
  is resident in a country with which the jurisdiction of residence of the Borrower has an appropriate double taxation treaty which, under its terms, provides for full relief from applicable income and withholding taxes in that jurisdiction in respect of interest payable under this agreement to that person (or would provide such relief if all necessary claims under the treaty were made); or

  (c)
  is able to benefit from full withholding tax exemption under the terms of the domestic law of that Borrower (including article 131 quater of the French General Tax Code);

  "Quarterly Accounts" means the quarterly consolidated management accounts of the Group delivered or to be delivered to the Facility Agent under clause 20.10(c)(ii) (Financial Statements);

  "Rate Fixing Day" means the day which market practice in the applicable interbank market treats as the rate fixing day for obtaining deposits in the currency in question;

  "Receivables" means, at any time, the unpaid portion of the obligations of any trade debtor in respect of the supply of goods and services;

  "Receivables Charge" means any valid first ranking security assignment, assignment agreement, pledge or other Security Interest in respect of Receivables, in each case in a form acceptable to the Security Agent (acting reasonably) executed in favour of the Security Agent;

  "Reference Banks" means, in relation to LIBOR and Mandatory Cost, the principal London Offices of HSBC, Royal Bank of Scotland Plc and Lloyds TSB Plc and, in relation to EURIBOR, the principal office in Paris of HSBC CCF, Société Générale and BNP Paribas or such other banks as may be appointed by the Facility Agent in consultation with Bidco 2;

  "Repayment Dates" means each date on which an instalment is due for repayment under clause 11.1 (Term Advances), the Term A Final Repayment Date, the Term B Final Repayment Date, the Term C Final Repayment Date, the Bridge Repayment Date, the Borrowing Base Repayment Date and the Revolving Facility Repayment Date;

  "Reportable Event" means a reportable event as defined in Section 4043(c) of ERISA and the regulations issued under such Section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure by a Single Employer Plan to meet the minimum funding standard of Section 412 of the IR Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the IR Code;

  "Reports" means the Accountants' Report, the Commercial Report, the Environmental Report, the Insurance Report, the Legal Reports and the Vendor Report;

  "Reservations" means the principle that certain equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable limitation acts and the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons;

  "Restricted Country" means, at any particular time, a country with a credit rating with Standard and Poor's Ratings Services of BB+ or lower;

  "Restructuring" includes, in accordance with the Approved Accounting Principles, employee relocation, retraining, severance and termination, the elimination and reduction of product lines, consolidation or relocation of plant and facilities and other similar items in respect of the Target Group;

  "Restructuring Costs" means costs paid in cash related to Restructuring (including those which have previously been reserved);

  "Restructuring Provisions" means provisions related to Restructuring;

  "Revolving Advance" means the principal amount of each advance made or to be made under the Revolving Facility, as reduced from time to time by repayment or prepayment;

  "Revolving Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Revolving Commitment" in schedule 1 and the amount of any other Revolving Commitment transferred to it under this agreement; or

  (b)
  in relation to any other Lender, the amount of any Revolving Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Revolving Facility" means the revolving credit facility made available by the Revolving Lenders under clause 2.1(f) (Facilities) part of the commitment in respect of which may be used instead to provide Ancillary Facilities in accordance with clause 6 (Ancillary Facilities);

  "Revolving Facility Repayment Date" means the date falling seven years after the Completion Date;

  "Revolving Lenders" means:

  (a)
  the persons identified in schedule 1 as participating in the Revolving Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Revolving Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Revolving Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Revolving Facility have been paid in full;

  "Rexel" means Rexel S.A., a French société anonyme, with registered number 672010768 RCS Paris, and its affiliates;

  "Sale and Purchase Agreement" means the agreement in the agreed form dated on or around the date of this agreement relating to the acquisition of the shares of Target owned by the Vendor and made between, amongst others, the Parent as purchaser (which substitutes Bidco 2) and the Vendor as seller;

  "Schneider Put and Call Agreement" means the agreement in the agreed form between Bidco 2 and the Vendor in relation to the purchase by Bidco 2 of shares in the Target held by the Vendor pursuant to its undertaking to certain of option holders of Target;

  "Security Completion Timetable" means the timetable for the execution and delivery and perfection of Security Documents and (as relevant) Accession Documents as Guarantors in the agreed form referred to in paragraph 11 of Part 2 of Schedule 4 subject to such minor amendments as Bidco 2 and the Facility Agent may agree in writing;

  "Security Documents" means each of the security documents specified in the Agreed Security Principles and all other documents creating, evidencing or granting a Security Interest in favour of any Finance Party in relation to the obligations of any Obligor under any Senior Finance Document and in accordance with the Agreed Security Principles;

  "Security Interest" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, any other security interest or any other agreement or arrangement (including a sale and repurchase arrangement) having the commercial effect of conferring security;

  "Senior Finance Documents" means this agreement, each Security Document, the Debtco Documents, the Intercreditor Deed, each Hedging Agreement, each Ancillary Document, the Disclosure Letter, the Senior Funding Bonds Documents, each Accession Document, each Transfer Certificate, the Fees Letter, the Agreed Security Principles and any other document designated as a Senior Finance Document by Bidco 2 and the Facility Agent;

  "Senior Funding Bonds" means (if High Yield Notes are not issued on or before the Completion Date) the bonds in the agreed form issued by Bidco 2 which are guaranteed and secured by the Funding Bonds Guarantors and subscribed for by Debtco on (or around) the Completion Date in an aggregate principal amount of €1,335,000,000 (or such other amount as the Lenders may agree);

  "Senior Funding Bonds Documents" means the Senior Funding Bonds, the Senior Funding Bonds Guarantee, and related subscription agreement, security documents and ancillary documents (including fees letters (if any));

  "Senior Funding Bonds Guarantee" means any guarantee granted by a Funding Bonds Guarantor in respect of the Senior Funding Bonds;

  "Single Employer Plan" means any Plan that is a "defined benefit plan" within the meaning of Section 3(35) of ERISA (other than a Multiemployer Plan);

  "Sonepar" means Sonepar S.A., a French société anonyme with registered number 585580202 RCS Paris, and its affiliates;

  "Spot Rate" means the spot rate of exchange of the Facility Agent (as determined by the Facility Agent) for the purchase of Euro with the appropriate amount of a currency in the London foreign exchange market in the ordinary course of business at or about 10.00 am on the day in question for delivery two Business Days later;

  "SPVs" means Signal Financial Corporation Limited, Watt Limited, Light Financial Corporation Limited and Fuse Limited, being parties to certain of the TSDI Instruments;

  "Squeeze-Out Offer" means the Buy-Back Offer and the Price Guarantee Offer;

  "Squeeze-Out Period Major Default" means any event specified in clause 4.5(b) (Additional Conditions Precedent in respect of the Advance to fund the Squeeze-Out Offer);

  "Sterling" and "£" means the lawful currency of the United Kingdom;

  "Subsidiary" means an entity (including a partnership) of which another entity (including a partnership) has from time to time direct or indirect control (as defined in article L.233.3 of the French Commercial Code (as in force at the date of this agreement));

  "Syndication Memorandum" has the meaning given to it in clause 3.4(a)(i) (Syndication);

  "Target" means Legrand SA, a French société anonyme whose registered office is at 128 avenue de Maréchal de Lattre de Tassigny, 87000 Limoges, France and whose registered number is 758501001, RCS Limoges;

  "TARGET Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system is operating;

  "Target Group" means Target and all its Subsidiaries;

  "Taxes" means all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings (wherever imposed) and any charges in the nature of taxation together with interest thereon and penalties and fines in relation thereto, if any, and any payments made on or in relation thereto and "Taxation" shall be construed accordingly;

  "Term Advances" means the Term A Advances, the Term B Advances, the Term C Advances and the Bridge Advances;

  "Term A Advances" means the principal amount of the advances made or to be made under the Term A Facility, as reduced from time to time by repayment or prepayment;

  "Term A Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term A Commitment" in schedule 1 and the amount of any other Term A Commitment transferred to it under this agreement; or

  (b)
  in relation to any other Lender, the amount of any Term A Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Term A Facility" means the term loan facility made available by the Term A Lenders under clause 2.1(a) (Facilities);

  "Term A Final Repayment Date" means the date falling 7 years after the Completion Date;

  "Term A Lenders" means:

  (a)
  the parties identified in schedule 1 as participating in the Term A Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Term A Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Term A Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term A Facility have been paid in full;

  "Term B Advances" means the principal amount of the advances made or to be made under the Term B Facility, as reduced from time to time by repayment or prepayment;

  "Term B Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term B Commitment" in schedule 1 and the amount of any other Term B Commitment transferred to it under this agreement; or

  (b)
  in relation to any other Lender, the amount of any Term B Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Term B Facility" means the term loan facility made available by the Term B Lenders under clauses 2.1(b) (Facilities);

  "Term B Final Repayment Date" means the date falling 8 years after the Completion Date;

  "Term B Lenders" means:

  (a)
  the persons identified in schedule 1 as participating in the Term B Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Term B Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Term B Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term B Facility have been paid in full;

  "Term C Advances" means the principal amount of the advances made or to be made under the Term C Facility, as reduced from time to time by repayment or prepayment;

  "Term C Commitment" means:

  (a)
  in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term C Commitment" in schedule 1 and the amount of any other Term C Commitment transferred to it under this agreement; or

  (b)
  in relation to any other Lender, the amount of any Term C Commitment transferred to it under this agreement,

  to the extent not cancelled, reduced or transferred by it under this agreement;

  "Term C Facility" means the term loan facility made available by the Term C Lenders under clause 2.1(c) (Facilities);

  "Term C Final Repayment Date" means the date falling 9 years after the Completion Date;

  "Term C Lenders" means:

  (a)
  the persons identified in schedule 1 as participating in the Term C Facility; and

  (b)
  each New Lender which has become a party to this agreement in relation to the Term C Facility in accordance with clause 27 (Changes to Parties),

  in each case until its entire participation in the Term C Facility has been assigned or transferred to a New Lender in accordance with clause 27 (Changes to Parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term C Facility have been paid in full;

  "Term Commitments" means the Term A Commitments, the Term B Commitments, the Term C Commitments and the Bridge Commitments;

  "Term Facilities" means the Term A Facility, the Term B Facility, the Term C Facility and the Bridge Facility;

  "Total Available Borrowing Base Commitments" means the aggregate of all the Available Borrowing Base Commitments at any time;

  "Total Available Revolving Commitments" means the aggregate of all the Available Revolving Commitments at any time;

  "Total Commitments" means the aggregate of all the Commitments at any time;

  "Total Debt Service" has the meaning given to it in clause 20.12 (Financial Definitions);

  "Transaction Documents" means the Finance Documents, the Funding Bonds Documents, the Equity Documents and the Acquisition Documents;

  "Transfer Certificate" means a certificate substantially in the form set out in schedule 6 or in such other form as the parties may agree;

  "Trapped Cash" means all cash of Group Companies which cannot be made available on or prior to the Completion Date for the purposes of repaying Financial Indebtedness of the Target Group on the Completion Date;

  "Trustee" means Salustro Reydel Management, acting as trustee in relation to the Target;

  "TSDIs" means the four series of subordinated perpetual notes (titres subordonnés à durée indéterminée) issued by Target (i) in December 1990 in an amount of FRF3,000,000,000 bearing interest at PIBOR plus 0.65 per cent. per annum, (ii) in March 1992 in an amount of FRF1,625,000,000 bearing interest at PIBOR plus 0.75 per cent. per annum, (iii) in March 1992 in an amount of FRF275,000,000 bearing interest at 9.801 per cent. per annum and (iv) in March 1992 in an amount of FRF100,000,000 bearing interest at 9.801 per cent. per annum, in each case as subsequently repackaged and concerning series (i) and (ii) as restructured in December 1995;

  "TSDI Instruments" means the TSDIs, any issue agreement, any subscription agreement, any deposit agreement, any forward sale contract, any agreement on the waiver of interest and any agreement for the purpose of the transfer of rights or claims, any escrow agreement, any security agreement, any loan agreement, any call option agreement, any Derivative Instruments or mirror Derivative Instruments relating to the latter, in all cases in relation to the TSDIs, as well as any agreement relating to the repackaging or to the restructuring of the TSDIs;

  "TSDI Prepayment Account" means the interest bearing account with the Facility Agent at its Paris branch or with any counterparty to a Derivative Instrument relating to the TSDIs to which the proceeds of a Term B Advance and/or Term C Advance and/or Bridge Advance is or will be credited for the purposes of making payments under the TSDIs or under the Derivative Instruments relating thereto or for the purposes of providing cash collateral in relation to Derivative Instruments relating to the TSDIs and (in the case of accounts with Derivative Instrument counterparties to the extent not charged to the relevant counterparty and unless prohibited to be charged by the relevant counterparty) over which the Security Agent has a first priority Security Interest under the Security Documents;

  "Unfunded Liabilities" means the amount (if any) by which the present value of all nonforfeitable benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plans using applicable PBGC plan termination actuarial assumptions;

  "US Obligor" means an Obligor organised under the laws of any State of the United States of America or the District of Columbia;

  "US GAAP" means accounting principles, standards and practices generally accepted from time to time in the United States of America;

  "Vendor" means Schneider Electric S.A.;

  "Vendor Loan Agreement" means the €150,000,000 loan agreement in the agreed form dated on or before the Completion Date between the Vendor (as lender) and New Sub 1 (as borrower);

  "Vendor Report" means the report in the approved form prepared by PricewaterhouseCoopers in relation to the Target Group;

  "Waiver Letter" means the agreement between the Finance Parties, the Fiduciare, Debtco, Parent, Holdco 2, Bidco 1 and Bidco 2 providing for certain indemnities and waiving certain claims in relation to Debtco;

  "Warrantholders' Agreement" has the meaning given to it in the Mezzanine Loan Agreement.

1.2   Construction

  In this agreement, unless a contrary intention appears, a reference to:

  (a)
  a document being "in the agreed form" means in a form agreed between Bidco 2 and the Facility Agent and (prior to the Completion Date) the Arrangers;

  (b)
  an "agreement" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

  (c)
  an "amendment" includes any amendment, supplement, variation, novation, modification, replacement or restatement and "amend", "amending" and "amended" shall be construed accordingly;

  (d)
  a Report being in the "approved form" means a Report the scope and content of which has been approved by the Arrangers, which is addressed to (and can be relied on by) the Finance Parties from time to time;

  (e)
  "assets" includes property, business, undertaking and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

  (f)
  a "consent" includes an authorisation, approval, exemption, licence, order, permission or waiver;

  (g)
  a "filing" includes any filing, registration, recording or notice;

  (h)
  a "guarantee" includes:

  (i)
  an indemnity; and

  (ii)
  any other obligation (whatever called) of any person:

  (A)
  to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

  (B)
  to be responsible for the performance of any obligations by or the solvency of any other person,

    and "guaranteed" and "guarantor" shall be construed accordingly;

  (i)
  "including" means including without limitation and "includes" and "included" shall be construed accordingly;

  (j)
  "indebtedness" includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

  (k)
  "losses" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and "loss" shall be construed accordingly;

  (l)
  a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (i)
  if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

  (ii)
  if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month, and references to "months" shall be construed accordingly;

  (m)
  a "person" includes any person, individual, firm, company, corporation, partnership, limited liability company, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing;

  (n)
  a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation; and

  (o)
  the "winding-up" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which that person is incorporated, registered, established or carries on business or to which that person is subject.

1.3   Other References

  In this agreement, unless a contrary intention appears:

  (a)
  a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

  (b)
  references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

  (c)
  a reference to (or to any specified provision of) any agreement or document (including the Senior Finance Documents) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time;

  (d)
  a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

  (e)
  a time of day is a reference to London time;

  (f)
  the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement;

  (g)
  words importing the plural shall include the singular and vice versa; and

  (h)
  a reference to a bank account being with the Facility Agent or the Security Agent shall, for so long as Royal Bank of Scotland Plc is the Facility Agent and/or Security Agent, be construed either as a bank account with Royal Bank of Scotland Plc or, at the election of Royal Bank of Scotland Plc, a Royal Bank of Scotland Plc account with Société Générale.

1.4   Cash Cover

  (a)
  If a Borrower is obliged under this agreement or any Ancillary Facility Letter to repay or prepay or provide cash cover in relation to any contingent liability under a Bank Guarantee or an Ancillary Facility, that Borrower shall, on the date for that repayment, prepayment or provision of cash cover:

  (i)
  by agreement with the relevant beneficiary, reduce that contingent liability by the relevant amount; or

  (ii)
  pay the relevant amount to the credit of a Cash Collateral Account.

  (b)
  Any amounts standing to the credit of any Cash Collateral Account shall bear interest at the rate normally offered to corporate depositors on similar deposits by the Finance Party with which that account is held.

1.5   Currency Conversion

  For the purposes of the Senior Finance Documents (other than clauses 20.11 (Financial Covenants) to 20.13 (Calculation) (inclusive)), if a Euro amount needs to be determined, any amount which is denominated in a currency other than Euro will be converted into Euro using the Spot Rate on that date.

2.     THE FACILITIES

2.1   Facilities

  Subject to the other provisions of this agreement:

  (a)
  the Term A Lenders agree to make available the Principal Borrower a term loan facility in a maximum aggregate principal amount not exceeding €722,000,000, which shall be available by way of Term A Advances;

  (b)
  the Term B Lenders agree to make available to the Principal Borrower and Additional Borrowers a term loan facility in a maximum aggregate principal amount not exceeding €425,000,000, which shall be available by way of Term B Advances;

  (c)
  the Term C Lenders agree to make available to the Principal Borrower and Additional Borrowers a term loan facility in a maximum aggregate principal amount not exceeding €425,000,000 which shall be available by way of Term C Advances;

  (d)
  the Bridge Lenders agree to make available to Target and/or its Subsidiaries on the Completion Date following in each case their accession as a Borrower of the Bridge Facility in accordance with the provisions of clause 18.1 of this agreement, a term loan facility in a maximum aggregate principal amount not exceeding €100,000,000, which shall be available by way of Bridge Advances;

  (e)
  the Borrowing Base Lenders agree to make available to Target and/or its Subsidiaries on the Completion Date following their accession as a Borrower of the Borrowing Base Facility in accordance with clause 18.1 of this agreement, a receivables borrowing base facility in a maximum aggregate principal amount not exceeding €300,000,000 (or its equivalent in Optional Currencies), which shall be available by way of Borrowing Base Advances; and

  (f)
  the Revolving Lenders agree to make available to Target and/or its Subsidiaries on the Completion Date following their accession as a Borrower of the Revolving Facility in accordance with clause 18.1 of this agreement a revolving credit facility in a maximum aggregate principal amount not exceeding €250,000,000 (or its equivalent in Optional Currencies), which:

  (i)
  shall be available by way of Revolving Advances and Bank Guarantees; and

  (ii)
  may include Ancillary Facilities up to their respective Ancillary Limits.

  (g)
  the Term A Advances, Term B Advances and Term C Advances may be Pushed Down (as defined in clause 4.10 (Debt Push)) from Debtco and Bidco 2 to a Debt Push Borrower in accordance with clause 4.10 (Debt Push).

2.2   Purpose

  (a)
  The proceeds of the Term A Advances (other than the Debt Push Advances) shall be applied, in or towards:

  (i)
  if the High Yield Notes have been issued on or prior to the Completion Date, the consideration for the shares of the Target acquired pursuant to the Sale and Purchase Agreement, paying the Acquisition Costs and the payment for the shares of the Target acquired pursuant to the Squeeze-Out Offer; or

  (ii)
  if the High Yield Notes have not been issued on or prior to the Completion Date, the subscription by Debtco of the Senior Funding Bonds.

    If the High Yield Notes have not been issued on or prior to the Completion Date, Bidco 2 shall apply the proceeds of the Senior Funding Bonds in or towards (A) paying the purchase price for the Target shares pursuant to the Share Purchase Agreement or the Squeeze-Out Offer, and (B) paying Acquisition Costs;

  (b)
  The proceeds of the Term B Advances and Term C Advances (in each case other than the Debt Push Advances) shall be applied in or towards:

  (i)
  if the High Yield Notes have been issued on or prior to the Completion Date, the consideration for the shares of the Target acquired pursuant to the Sale and Purchase Agreement, paying the Acquisition Costs and the payment for the shares of the Target acquired pursuant to the Squeeze-Out Offer;

  (ii)
  if the High Yield Notes have not been issued on or prior to the Completion Date, the subscription by Debtco of the Senior Funding Bonds;

  (iii)
  discharging existing indebtedness of the Target Group; and

  (iv)
  together with Bridge Advances, crediting the TSDI Prepayment Accounts on the Completion Date up to an aggregate amount not exceeding €150,000,000.

    The Borrowers shall not use the Term Advances to fund more than €150,000,000 of Acquisition Costs.

  (c)
  The proceeds of the Bridge Advances shall be applied in or towards:

  (i)
  discharging existing indebtedness of the Target Group; and

  (ii)
  together with Term B Advances and Term C Advances, crediting the TSDI Prepayment Accounts up to an aggregate amount not exceeding €150,000,000.

  (d)
  The proceeds of the Borrowing Base Advances shall be applied in or towards discharging existing indebtedness of the Target Group on the Completion Date and for the working capital and general corporate requirements of Group Companies arising after the Completion Date (excluding any payment of the purchase price for the Target shares or of any Acquisition Costs).

  (e)
  The proceeds of the Revolving Advances and each Bank Guarantee shall be used for the working capital and general corporate requirements of Group Companies arising after or (subject to the Acquisition having completed) on the Completion Date (excluding any payment of the purchase price for the Target shares or of any Acquisition Costs).

  (f)
  The Ancillary Facilities shall be used for the working capital requirements of Group Companies arising on or after the Completion Date (excluding any payment of the purchase price for the Target shares or of any other acquisitions).

  (g)
  No Finance Party shall be obliged to enquire about, or be responsible for, the use or application of amounts borrowed under this agreement.

  (h)
  Each Debt Push Advance will be applied in accordance with the relevant Debt Push Deed and clause 4.10 (Debt Push Down).

  (i)
  A Debt Push Advance which is Pushed Down (as defined in clause 4.10 (Debt Push Advances)) to Legrand SA pursuant to the Debt Push Downs may be applied by Legrand SA in on-lending to Bticino SpA for Bticino SpA's financing requirements, including discharging its Financial Indebtedness obligations to members of the Group of up to €627 million provided the requirements of clause 4.10 (Debt Push Advances) are fulfilled in all respects, in accordance with the relevant Debt Push Deed.

2.3   Bidco 2 as Obligors' Agent

  Each Obligor other than Debtco irrevocably appoints Bidco 2 as its agent for the purpose of:

  (a)
  executing and delivering on its behalf any Accession Document and any other agreement or document capable of being entered into by that Obligor under or in connection with the Senior Finance Documents;

  (b)
  giving and receiving any notice or instruction under or in connection with any Senior Finance Document (including any Drawdown Request);

  (c)
  agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Senior Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facilities); and

  (d)
  taking such other action as may be necessary or desirable under or in connection with the Senior Finance Documents.

2.4   Transfer of Debtco's Rights and Obligations to Bidco 2

  If at any time following the repayment of all amounts due under the Mezzanine Finance Documents from the proceeds of the issue of the High Yield Notes, and provided that no amounts remain outstanding under the Mezzanine Funding Bonds, Bidco 2 gives notice to the Facility Agent that it wishes to become the Principal Borrower, the Facility Agent, the Security Agent and the Lenders shall cooperate with Bidco 2 and shall use all reasonable efforts to transfer the rights and obligations of Debtco under the Senior Finance Documents to Bidco 2. Any such transfer (the "Transfer") shall be subject to the condition that:

  (a)
  no Default shall have occurred and be continuing unremedied and unwaived or will be caused by the Transfer; and

  (b)
  Bidco 2 shall have provided to the Facility Agent an opinion of reputable counsel acceptable to the Facility Agent (acting reasonably) confirming that the Transfer may be made without any material adverse tax consequences for any Group Company or the Lenders and without impairing in any manner the Security Interests granted to the Senior Finance Parties pursuant to the Security Documents.

3.     PARTICIPATION OF LENDERS

3.1   Basis of Participation

  Subject to the other provisions of this agreement:

  (a)
  each relevant Lender will participate in each Drawing of a Term Facility (in the case of a Bank Guarantee by way of indemnity in favour of the Issuing Lender under clause 7.4(b) (Indemnities)) in the proportion which its Commitment in relation to the relevant Term Facility bears to the total Commitments in relation to the relevant Term Facility as at the relevant Drawdown Date;

  (b)
  each Revolving Lender will participate in each Drawing of the Revolving Facility (in the case of a Bank Guarantee by way of indemnity in favour of the Issuing Lender under clause 7.4(b) (Indemnities)) in the proportion which its Available Revolving Commitment bears to the Total Available Revolving Commitments as at the relevant Drawdown Date; and

  (c)
  each Borrowing Base Lender will participate in each Drawing of the Borrowing Base Facility in the proportion which its Available Borrowing Base Commitment bears to the Total Available Borrowing Base Commitments as at the relevant Drawdown Date.

3.2   Facility Office

  (a)
  Each Lender will participate in each Drawing through its Facility Office.

  (b)
  If any Lender changes its Facility Office for the purpose of the Facilities, that Lender will, as soon as reasonably practicable after that change, notify it to the Facility Agent and Bidco 2 and, until it does so, the Agents, the Obligors and Bidco 2 will be entitled to assume that no such change has taken place.

3.3   Rights and Obligations of Finance Parties

  (a)
  The rights and obligations of each of the Finance Parties under the Senior Finance Documents are several. The failure by a Finance Party to comply with its obligations under any Senior Finance Document shall not:

  (i)
  result in any other Finance Party incurring any liability; or

  (ii)
  relieve any Obligor or any other Finance Party from its obligations under the Senior Finance Documents.

  (b)
  No Finance Party has the right to enforce its rights arising out of the Senior Finance Documents independently of the other Finance Parties and through the agents otherwise than as specified in the Intercreditor Agreement.

3.4   Syndication

  (a)
  The Facilities are being made available by the Lenders with the intention (but not the obligation) that the Arrangers should co-ordinate primary syndication. Each Obligor undertakes to assist and co-operate with the Arrangers in syndication in such a manner and to such an extent as the Arrangers may reasonably request, including by:

  (i)
  the preparation, review and approval of a syndication information memorandum (the "Syndication Memorandum") in relation to the Group and the business, trading, prospects, financial condition, assets and liabilities of the Group as a whole (including reasonable details by regional business segment of the Group) and also including the Banking Case;

    (ii)
    participating in presentations to potential Lenders concerning the activities of the Group as a whole (including reasonable details by regional business segment of the Group); and

    (iii)
    selecting Interest Periods in relation to Advances no longer than one month in relation to all Advances made on or before the date falling 120 days after the Completion Date,

    provided that the Obligors' undertaking in this clause 3.4 shall be limited, in respect of the Target Group (but only prior to the Completion Date), to using their reasonable efforts to obtain assistance for syndication from members of the Target Group.

4.     CONDITIONS PRECEDENT

4.1   Initial Conditions Precedent

  The Lenders shall not be under any obligation to make any Drawing available to any Borrower unless:

  (a)
  before signing this Agreement the Facility Agent has received all of the documents and information specified in part 1 of schedule 4 in form and substance satisfactory to it (acting reasonably);

  (b)
  the Facility Agent, acting on the instructions of the Majority Lenders, is satisfied that Completion will occur immediately after the making of the Term and other Advances to be made on the first Drawdown Date;

  (c)
  on or before the Drawdown Date of the first Certain Funds Advance, the Facility Agent has received all of the documents, information and/or other items specified in part 2 of schedule 4 (or the Facility Agent, acting on the instructions of the Majority Lenders, is satisfied that, subject only to the making of the first Certain Funds Advance, it will receive those documents, information and/or other items) in form and substance satisfactory to the Facility Agent (acting reasonably);

  (d)
  on or prior to 12.00 midnight on the date of this agreement, all confidentiality undertakings given by any Finance Party, Equity Investor, Group Company or their respective advisors and employees, and any other person in relation to the Acquisition or the transactions contemplated by the Transaction Documents and/or the business of the Target Group shall have been unconditionally released by the Vendor, the Target, the Target Group, Parent, its Subsidiaries, the Trustee or any representative or person on their behalf, as applicable and subject only to the execution of new confidentiality undertakings in the agreed form by the Finance Parties (provided that this clause 4.1(d) shall not apply to any confidentiality undertaking in the engagement letter in respect of the High Yield Notes); and

  (e)
  subject to clause 4.9 (Certain Funds Period), the conditions set out in clause 4.7 (Additional Conditions Precedent) have been fulfilled.

  In each case the Facility Agent shall notify the Lenders, Debtco (if it is the Principal Borrower) and Bidco 2 promptly upon being so satisfied.

4.2   Failure to Satisfy Initial Conditions Precedent

  Subject to clause 4.9 (Certain Funds Period), except as the Facility Agent (acting on the instructions of the Majority Lenders) agrees otherwise, if the conditions referred to in paragraphs (b), (c) and (e) of clause 4.1 (Initial Conditions Precedent) have not been fulfilled or waived in writing on or before 20 December 2002 or if the conditions referred to in paragraphs (a) and (d) of clause 4.1 (Initial Conditions Precedent) have not been fulfilled or waived in writing on or before the date and time specified for satisfaction thereof:

  (a)
  all the Commitments will automatically be cancelled; and

  (b)
  the Lenders will cease to have any obligation to make any Drawing available.

4.3   Additional Conditions Precedent in respect of the Borrowing Base Facility

(a)	The Borrowing Base Lenders shall not be under any obligation to make any Drawing available to a Borrowing Base Borrower unless the Facility Agent is satisfied that making the relevant Borrowing Base Advance shall not cause:
(i)
the Original Euro Amount of all outstanding Borrowing Base Advances of that Borrowing Base Borrower to exceed 80 per cent. of the aggregate of Charged Eligible Receivables of such Borrower and Charged Eligible Receivables of any Borrowing Base Chargor (not already charged in support of Borrowing Base Advances of that Borrowing Base Chargor or any other Borrowing Base Borrower);
	(ii)	the aggregate of the Original Euro Amount of all outstanding Borrowing Base Advances to exceed an amount equal to 80 per cent. of the aggregate amount of Charged Eligible Receivables; and
	(iii)	the aggregate of the Original Euro Amount of all outstanding Borrowing Base Advances of all Borrowing Base Borrowers to exceed the Borrowing Base Facility Limit.
(b)	(i)
The conditions in paragraph (a) above shall not apply during the period from the Completion Date to the date falling six months thereafter (the "Grace Period") but, for the avoidance of doubt, the aggregate of the Original Euro Amount of all Borrowing Base Advances of all Borrowing Base Borrowers may not exceed €300,000,000 at any one time;
(ii)
The Borrowing Base Borrowers shall use all reasonable efforts to deliver pro-forma Borrowing Base Certificates which comply with the conditions in paragraph (a) above as soon as reasonably practicable after the date of this agreement;
(iii)
If on expiry of the Grace Period, the Borrowing Base Borrowers are (A) unable to provide a Borrowing Base Certificate which complies with the conditions in paragraph (a) above or (B) the Borrowing Base Advances exceed the Borrowing Base Facility Limit at that date, the amount of the Term B Facility will be increased by an amount up to the amount of the Borrowing Base Facility so that, in the case described in (A) above, the Borrowing Base Facility is cancelled and replaced by Term B Facilities or, in the case described in (B) above, the amount of the increased Term B Facility is sufficient to enable the Borrowing Base Borrowers to repay or prepay the Borrowing Base Facility to reduce it to the Borrowing Base Facility Limit at that date. If, at any time prior to the expiry of the Grace Period the Borrowing Base Borrowers have delivered to the Facility Agent a Borrowing Base Certificate which complies with the conditions in paragraph (a) above, no such increase shall be made to the amount of the Term B Facility and the Term B Lenders shall be under no further obligation under this paragraph (b)(iii).

4.4   Additional Condition Precedent in respect of Drawdown under the Bridge Facility

  The Bridge Lenders shall not be under any obligation to make any Drawing available to a Borrower under the Bridge Facility unless the Facility Agent has received the documents, information and/or other items specified in part 3 of Schedule 4 in the form and substance satisfactory to it (acting reasonably).

4.5   Additional Conditions Precedent in respect of the Advance to fund the Squeeze-Out Offer

  The Lenders shall not be under any obligation to make any Drawing available to Debtco or Bidco 2, as the case may be, in order to fund directly or indirectly the Squeeze-Out Offer unless:

  (a)
  on or before the Drawdown Date, the Facility Agent has received all the documents, information and/or other items specified in part 4 of Schedule 4 which are required at such time (or the Facility Agent, acting on the instructions of the Majority Lenders, is satisfied that, subject only to the making of such Advance, it will receive those documents, information and/or other items) in form and substance satisfactory to the Facility Agent (acting reasonably); and

  (b)
  no Squeeze-Out Period Major Default has occurred and is continuing.

    For the purposes of this clause 4.5(b), each of the events set out below constitute a "Squeeze-Out Period Major Default" whether or not the occurrence of the event concerned is outside the control of any Obligor or any other person:

    (i)
    Bidco 2 disposes of any Target shares; and

    (ii)
    a Change of Control (as defined in clauses 12.2(c)(i) (Sale, Change of Control and Listing) occurs.

4.6   Additional Condition Precedent in respect of the first Drawdown under the Borrowing Base Facility or the Revolving Facility

  The Revolving Lenders and the Borrowing Base Lenders shall not be under any obligation to make any Drawing available to an Additional Borrower under the Borrowing Base Facility or the Revolving Facility unless on or before the Drawdown Date, the Facility Agent has received all the documents, information and/or other items specified in part 5 of Schedule 4 (or the Facility Agent, acting on the instructions of the Majority Lenders, is satisfied that, subject only to the making of such Advance, it will receive those documents, information and/or other items) in form and substance satisfactory to the Facility Agent (acting reasonably).

4.7   Additional Conditions Precedent

  Subject to clause 4.8 (Rollover Advances) and to clause 4.9 (Certain Funds Period) and without prejudice to clause 21.3 (Clean Up Period) of this agreement, the obligations of the Lenders to make any Drawing available are subject to the further conditions precedent that, on both the date of the relevant Drawdown Request and the relevant Drawdown Date:

  (a)
  no Default has occurred and is continuing unremedied and unwaived or will occur as a result of making that Drawing; and

  (b)
  the representations and warranties set out in clause 19 (Representations and Warranties) which are made or repeated on those dates are true and accurate by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after that Drawing is made.

4.8   Rollover Advances

  If in relation to a Revolving Advance (the "new Revolving Advance"):

  (a)
  either or both of the conditions specified in clause 4.7 (Additional Conditions Precedent) is not satisfied on the Drawdown Date for the new Revolving Advance;

  (b)
  the amount of the new Revolving Advance does not exceed the amount of an existing Revolving Advance (the "existing Revolving Advance") which is due to be repaid on the Drawdown Date of the new Revolving Advance; and

  (c)
  the proceeds of the new Revolving Advance are applied in repaying the existing Revolving Advance,

  then, unless any notice is then outstanding under clause 21.2 (Cancellation and Repayment), the Lenders may not refuse to advance the new Revolving Advance by reason of either or both of the conditions specified in clause 4.7 (Additional Conditions Precedent) not being satisfied.

4.9   Certain Funds Period

  (a)
  Notwithstanding any other provision of this agreement, neither the Facility Agent nor any of the Lenders will during the Certain Funds Period:

  (i)
  invoke any conditions set out in clause 4.7 (Additional Conditions Precedent) as grounds for refusing to make any Certain Funds Advance;

  (ii)
  exercise any right, power or discretion to terminate or cancel its obligation to make available any Certain Funds Advance; or

  (iii)
  exercise any right of rescission which it or they may have in respect of this agreement or in respect of any Certain Funds Advance;

    unless a Certain Funds Period Major Default has occurred and is continuing.

  (b)
  For the purposes of the foregoing, each of the events set out below in this clause 4.9(b) constitutes a "Certain Funds Period Major Default", whether or not the occurrence of the event concerned is outside the control of any Obligor or any other person:

  (i)
  any amendment or waiver to clauses 3, 4 or 5 (or schedule 5.1) of the Sale and Purchase Agreement;

  (ii)
  any amendment (other than minor drafting changes) or waiver to clauses 8.1, 8.8 and 13.3.1 of the Sale and Purchase Agreement without the consent of each of the Arrangers;

  (iii)
  any amendment is made to the PECS Instruments or to any other Equity Documents which materially adversely affects the interests of the Lenders;

  (iv)
  a Change of Control (as defined in clause 12.2(c)(i) (Sale, Change of Control and Listing) occurs;

  (v)
  any representation, warranty or statement which is made by any Major Default Obligor under:

  (A)
  clause 19.2 (Incorporation);

  (B)
  clause 19.3 (Power and Capacity);

  (C)
  clause 19.4 (Authorisation);

  (D)
  clause 19.20 (Holding Company);

      is incorrect in any material respect when made (or when deemed to be made or repeated).

    (vi)
    a Borrower or Bidco 2 notifies the Facility Agent that an event or fact which would have a Material Adverse Effect has occurred or the Facility Agent notifies Bidco 2 that an event or fact which would have a Material Adverse Effect has occurred.

4.10 Debt Push Advances

  (a)
  All or part of existing Term A Advances, Term B Advances and Term C Advances may be Pushed Down (as defined in paragraph (d) below) from the Principal Borrower to a Debt Push Borrower in order to implement the Debt Push Downs subject to compliance with this clause 4.10 (Debt Push).

  (b)
  Subject to paragraph (c) to (g) below, Debt Push Advances will be available to the Debt Push Borrowers.

  (c)
  Debt Push Advances may only be drawn by the Debt Push Borrowers in the amounts contemplated by the Debt Push Downs if all of the following requirements are fulfilled to the satisfaction of the Facility Agent (acting reasonably):

  (i)
  the Facility Agent receiving a Debt Push Deed clearly recording the proposed mechanics for repayment by the Principal Borrower of Financial Indebtedness owing to the Finance Parties under this agreement in an equivalent amount on the same day as they are advanced to (or assumed by) the relevant Debt Push Borrower (the "Mechanics") without the relevant Lenders incurring a double credit exposure to the Principal Borrower and the relevant Debt Push Borrower;

  (ii)
  there being no material adverse tax, accounting or other issues arising from the Mechanics or the Debt Push Downs;

  (iii)
  legal opinions or other equivalent written confirmation from law firms (approved by the Facility Agent) representing the members of the Group involved in the Mechanics confirming there are no financial assistance or other legal issues adversely affecting the Mechanics and/or the Debt Push Downs;

  (iv)
  if not already a Borrower, the conditions set out in sub-clauses (a) to (e) (inclusive) of clause 18.1 (Additional Borrowers) are satisfied with respect to each of the relevant the Debt Push Borrowers;

  (v)
  each member of the Group receiving and/or paying away monies as part of the Mechanics has opened up a special account with the London or Paris Branch of the Facility Agent solely for the purpose of the Mechanics and has entered into a funds flow document in a form required by the Facility Agent;

  (vi)
  no Default has occurred (which is continuing unremedied or unwaived) and that all security and guarantees required to be provided pursuant to the terms of this agreement have been provided;

  (vii)
  the relevant members of the Group, the Principal Borrower and the Facility Agent having executed a Debt Push Deed in respect of the relevant phase of the Debt Push Downs being implemented; and

  (viii)
  the Facility Agent has received such other legal, tax and other opinions or confirmations as it may reasonably require to satisfy the Lenders that the Debt Push Downs and the Mechanics can be implemented without breaching any law or regulation or affecting the validity of any security granted for the benefit of the Finance Parties.

  (d)
  For the purposes of this clause 4.10 (Debt Push Advances) "Pushed Down" means the mechanic by which the Debt Push Borrower becomes the Borrower of the relevant Advance in place of the Principal Borrower. The mechanic must be first agreed by Bidco 2, the Debt Push Borrower and the Facility Agent before it is implemented and may involve either:-

  (i)
  The execution by the Principal Borrower and the Debt Push Borrower (other than a Debt Push Borrower incorporated in France) and the Facility Agent (as agent for and on behalf of the Senior Finance Parties) of a novation certificate in the form set out in schedule 10 (a "Novation Certificate"); or

  (ii)
  The relevant Debt Push Borrower drawing down a new Advance (the "New Advance") on the last day of an Interest Period applicable to the Advance of the Principal Borrower to be Pushed Down (the "Existing Advance"). The New Advance will have the same designation as the Existing Advance and all the terms and conditions applicable to the Existing Advance will apply in relation to the New Advance. The New Advance will be applied as contemplated by the Debt Push Downs.

  (e)
  For the purpose of paragraph (d)(i) above, with effect from the date of execution of the Novation Certificate or such other date as may be specified in the Novation Certificate (the "Novation Date") the Principal Borrower will be released from its obligations as Borrower of the relevant Advance and the Debt Push Borrower will assume the obligations of the Principal Borrower in respect of that Advance in its place. All the parties to this agreement will acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the relevant Debt Push Borrower been the Borrower of the relevant Advance on the date it was first drawn down. The Principal Borrower will be released from its obligations in respect of such Advance from the Novation Date.

  (f)
  No Lender which is subject to a restriction (whether by contract, by its constitution or otherwise) from giving commitments to lend monies in the future or which would otherwise be restrained or restricted from agreeing to make a New Advance to a Debt Push Borrower under this Agreement (an "Affected Debt-Push Lender") will be bound to participate in a New Advance as contemplated by paragraph (d)(ii) above unless it gives its prior written approval (which it may give or withhold in its absolute discretion).

  (g)
  Bidco 2 will give not less than 15 business days notice of its intention to implement a Debt Push Down utilising New Advances. The Facility Agent will promptly notify the Lenders of such proposal. No New Advance may be made as so contemplated without the approval of the Majority Lenders (not to be unreasonably withheld or delayed) and without the approval of all Affected Debt-Push Lenders.

  (h)
  All Obligors agree and confirm that the security and guarantees given by them will not be released or impaired in any way and will continue in full force and effect notwithstanding Advances being Pushed Down as contemplated above and accordingly will secure New Advances to the same extent as Existing Advances.

  (i)
  The Debt Push Downs will (to the extent lawful) be implemented in such manner as will enable Term C Advances to be Pushed Down in full first. Once all Term C Advances have been Pushed Down the Tranche B Advances will be Pushed Down. Once all the Term B Advances have been Pushed Down the Term A Advances will be Pushed Down to the maximum extent contemplated by the Debt Push Downs.

  (j)
  No Debt Push Borrower will be obliged to implement the Debt Push Down (or relevant country phase thereof) if it would be unlawful to do so.

5.     DRAWDOWN PROCEDURES

5.1   Delivery of Drawdown Requests

  In order to utilise a Facility, the relevant Borrower must deliver to the Facility Agent a duly completed Drawdown Request not later than 10.00 am four Business Days before the proposed Drawdown Date or, in the case of drawdown to be made on the Completion Date only, Bidco 2 shall deliver a draft Drawdown Request (which shall be for information only) on behalf of the relevant Borrowers not later than 10.00 am four Business Days before the proposed Drawdown Date and then a duly completed Drawdown Request in the same terms on behalf of the relevant Borrowers not later than 9.00 am (Paris time) two Business Days before the proposed Drawdown Date and to be effective on the Completion Date, subject to such Borrowers first acceding to this agreement in accordance with clause 18.1.

5.2   Content of Drawdown Requests

  Each Drawdown Request delivered to the Facility Agent must be in the applicable form set out in schedule 5 and must specify (or attach, as appropriate) the following:

  (a)
  which Facility is to be utilised;

  (b)
  the identity of the Borrower;

  (c)
  the proposed Drawdown Date, which must be a Business Day during the relevant Availability Period;

  (d)
  if the Drawing is by way of Advance, the amount and currency of that Advance, which must:

  (i)
  in the case of a Term A Advance be equal to or less than the undrawn Term A Commitments and, if less, a minimum of €20,000,000 and an integral multiple of €1,000,000; and

  (ii)
  in the case of a Term B Advance, be equal to or less than the undrawn Term B Commitments and, if less, a minimum of €20,000,000 and an integral multiple of €1,000,000;

  (iii)
  in the case of a Term C Advance, be equal to or less than the undrawn Term C Commitments and, if less, a minimum of €20,000,000 and an integral multiple of €1,000,000;

  (iv)
  in the case of a Bridge Advance, be equal to the lower of:

  (A)
  the undrawn Bridge Commitment; and

  (B)
  an amount equal to the Trapped Cash as at the Completion Date;

  (v)
  in the case of a Borrowing Base Advance, be in an Original Euro Amount equal to or less than the Total Available Borrowing Base Commitments and, if less:

  (A)
  in the case of a Borrowing Base Advance in Euro, a minimum of €10,000,000 and an integral multiple of €1,000,000;

  (B)
  in the case of a Borrowing Base Advance in an Optional Currency, the minimum amount and integral multiple agreed between the Principal Borrower and the Facility Agent; and

  (C)
  (subject to clause 4.3(b)) the Drawdown Request must attach a Borrowing Base Certificate;

    (vi)
    in the case of a Revolving Advance, be in an Original Euro Amount equal to or less than the Total Available Revolving Commitments and, if less:

    (A)
    in the case of a Revolving Advance in Euro, a minimum of €10,000,000 and an integral multiple of €1,000,000; and

    (B)
    in the case of a Revolving Advance in an Optional Currency, the minimum amount and integral multiple agreed between the Principal Borrower and the Facility Agent;

  (e)
  if the Drawing is by way of an Advance, the duration of the Interest Period applicable to the Revolving Advance or the Borrowing Base Advance or the first Interest Period applicable to the relevant Term Advance (as the case may be), which must comply with clause 9 (Selection of Interest Periods);

  (f)
  if the Drawing is by way of an Advance, details of the payee and the account to which the proceeds of the Drawing are to be paid;

  (g)
  if the Drawing is by way of a Bank Guarantee:

  (i)
  the amount and currency of that Bank Guarantee, which must be in an Original Euro Amount equal to or less than the Total Available Revolving Commitments and, if less, a minimum of €5,000,000 (or its equivalent in an Optional Currency) in respect of any Bank Guarantees issued with an original term of more than 364 days or €10,000,000 (or its equivalent in an Optional Currency) otherwise;

  (ii)
  the Beneficiary of that Bank Guarantee;

  (iii)
  the expiry date of that Bank Guarantee, which must be a date on or before the Revolving Facility Repayment Date;

  (iv)
  the obligation to which the issue of that Bank Guarantee relates;

  (v)
  the execution copy of the Bank Guarantee to be issued; and

  (h)
  in relation to Term Advances drawn to pay for the shares of the Target acquired pursuant to the Squeeze-Out Offer:

  (i)
  if the High Yield Notes have been issued on or prior to the Completion Date, the relevant Term Advances will be paid into an account held by one of the Presenting Banks in escrow in accordance with the terms of an escrow agreement in the agreed form for the purposes of payment of shares presented to the Presenting Banks pursuant to the Price Guarantee Offer or the Buy-Back Offer or to be held for payment of any shareholders who have not presented their shares prior to the final presentation date under the Buy-Back Offer or transferred to another account as required pursuant to the CMF Regulations to be held for this purpose; or

  (ii)
  if the High Yield Notes have not been issued on or prior to the Completion Date, Bidco 2 shall pay the proceeds of the Senior Funding Bonds which are required for the purposes of paying the purchase price for the Target Shares pursuant to the Squeeze-Out Offer into an escrow account with one of the Presenting Banks pursuant to an escrow agreement in the agreed form to be applied in the manner set forth in paragraph (i) above.

5.3   Requests Irrevocable

  A Drawdown Request (other than the draft Drawdown Requests required to be given four Business Days before the Completion Date pursuant to clause 5.1) once given may not be withdrawn or revoked.

5.4   Number and Frequency of Requests

  (a)
  No more than 15 Term Advances may be borrowed.

  (b)
  No more than one Drawing of the Borrowing Base Facility may be requested in any period of 10 consecutive Business Days and no more than 15 Drawings of the Borrowing Base Facility (or any higher number of Drawings agreed by the Facility Agent) may be outstanding at any one time.

  (c)
  No more than 20 Drawings of the Revolving Facility (or any higher number of Drawings agreed by the Facility Agent) may be outstanding at any one time.

  (d)
  No Revolving Advance or Borrowing Base Advance may be borrowed unless Term Advances specified in clauses 2.1(a), (b) and (c) (Facilities) have been, or are being, advanced on the first Drawdown Date to fund the Acquisition on or before the proposed Drawdown Date of the relevant Revolving Advance or Borrowing Base Advance.

5.5   Notice to the Lenders of a Proposed Drawing

  The Facility Agent will promptly give each Lender details of each Drawdown Request received and of the amount of that Lender's participation in the Drawing referred to in that Drawdown Request.

5.6   Making of Advances

  Subject to the provisions of this agreement, each Lender will make available to the Facility Agent its participation in the relevant Advance on the relevant Drawdown Date.

5.7   Issue of Bank Guarantees

  (a)
  Subject to the provisions of this agreement, the Issuing Lender will issue the relevant Bank Guarantee requested by delivery of that Bank Guarantee to (or to the order of) the relevant Beneficiary on the relevant Drawdown Date.

  (b)
  No Bank Guarantee shall be issued for the account of a Group Company which is not a Borrower.

  (c)
  Any Lender which agrees with Bidco 2 and the Facility Agent that it will issue Bank Guarantees will be an Issuing Lender. The Facility Agent shall notify the Lenders of any such agreement.

  (d)
  No Bank Guarantee shall be issued in favour of a financial institution to support local banking facilities in a Restricted Country save in respect of exclusively working capital facilities.

5.8   Expiry

  No Drawing of the Revolving Facility or the Borrowing Base Facility will be permitted which gives rise to an actual or contingent liability of the relevant Borrower to any Lender which may mature after or otherwise extend beyond the Revolving Facility Repayment Date or the Borrowing Base Facility Repayment Date.

5.9   Automatic Cancellation

  (a)
  Any part of the Term Commitments undrawn by 2.30 pm on the last day of the Availability Period for the relevant Term Facility will be automatically cancelled.

  (b)
  Upon delivery of the Information Document, the Term A Commitments of the Term A Lenders shall be automatically and irrevocably cancelled (on a pro rata basis as between such Term A Lenders) with immediate effect by an amount equal to the principal value of capital leases of the Group stated in the Information Document.

5.10 Optional Currency Availability

  If a Borrower requests a Drawing denominated in an Optional Currency under the Revolving Facility or the Borrowing Base Facility and, before 10.00 am on the Rate Fixing Day for that Drawing, the Facility Agent receives notice from a Lender (an "Affected Lender") that:

  (a)
  the Optional Currency requested is not readily available to it in the amount required; or

  (b)
  compliance with its obligation to participate in a Drawing in the Optional Currency requested would contravene a law or regulation applicable to that Affected Lender, then:

  (i)
  the Facility Agent will notify the relevant Borrower to that effect by 12.00 (noon) on that Rate Fixing Day;

  (ii)
  following any such notification the relevant Borrower may notify the Facility Agent by 2.00 pm on that Rate Fixing Day that it no longer requires that Drawing to be made;

  (iii)
  if the Facility Agent does not receive notification under clause 5.10(b)(ii), the relevant Borrower and the Facility Agent shall agree to adjust the amount of the Drawing to exclude the participation of the Affected Lender; and

  (iv)
  in the case of a Drawing by way of Advance, the Affected Lender shall make a separate Revolving Advance or Borrowing Base Advance in Euro in an amount equal to the Euro Equivalent of the Affected Lender's proposed participation in the Advance requested.

5.11 Optional Currency Fluctuations

  (a)
  The Facility Agent shall, if so requested by the Majority Lenders:

  (i)
  calculate the aggregate Euro Equivalent of all outstanding Drawings under the Revolving Facility and the Borrowing Base Facility as at the end of the Accounting Quarter in which that request was made (or on any other date reasonably requested by the Majority Lenders); and

  (ii)
  if the amount calculated under clause 5.11(a)(i) exceeds the aggregate Revolving Commitments (as reduced by the aggregate Ancillary Limits of all the Revolving Lenders) or the aggregate Borrowing Base Commitments by more than five per cent., notify the Principal Borrower to that effect.

  (b)
  Within five Business Days of any notification under clause 5.11(a)(ii), Bidco 2 shall prepay (or procure the prepayment of) Drawings under the Revolving Facility or the Borrowing Base Facility so as to reduce the aggregate Euro Equivalent of all outstandings under the Revolving Facility or the Borrowing Base Facility to an amount not exceeding the aggregate Revolving Commitments (as reduced by the aggregate Ancillary Limits of all the Revolving Lenders) or Borrowing Base Commitments (provided that this clause shall not apply during the Grace Period in respect of the Borrowing Base Facility unless a Borrowing Base Certificate is delivered during the Grace Period).

6.     ANCILLARY FACILITIES

6.1   Provision of Ancillary Facilities

  (a)
  Bidco 2 may, at any time during the Availability Period for the Revolving Facility, notify the Facility Agent that a member of the Group proposes to establish Ancillary Facilities with an Ancillary Lender. The notice must specify:

  (i)
  the borrower(s) under that Facility (and if any such borrower is not an Obligor, the notice must attach a copy of the proposed Ancillary Facility Letter);

  (ii)
  the Revolving Lender which has agreed to make those Ancillary Facilities available;

  (iii)
  the date from which those Ancillary Facilities will be available (which must be at least five Business Days after the date on which the Facility Agent receives that notice) (the "Effective Date");

  (iv)
  the expiry date of those Ancillary Facilities (which must be a Business Day on or before the Revolving Facility Repayment Date);

  (v)
  the type of those Ancillary Facilities (as described in clause 6.3 below);

  (vi)
  the Ancillary Limit for those Ancillary Facilities; and

  (vii)
  any other details relating to those Ancillary Facilities which the Facility Agent reasonably requires.

  (b)
  The Facility Agent shall notify each Lender as soon as reasonably practicable after it receives any such notice.

  (c)
  Any Revolving Lender referred to in sub-paragraph (a)(i) above which has agreed to make Ancillary Facilities available as referred to in sub-paragraph (a) above shall, with effect from the Effective Date, become an Ancillary Lender and, subject to the terms of this clause 6, be authorised to make available the Ancillary Facilities specified in the relevant notice referred to in clause 6.1(a).

6.2   Limitations on Ancillary Facilities

  (a)
  The total Ancillary Limits may not exceed €100,000,000 without the prior consent of the Facility Agent.

  (b)
  The aggregate of the Revolving Advances, the total Contingent Liabilities in relation to Bank Guarantees and the total Ancillary Outstandings at any time may not exceed the aggregate Revolving Commitments.

  (c)
  The Ancillary Limit for an Ancillary Lender may not at any time exceed the Revolving Commitment of that Ancillary Lender and the Ancillary Outstandings owing to an Ancillary Lender may not at any time exceed the Ancillary Limit of that Ancillary Lender.

  (d)
  If the Ancillary Limit of an Ancillary Lender would exceed its Revolving Commitment, it shall reduce that Ancillary Limit by an amount equal to the excess and require the Borrowers to prepay the Ancillary Outstandings in the amount necessary to procure that the Ancillary Outstandings do not exceed that Ancillary Limit.

  (e)
  The total Ancillary Limits available to Group Companies which are not Obligors may not be of a level which would cause a breach of clause 20.5(c)(v).

6.3   Types of Ancillary Facility

  Each Ancillary Facility may comprise any of the following (or any combination of the following):

  (a)
  overdraft, cheque clearing, automatic payment or other current account facilities;

  (b)
  guarantee, bonding or documentary or standby letter or credit facilities;

  (c)
  derivatives facilities for managing or hedging exposure to interest rates, exchange rates or commodity prices; and

  (d)
  such other facilities as may be required and as the Facility Agent and the relevant Ancillary Lender may agree.

6.4   Terms of Ancillary Facilities

  The terms on which Ancillary Facilities are made available shall be as set out in the relevant Ancillary Facility Letter. If any borrower under any Ancillary Facilities is not an Obligor then the Target must in the relevant Ancillary Facility Letter assume joint and several liability for the obligations of such borrower under the terms of the relevant Ancillary Facilities on terms satisfactory to the Facility Agent (acting reasonably).

6.5   Default

  If an Event of Default is outstanding, an Ancillary Lender may (but, before notice is served under clause 21.2 (Cancellation and Repayment), only if so instructed by the Facility Agent) and will, if so instructed by the Majority Lenders:

  (a)
  terminate the availability of the Ancillary Facilities made available by it; and/or

  (b)
  declare all amounts outstanding under the Ancillary Facilities made available by it to be immediately due and payable; and/or

  (c)
  require the provision of cash cover in an amount equal to the aggregate contingent liability of that Ancillary Lender under all instruments issued under the relevant Ancillary Facility Letter which give rise to a contingent liability of that Ancillary Lender to any person other than the Borrower for whose account the relevant instrument was issued; and/or

  (d)
  terminate any hedging agreement entered into by that Ancillary Lender under the terms of the Ancillary Facilities made available by it.

6.6   Voluntary Cancellation of Ancillary Facilities

  Bidco 2 may, upon giving the Facility Agent and the relevant Ancillary Lender not less than five Business Days prior written notice, cancel in whole or in part (but if in part in multiples of €1,000,000) (or its equivalent in other currencies)) of the Ancillary Facilities made available by that Ancillary Lender.

7.     DEMANDS UNDER BANK GUARANTEES

7.1   Demands

  Each Issuing Lender shall, as soon as reasonably practicable after receipt by it of any demand under any Bank Guarantees notify the Facility Agent of the amount of that demand and the Facility Agent, as soon as reasonably practicable after receipt of any such notice, shall notify Bidco 2, the Borrower for whose account that Bank Guarantee was issued (the "Account Party") and the Revolving Lenders.

7.2   Payments

  (a)
  The Account Party shall, immediately after receipt of any notice from the Facility Agent under clause 7.1 (Demands), pay to the Facility Agent (for the account of the relevant Issuing Lender) the amount demanded from that Issuing Lender (as notified to the Facility Agent under clause 7.1 (Demands)), less any amount standing to the credit of any Cash Collateral Account which has been paid to the credit of that Cash Collateral Account to provide cash cover in relation to the Bank Guarantee under which the relevant Issuing Lender has received demand (a "Relevant Credit").

  (b)
  The Facility Agent shall pay to the relevant Issuing Lender any amount received by it from the Account Party under clause 7.2(a), together with any Relevant Credit.

  (c)
  The Facility Agent is irrevocably authorised by the Account Party, following a demand under any Bank Guarantee, to apply any Relevant Credit in satisfaction of the Account Party's obligations in relation to that Bank Guarantee.

7.3   Authority to Pay

  The Account Party irrevocably authorises each Issuing Lender to pay (without investigation or confirmation by it) any demand which appears on its face to be validly made under any Bank Guarantee issued by that Issuing Lender and agrees that, as between itself, the relevant Issuing Lender and the Lenders, that demand (in the absence of manifest error) shall be conclusive evidence that the demand has been properly made. The Issuing Lender shall notify Bidco 2 of any such payment before such payment but failure to do so shall not affect the authority contained in this clause 7.3 or the indemnity contained in clause 7.4 (Indemnities).

7.4   Indemnities

  (a)
  The Account Party irrevocably and unconditionally agrees to indemnify each Issuing Lender on demand against all losses (except to the extent that any such losses are directly incurred as a result of the gross negligence or wilful default of the Issuing Lender) which may be suffered or incurred by that Issuing Lender under any Bank Guarantee.

  (b)
  Without prejudice to the Account Party's obligations under clause 7.4(a), each Revolving Lender irrevocably, unconditionally and severally agrees to pay to each Issuing Lender on demand an amount equal to its relevant proportion of the amount which that Issuing Lender has paid under the relevant Bank Guarantee less the amount recovered from the relevant Account Party under clause 7.4(a). No Revolving Lender is liable under this clause 7.4(b) for an amount greater than its relevant proportion of the Contingent Liability under the relevant Bank Guarantee (unless the relevant Revolving Lender fails to pay the relevant Issuing Lender on demand, in which event it will compensate that Issuing Lender for all losses it suffers as a result of that failure).

  (c)
  For the purpose of clause 7.4(b), the "relevant proportion" in relation to a Revolving Lender means the proportion which its Revolving Commitment bears to the aggregate of the Revolving Commitments of the Lenders as at the date the Issuing Lender demands payment.

  (d)
  The Account Party irrevocably and unconditionally agrees to pay to each Revolving Lender on demand an amount equal to all payments by that Revolving Lender under clause 7.4(b) and to indemnify that Revolving Lender against all other losses which may be suffered or incurred by that Revolving Lender under or in connection with its obligations under clause 7.4(b) other than as a result of a failure by that Lender to pay the Issuing Lender in accordance with this agreement.

7.5   Interest

  The Account Party shall pay interest on all amounts paid by an Issuing Lender under or in connection with any Bank Guarantee or by any Revolving Lender under clause 7.4(b) (Indemnities) from (and including) the date of payment by that Issuing Lender or that Revolving Lender up to (and including) the date of payment, calculated and payable in accordance with clause 8.4 (Default Interest).

7.6   Continuing Indemnity

  (a)
  The indemnities contained in clause 7.4 (Indemnities) (the "Indemnities"):

  (i)
  are a continuing security and will remain in full force and effect until all the amounts to which the Indemnities are expressed to relate have been paid in full; and

  (ii)
  are in addition to and are not in any way prejudiced by any other security now or subsequently held by any person.

  (b)
  Any settlement or discharge of any claim under any of the Indemnities shall be conditional on no payment made under the Indemnities being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

7.7   No Discharge

  The Indemnities shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

  (a)
  any time or waiver given to, or composition made with, any Obligor or any other person;

  (b)
  any amendment to, or replacement of, any Senior Finance Document (however fundamental), or any other agreement or security;

  (c)
  the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

  (d)
  any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

  (e)
  any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation, consolidation or reconstruction of, any Obligor, Finance Party or other person;

  (f)
  any Obligor or other person becoming insolvent, going into receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors; or

  (g)
  any other act, omission, circumstance, matter or thing which, but for this provision, might operate to impair the Indemnities.

7.8   No Subrogation

  No Obligor shall, by virtue of any payment made under the Indemnities, claim any right of subrogation, contribution or indemnity against any person for so long as any amount remains payable or capable of becoming payable under any Senior Finance Document.

8.     INTEREST

8.1   Rate

  The rate of interest on each Advance for each of its Interest Periods is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

  (a)
  Margin;

  (b)
  EURIBOR (in the case of an Advance denominated in Euros or LIBOR (in the case of any other Advance); and

  (c)
  Mandatory Cost, if any.

8.2   Calculation

  Interest will accrue daily from and including the first day of an Interest Period and be calculated on the basis of a 360 day year or (in the case of Sterling) a 365 day year.

8.3   Payment

  Each Borrower will pay interest accrued on each Advance made to it to the Facility Agent (for the account of the Lenders) in arrear on the last day of each Interest Period for that Advance and also, where that Interest Period is longer than six months, on the last day of each consecutive period of six months from (and including) the first day of that Interest Period.

8.4   Default Interest

  If an Obligor fails to pay any amount payable by it under any Senior Finance Document on its due date (including any amount payable by it under this clause 8.4) (an "overdue amount"), that Obligor will pay default interest on that overdue amount from its due date to the date of actual payment (both before and after judgment) at a rate (the "Default Rate") determined by the Facility Agent to be one per cent. per annum above:

  (a)
  where the overdue amount is principal which has become due and payable before the expiry of the relevant Interest Period, the rate applicable to that principal immediately before the date it fell due (but only for the period from that due date to the end of the relevant Interest Period); or

  (b)
  in any other case (including principal falling within clause 8.4(a) once the relevant Interest Period has expired), the rate which would be payable if the overdue amount was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of a duration selected by the Facility Agent (acting reasonably) (each a "Default Interest Period").

  For the purposes of determining the rate of interest on an overdue amount under this clause 8.4, the Margin will be:

    (i)
    if that amount comprises principal or interest or any other amount due in relation to a Facility, the Margin relating to that Facility; or

    (ii)
    if that amount is not properly attributable to a Facility, the Margin under the Term C Facility.

8.5   Compounding

  Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

8.6   Margin Adjustment

  (a)
  Subject to clauses 8.6(b) and (c), if at any time after the first anniversary of the Completion Date the Quarterly Accounts drawn up as at the most recent Testing Date show that, for the four Accounting Quarters ended on such Testing Date, the ratio of Total Net Debt to EBITDA is less than one of the ratios in the first column of the table set out below, then the Margin applicable to a Facility specified in that table shall be reduced to the rate per annum for that Facility which is set out in that table opposite the highest ratio which is exceeded.

Total Net Debt to EBITDA	Term A Facility Margin (%)	Term B Facility Margin (%)	Borrowing Base Facility Margin (%)	Revolving Facility Margin (%)
4.00:1	2.00	2.75	2.00	2.00
3.50:1	1.75	2.50	1.75	1.75
3.00:1	1.50	2.50	1.50	1.50
2.50:1	1.25	2.50	1.25	1.25
  (b)
  Any change in the Margin under clause 8.6(a) shall take effect during (but only during) the period from (and including) the date on which the Facility Agent has received the Quarterly Accounts as at the Testing Date referred to in clause 8.6(a) (together with the corresponding compliance certificates in accordance with clause 20.10(d) (Compliance Certificates)) until (but excluding) the date (a "Readjustment Date") which is the earlier of:

  (i)
  the date on which the Facility Agent receives the Quarterly Accounts for the immediately following Accounting Quarter (together with the corresponding compliance certificate in accordance with clause 20.10(d) (Compliance Certificates and Borrowing Base Certificates)); and

  (ii)
  the latest date by which the Facility Agent should have received the Quarterly Accounts referred to in clause 8.6(b)(i) under clause 20.10(c)(ii) (Financial Statements),

    and, on each Readjustment Date, the Margin applicable to the Facilities referred to in clause 8.6(a) shall return to 2.25 per cent. per annum (or 2.75 per cent. per annum in the case of the Term B Facility), unless a lower Margin is applicable under this clause 8.6.

  (c)
  No decrease in the Margin shall take effect if an Event of Default is outstanding. If an Event of Default occurs and is continuing unremedied or unwaived, the Margin applicable to the Facilities referred to in clause 8.6(a) shall immediately return to (if it is not already) 2.25 per cent. per annum (or 2.75 per cent. per annum in the case of the Term B Facility), until the time when no Event of Default is outstanding, (when the Margin applicable to those Facilities will again be determined in accordance with this clause 8.6).

  (d)
  If:
(i)	(A)	the Margin is decreased in accordance with this clause 8.6 by reference to the Quarterly Accounts; or
	(B)	the Quarterly Accounts indicate that no increase in the Margin is required; and
(ii)	subsequent Annual Accounts show that the Margin should have been higher than the level shown by those Quarterly Accounts,

    The relevant Borrowers shall, promptly following demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lenders the additional amount which would have been payable by the relevant Borrowers if the Margin had been increased to the correct level during the relevant periods as shown by the relevant Annual Accounts. The Facility Agent's determination of any adjustments payable under this clause 8.6(e) shall, except in the case of manifest error, be conclusive.

8.7   Notification

  The Facility Agent will notify Bidco 2 and the Lenders of each determination of an interest rate (including a default rate) and each selection of a Default Interest Period under this clause 8 as soon as reasonably practicable after any such determination or selection is made.

8.8   Effective Global Rate

  To comply with the provisions of articles L.313-4 to L.313-5 of the French Monetary and Financial Code, the relevant Borrowers and the Lenders declare that the effective global rate for each of the Facilities cannot be calculated for the total duration of this agreement, primarily because of the floating rate of interest applicable to the Facilities and the relevant Borrower's selection of the duration of each Interest Period. However an example of the effective global rate calculation and the rate for a three month period shall be provided to Bidco 2 by the Facility Agent on the date of this agreement in the agreed form.

9.     SELECTION OF INTEREST PERIODS

9.1   Term Facilities

  (a)
  Subject to clause 3.4(a)(iii) (Syndication), to paragraph (e) of this clause 9.1 and to the other provisions of this agreement, each Interest Period for a Term Advance shall be one, two, three or six months as notified by, or by Bidco 2 on behalf of, the relevant Borrower to the Facility Agent no later than 10.00 am four Business Days before the start of that Interest Period (or any other period which the Lenders may agree).

  (b)
  The first Interest Period for a Term Advance will start on its Drawdown Date and each subsequent Interest Period for that Term Advance will start on the last day of the immediately preceding Interest Period for that Term Advance.

  (c)
  Each relevant Borrower will select Interest Periods for a Term Advance so that each Repayment Date for that Term Advance will fall on the last day of an Interest Period and, for this purpose, that Borrower may split any Term Advance into two separate Term Advances one of which shall (if applicable) be in an amount at least equal to the amount of the instalment due on the next following Repayment Date relating to that Term Advance and will have an Interest Period expiring on that Repayment Date.

  (d)
  If a Borrower fails to select an Interest Period then, save as provided in this clause 9, it will be deemed to have selected a period of three months or any shorter period which is necessary to comply with the requirements of clause 9.1(c).

  (e)
  If Bidco 2 makes an election as to interest periods under condition 6.1 (Duration of Interest Periods) of the Senior Funding Bonds then Debtco shall immediately make an identical election under clause 9.1 (a) of this agreement.

9.2   Revolving Facility and Borrowing Base Facility

  Subject to clause 3.4(a)(iii) (Syndication) and the other provisions of this agreement, the Interest Period for each Revolving Advance and each Borrowing Base Advance shall be one, two, three or six months, as selected by the relevant Borrower in the relevant Drawdown Request (or any other period which the Facility Agent may agree).

9.3   Non-Business Days

  If any Interest Period would, but for this clause 9.3, end on a day which is not a Business Day, that Interest Period shall be extended to (and the Maturity Date in the case of a Revolving Advance or a Borrowing Base Advance shall be) the immediately following Business Day, unless the result of that extension would be to carry that Interest Period into another calendar month, in which case that Interest Period shall end on (and that Maturity Date shall be) the immediately preceding Business Day.

10.   MARKET DISRUPTION

10.1 Market Disruption Notice

  If, in relation to any Advance (an "Affected Advance"):

  (a)
  at or about 12 (noon) on the Rate Fixing Day for the relevant Interest Period, the Facility Agent determines that, by reason of circumstances affecting the applicable interbank market generally, adequate and fair means do not or will not exist for ascertaining LIBOR or EURIBOR (as the case may be) applicable to that Affected Advance for an Interest Period; or

  (b)
  before close of business in London on the Rate Fixing Day for the relevant Interest Period, Lenders whose participations in that Affected Advance exceed 50 per cent. of the amount of that Affected Advance notify the Facility Agent that the cost to those Lenders of making or maintaining their participations in that Affected Advance for an Interest Period would be in excess of LIBOR or EURIBOR (as the case may be), the Facility Agent will give notice (including a certificate from the relevant Lenders confirming such events and any steps they have taken to ascertain such situation) of that event to Bidco 2 and Debtco (if it is the Principal Borrower) and the Lenders (a "Market Disruption Notice").

10.2 Proposed Advances

  (a)
  Subject to clause 10.2(b) below if a Market Disruption Notice applies to a proposed Advance, the Lenders will not be obliged to participate in that proposed Advance and any relevant Drawdown Request will be deemed withdrawn.

  (b)
  In respect of Advances to be made on the first Drawdown Date then notwithstanding the service of a Market Disruption Notice the Lenders shall participate in the proposed Advances and the interest payable to each Lender's participation in the relevant Affected Advances will be the rate certified by that Lender to Bidco 2 and the Facility Agent to be its cost of funds (from any source which it may reasonably select) plus the applicable Additional Cost Rate plus the applicable Margin save that if a Lender certifies to Bidco 2 and the Facility Agent that it cannot ascertain its cost of funds then it will not be obliged to participate in that proposed Advance.

10.3 Substitute Basis for Outstanding Advances

  If a Market Disruption Notice applies to an outstanding Advance:

  (a)
  during the 30 days following the giving of that Market Disruption Notice, the Facility Agent and Bidco 2 will negotiate in good faith in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the relevant Affected Advance;

  (b)
  if a substitute basis is agreed within that period between the Facility Agent (with the consent of all the Lenders) and Bidco 2, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period); and

  (c)
  unless and until a substitute basis is agreed under clause 10.3(a), the interest payable on each Lender's participation in the relevant Affected Advance for the relevant Interest Period will be the rate certified by that Lender to be its cost of funds (from any source which it may reasonably select) plus the applicable Additional Cost Rate plus the applicable Margin.

10.4 Unavailability of Euro

  If, in relation to any proposed Drawing by way of an Advance, Lenders whose participations in that Advance exceed 50 per cent. of the amount of that Advance notify the Facility Agent that deposits in Euro will not be readily available to them in the European interbank market in order to enable them to fund their participations in that Advance:

  (a)
  the Facility Agent will give notice of that fact to Bidco 2 and the Lenders; and

  (b)
  the affected Lenders will not be obliged to participate in the proposed Drawing and any Drawdown Request which has been served by the relevant Borrower will be deemed withdrawn in that respect.

11.   REPAYMENT OF DRAWINGS

11.1 Term Advances

  (a)
  The Borrowers of the Term A Advances shall repay the Term A Advances in instalments. Each such instalment will fall due for repayment on each date specified in column (1) below.    The amount in total which must be repaid on each such date will be such percentage of the Total Term A Amount as is specified opposite that date in column (2) below. Any balance of the aggregate outstanding principal amount of the Term A Advances remaining outstanding on the Term A Final Repayment Date shall be repaid in full on that date:

(1) Date	(2) % of all Advances
30 September 2003	1.250%
31 December 2003	1.250%
30 June 2004	4.250%
31 December 2004	4.250%
30 June 2005	5.750%
31 December 2005	5.750%
30 June 2006	8.125%
31 December 2006	8.125%
30 June 2007	10.250%
31 December 2007	10.250%
30 June 2008	12.000%
31 December 2008	12.000%
30 June 2009	8.375%
Term A Final Repayment Date	8.375%

100.000%

    For these purposes the "Total Term A Amount" will be the Euro amount of all Term A Advances outstanding at 5 pm (London time) on the last day of the Availability Period in respect of the Term A Facility or, if earlier, the day on which the Term A Facility has been drawn in full.

  (b)
  The Borrowers of the Term B Advances shall repay the Term B Advances in two equal semi-annual instalments, the first on the date falling 180 days prior to the Term B Final Repayment Date and the second on the Term B Final Repayment Date.

  (c)
  The Borrowers of the Term C Advances shall repay the Term C Advances in two equal semi-annual instalments, the first on the date falling 180 days prior to the Term C Final Repayment Date and the second on the Term C Final Repayment Date.

  (d)
  The Borrowers of the Bridge Advances shall repay the Bridge Advances in one instalment on the Bridge Repayment Date.

  (e)
  No amount repaid in relation to a Term Advance may be redrawn.

11.2 Borrowing Base Advances

  (a)
  Each Borrower of any Borrowing Base Advance shall repay that Advance on its Maturity Date.

  (b)
  Any amount repaid under the Borrowing Base Facility may be redrawn in accordance with clause 5 (Drawdown Procedures).

  (c)
  On the Borrowing Base Repayment Date:

  (i)
  the Borrowing Base Facility will expire and the Borrowing Base Commitment of each Lender will be reduced to zero; and

  (ii)
  each Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Borrowing Base Facility.

11.3 Revolving Advances and Cleandown

  (a)
  Each Borrower of any Revolving Advance shall repay that Advance on its Maturity Date.

  (b)
  Any amount repaid under the Revolving Facility may be redrawn in accordance with clause 5 (Drawdown Procedures).

  (c)
  On the Revolving Facility Repayment Date:

  (i)
  the Revolving Facility will expire and the Revolving Commitment of each Lender will be reduced to zero; and

  (ii)
  each Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Revolving Facility (together with all its Contingent Liabilities).

  (d)
  Bidco 2 shall procure that, for a period of at least fifteen consecutive days during the period of twelve months which commences on the Completion Date, the Original Euro Amount of all Revolving Advances and all Ancillary Outstandings (net of all Cash and Cash Equivalents (as defined in clause 20.12 (Financial Definitions)) shall be reduced so as not to exceed €50,000,000 (and shall notify the Facility Agent at least five days before the commencement of this fifteen day period).

12.   PREPAYMENT AND CANCELLATION

12.1 Voluntary Prepayment

  (a)
  Subject to paragraph (b) below, a Borrower may prepay all or any part of a Term Advance at any time, provided that:

  (i)
  the Facility Agent has received no less than four Business Days' irrevocable notice from Bidco 2 of the proposed date and amount of the prepayment;

  (ii)
  any partial prepayment is in a minimum amount of €10,000,000 and, if greater, an integral multiple of €2,500,000; and

  (iii)
  if paid other than on the last day of the Interest Period for that Term Advance, the relevant Borrower indemnifies the Lenders under clause 29.1 (General Indemnity and Breakage Costs).

  (b)
  If Bidco 2 makes an election to voluntarily prepay (in part or whole) an Advance under condition 8.2 (Voluntary Early Redemption) of the Senior Funding Bonds then Debtco shall immediately make an identical election to prepay an identical amount under clause 12.1 (a) of this agreement.

12.2 Sale, Change of Control and Listing

  (a)
  If a Change of Control or Sale occurs:

  (i)
  all of the Lenders' Commitments will immediately be cancelled and reduced to zero; and

  (ii)
  each Borrower will immediately prepay all Advances drawn by it, all Bank Guarantees issued for its account and all sums advanced to it and all Contingent Liabilities issued for its account under any Ancillary Facility.

  (b)
  If a Listing occurs:

  (i)
  which results in a Change of Control, the provisions of clause 12.2(a) shall apply provided that any prepayment shall occur on the settlement date in respect of such Listing (date de réglement-livraison); or

  (ii)
  which is of any of the Holdcos or any Material Subsidiary and does not result in a Change of Control, then:

  (A)
  each Borrower will on the settlement date in respect of such Listing (date de réglement-livraison) prepay Advances and Debtco (if it is the Principal Borrower) will procure that the Senior Funding Bonds are redeemed or repaid (and apply such redemption or repayment proceeds to prepay the Advances), in each case, with the proceeds received from the Listing (net of related costs and expenses reasonably incurred and any Taxes incurred or reasonably estimated to be incurred) until such time as the ratio of Total Net Debt as at such prepayment date to EBITDA for the last four Accounting Quarters ending on the most recent preceding Testing Date is equal to or less than 3.5:1; and

  (B)
  thereafter, 50 per cent. of the proceeds received from the Listing (net of related fees, costs and expenses reasonably incurred and any Taxes incurred or reasonably estimated to be incurred) in excess of the amounts required for the purposes of paragraph (A) above (the "Relevant Listing Proceeds") shall be applied in prepayment of the Facilities in accordance with clause 12.12 and 50 per cent. of the Relevant Listing Proceeds shall be applied or retained as Bidco 2 may elect;

  (c)
  For the purposes of this agreement:

  (i)
  a "Change of Control" will occur if:

  (A)
  at any time prior to a Listing, the Original Equity Investors (aggregating their ownership percentages) cease to be the direct or indirect legal and beneficial owners of more than 50.1 per cent. of the equity share capital of Bidco 1 on a fully diluted basis or of equity share capital having the right to cast more than 50.1 per cent. of votes capable of being cast in general meetings of Bidco 1 on a fully diluted basis; or

  (B)
  until the earlier of a Listing or the second anniversary of the Completion Date, any Original Equity Investor ceases to be the direct or indirect legal and beneficial owner of more than 20 per cent. of the equity share capital of Bidco 1 on a fully diluted basis (but excluding any shares or any rights giving access to shares in any Holdco subscribed by officers and employees of the Target Group) or equity share capital having the right to cast more than 20 per cent. of votes capable of being cast in general meetings of Bidco 1 on a fully diluted basis (but excluding any shares or any rights giving access to shares in any Holdco subscribed by officers and employees of the Target Group); or

  (C)
  at any time on or following a Listing, the Original Equity Investors (aggregating their ownership percentages) cease to be the direct or indirect legal and beneficial owners of more than 33.3 per cent. of the equity share capital and of the equity share capital having the right to cast more than 33.3 per cent. of the votes capable of being cast in general meetings of Bidco 1 on a fully diluted basis (but excluding shares or any rights giving access to shares in any Holdco subscribed by officers and employees of the Target Group) and/or any person (other than the Original Equity Investors) or group of persons acting in concert are the direct or indirect legal or beneficial owners of equity share capital having the right to cast a greater percentage on a fully diluted basis (but excluding shares or any rights giving access to shares in any Holdco subscribed by officers and employees of the Target Group) of the votes capable of being cast in general meetings of Bidco 1 than such percentage then owned directly or indirectly by the Original Equity Investors, unless at such time the Original Equity Investors have the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors of Bidco 1;

      For the purposes of paragraphs (A), (B) and (C) above, a person or persons shall be deemed not to own any equity share capital of a company held by another company if such person or persons does not own, directly or indirectly a majority of the equity share capital in such other company and in the case in which such person or persons so owns a majority of the equity share capital in such other company, such person or persons shall be deemed to own all of the equity share capital of such company which is held by such other company.

    (ii)
    "Listing" means admission to trading of all or any part of the share capital of any Holdco or any Material Subsidiary on any recognised investment exchange in any jurisdiction or country; and

    (iii)
    "Sale" means completion of a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the business or assets of Bidco 2 or the Target Group, taken as a whole.

12.3 Asset Disposals

  (a)
  Subject to clause 12.3(b), Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that the Net Proceeds of any disposal of any asset by a Group Company other than:

  (i)
  a disposal permitted by clause 20.3(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (ix), (x) or (xi) (Disposals), or

  (ii)
  to the extent that that amount is less than €1,000,000 (or its equivalent in other currencies), or

  (iii)
  to the extent that that amount is equal to or greater than €1,000,000 but when aggregated with the Net Proceeds of all other such disposals (other than a disposal referred to in clause 12.3(a)(i) (or (ii))) made in the same Financial Year does not exceed €15,000,000 (or its equivalent in other currencies)

    is applied in prepayment of the Facilities.

  (b)
  Net Proceeds need not be so applied if:

  (i)
  within twelve months after receipt they are applied or contracted to be applied (and are (where contracted) so applied within twelve months of the end of the first twelve month period) in the business of a Group Company (and in accordance with clause 20.4(a)(ix) and (x) (Acquisitions) in the case where applied for the purposes of making acquisitions); and

  (ii)
  in respect of the Net Proceeds of any individual disposal or series of related disposals in excess of €10,000,000 (or its equivalent in other currencies) immediately following receipt and pending that reinvestment they are held in a Cash Collateral Account (to be released (in whole or in part) upon presentation by Bidco 2 to the Facility Agent of a certificate certifying that all or part (as the case may be) of such monies are required for a purpose set out in clause 12.3(b)(i)).

12.4 Warranty Claims

  (a)
  Subject to clause 12.4(b), if a Group Company receives or recovers any amount in respect of a warranty or other claim under any Acquisition Document, Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that an amount equal to that amount (net of any Tax or reasonably estimated Tax and costs incurred in recovering such amounts) is applied in prepayment of the Facilities.

  (b)
  Any amount received or recovered under any Acquisition Document need not be so applied if:

  (i)
  within twelve months after receipt it is applied in replacing, repairing or otherwise investing in assets or meeting liabilities (including payment of Tax or reasonably estimated Tax and costs incurred in recovering such amounts) in relation to which the relevant claim was made under the Acquisition Documents; and

  (ii)
  in respect of the Net Proceeds of any individual claim or series of related claims in excess of €10,000,000 (or its equivalent in other currencies) immediately following receipt and pending that application it is held in a Cash Collateral Account (to be released (in whole or in part) upon presentation by Bidco 2 to the Facility Agent of a certificate certifying that all or part (as the case may be) of such monies are required for a purpose set out in clause 12.4(b)(i)).

12.5 Insurance Claims

  (a)
  Subject to clause 12.5(b), if a Group Company receives or recovers any proceeds exceeding €10,000,000 (or its equivalent in other currencies) in any Financial Year as a result of making a claim under an insurance policy in respect of loss or the destruction of assets (other than in relation to any third party liability or business interruption insurances or other insurance in respect of operating losses included in the calculation of EBITDA), Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that an amount equal to those proceeds (net of any Tax or reasonably estimated Tax or costs incurred in recovering such amounts) is applied in prepayment of the Facilities.

  (b)
  Any amount received or recovered as a result of making a claim under an insurance policy need not be so applied if:

  (i)
  within twelve months after receipt it is applied or contracted to be applied (and are (where contracted) so applied within twelve months of the end of the first 12 month period) in reinstating, replacing, or repairing assets or meeting liabilities in relation to which that amount was received; and

  (ii)
  in respect of the Net Proceeds of any individual claim or series of related claims in excess of €10,000,000 (or its equivalent in other currencies) immediately following receipt and pending that application it is held in a Cash Collateral Account (to be released (in whole or in part) upon presentation by Bidco 2 to the Facility Agent of a certificate certifying that all or part (as the case may be) of such monies are required for a purpose set out in clause 12.5(b)(i)).

12.6 Report Claims

  (a)
  Subject to clause 12.6(b), if a Group Company receives or recovers any amount in respect of any liability claim in respect of a Report against any professional adviser who prepared any Report, Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that an amount equal to that amount (net of any Tax or reasonably estimated Tax or costs incurred in recovering such amounts) is applied in prepayment of the Facilities.

  (b)
  Any amount received or recovered in relation to a liability claim under a Report need not be so applied if:

  (i)
  within twelve months after receipt it is applied in replacing, repairing or otherwise investing in assets or meeting liabilities in relation to which the relevant liability claim was made (including payment of any Taxes or reasonably estimated Taxes and reasonable costs incurred in recovering such amounts); and

  (ii)
  in respect of the Net Proceeds of any individual claim or series of related claims in excess of €10,000,000 (or its equivalent in other currencies) immediately following receipt and pending that application it is held in a Cash Collateral Account (to be released (in whole or in part) upon presentation by Bidco 2 to the Facility Agent of a certificate certifying that all or part (as the case may be) of such monies are required for a purpose set out in clause 12.6(b)(i)).

12.7 Excess Cashflow

  On last day of the Interest Period which is current at the time of delivery of the Annual Accounts in relation to each Financial Year, Bidco 2 shall procure that an amount equal to 50 per cent. of the amount of Excess Cashflow for that Financial Year in excess of €10,000,000 (or its equivalent in other currencies) is applied in prepayment of the Facilities if, at that time, the ratio of Total Debt at that time to EBITDA for the four most recent Accounting Quarters ended on the most recent Testing Date is greater than 3.5:1.

  "Excess Cashflow" means Cashflow for a Financial Year less the aggregate of:

  (a)
  Total Debt Service for that Financial Year; and

  (b)
  the aggregate amount of prepayments made in accordance with clause 12.1 (Voluntary Prepayments) or clauses 12.3 (Asset Disposals) to 12.6 (Report Claims) (inclusive) or clause 10.9 (Net Debt Proceeds) of the Mezzanine Loan Agreement and any amount permitted to be retained by the Group in accordance with those clauses during (or referable to) that Financial Year, to the extent that the relevant amounts or proceeds giving rise to the relevant prepayments have been included in calculating Cashflow.

12.8 Swap Proceeds

  Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that an amount equal to all net cash in excess of €5,000,000 (or its equivalent in other currencies) in aggregate received by Group Companies pursuant to, or directly or indirectly in connection with, the termination of Derivative Instruments entered into in relation to the TSDIs and/or the Long Term Notes which are in existence at the Completion Date is applied in prepayment of the Facilities promptly following receipt.

12.9 Borrowing Base Facility

  Subject to clause 4.3 (Additional Conditions Precedent in respect of the Borrowing Base Facility) if a Borrowing Base Certificate delivered to the Facility Agent in accordance with clause 20.10(d)(iii) (Compliance Certificate and Borrowing Base Certificate) or clause 20.10(i) (Other Information) demonstrates that:

  (a)
  the outstanding aggregate principal amount of the Borrowing Base Facility at the date of the Borrowing Base Certificate exceeds the Borrowing Base Facility Limit at that date; and/or

  (b)
  the aggregate of all Borrowing Base Advances made to any Borrowing Base Borrower which are outstanding at the date of the Borrowing Base Certificate exceeds an amount equal to 80 per cent. of the Charged Eligible Receivables at that date,

  Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that within 10 Business Days of the date of the relevant Borrowing Base Certificate an amount equal to the amount of such excess is applied in prepayment of the Borrowing Base Facility or additional Eligible Receivables are charged pursuant to Receivables Charges in order that this paragraph is complied with.

12.10 Trapped Cash

  If any cash within the Target Group which, at Completion, is Trapped Cash shall become available for application in prepayment of the Bridge Facility ("Free Cash"), Debtco (if it is the Principal Borrower) and Bidco 2 shall procure that within 5 Business Days of thereafter an amount equal to the Free Cash shall be applied in prepayment of the Bridge Facility.

12.11 Order of Application of Prepayments

  (a)
  Subject to clause (e) below, any amount to be applied in prepayment of the Facilities under clause 12.1 (Voluntary Prepayments) or clauses 12.3 (Asset Disposals) to 12.8 (Swap Proceeds) shall be applied in the following order, in each case until the relevant Advances or other liabilities have been satisfied in full:

  (i)
  first (except in the case of voluntary prepayments) in permanent prepayment of the Bridge Facility;

  (ii)
  second in permanent prepayment of the Term A Advances, the Term B Advances and the Term C Advances pro rata to the outstanding amount of those Advances (and if Term B Advances and Term C Advances have been advanced to Debtco, Bidco 2 and to other Group Companies, then those advanced to Debtco shall be prepaid first and those to Bidco 2 second);

  (iii)
  third, in permanent prepayment on a pro rata basis of Revolving Advances, Borrowing Base Advances and cash advances outstanding under the Ancillary Facilities;

  (iv)
  fourth, in prepaying (or provision of Cash Collateral) on a pro rata basis any Contingent Liability or contingent liability under any Bank Guarantee or Ancillary Facility; and

  (v)
  fifth, in permanent reduction of any undrawn Revolving Commitments and Borrowing Base Commitments on a pro rata basis.

  (b)
  If any amount is applied in accordance with clause 12.11(a)(iii) or (iv), the Revolving Commitments and Borrowing Base Commitments shall immediately be cancelled by that amount. Any such cancellation shall apply to the Revolving Commitment of each Revolving Lender and the Borrowing Base Commitment of each Borrowing Base Lender on a pro rata basis and (in the case of the Revolving Facility) that Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

  (c)
  Subject to the other provisions of this agreement, Bidco 2 shall, by notice to the Facility Agent to be received at least three Business Days before the date of the relevant prepayment, designate which Drawings and Ancillary Outstandings are to be prepaid on that date.

  (d)
  Any prepayment to be applied under this clause 12.11 against the Term Advances shall be applied against the relevant scheduled instalments set out in clause 11.1 (Term Advances) pro rata or, in the case of voluntary prepayments of the Term A Facility, as Bidco 2 may direct.

  (e)
  In relation to a proposed voluntary prepayment of a Term C Advance, a Term C Lender may waive its right to receive such prepayment and such amount (the "Additional Amount") shall be applied in prepayment of the other Term C Lenders' participation in the relevant Term C Advance. If all the Term C Lenders waive their right to receive prepayment, then the Additional Amount shall be applied in accordance with clause 12.11(f) (Order of Application of Prepayments).

  (f)
  An Additional Amount referred to in clause 12.11(e) (Order of application of Prepayments) shall be applied in prepayment of the Term B Facility until all Term B Advances and other liabilities under the Term B Facility, and then in accordance with clause (a) above.

  (g)
  If the Senior Funding Bonds have been issued and for as long as the Senior Funding Bonds have not been fully repaid, the obligation of Bidco 2 to procure the prepayment of the Facilities or their refinancing pursuant to the Debt Push Downs, shall be limited to procuring the prepayment of Advances made to it and any of its Subsidiaries and to making a corresponding prepayment under the Senior Funding Bonds. Debtco shall prepay Advances in accordance with the provisions of this clause 12 from amounts prepaid under the Senior Funding Bonds.

  (h)
  Amounts repaid as a result of Debt Push Downs shall be applied first against existing Term C Advances, then existing Term B Advances, then existing Term A Advances.

12.12 Limitations on Amount of Prepayment

  (a)
  Any amounts to be applied in prepayment of the Advances under clause 12.3 (Asset Disposals), 12.5 (Insurance Claims), 12.6 (Report Claims), 12.7 (Excess Cashflow) and 12.8 (Swap Proceeds) shall (except where the relevant amount has been received directly by any Borrower which can utilise such sums in prepayment of Advances made to it) be limited to the sum of:

  (i)
  the sum of (A) distributable profits net of taxes (calculated at the end of the latest Financial Year) of the Subsidiaries of Bidco 2 and (B) cash reserves distributable by Subsidiaries of Bidco 2 (except to the extent and for so long as such cash reserves cannot be distributed without incurring tax) (in each case taking into account minority interests);

  (ii)
  debt owed by the relevant member of the Group to a Borrower which is able lawfully to prepay pursuant to clause 12.12;

  (iii)
  loans that may be made (directly or indirectly) by the relevant member of the Group to any Borrower without breaching financial assistance or corporate benefit rules; and

  (iv)
  cash held by any Borrower which is able lawfully to prepay pursuant to clause 12.12.

  (b)
  Where it is not legally permissible for a Group Company to place moneys in a Cash Collateral Account as required by this clause 12, Bidco 2 and the relevant Group Company shall be under no obligation to place monies in a Cash Collateral Account and it shall procure that the recipient of the payment shall (unless prohibited by any applicable law) segregate those moneys from its other assets, shall not dispose of those moneys in any manner other than as permitted by this clause 12 and, to the extent not so disposed, shall use its best efforts to make those moneys available to the relevant Borrower for application as required by those clauses in a manner which is legally permissible.

  (c)
  If:

  (i)
  any amount is required to be applied in prepayment or repayment of the Facilities under this clause 12 but, in order to be so applied, moneys need to be upstreamed or otherwise transferred from one Group Company to another Group Company to effect that prepayment or repayment; and

  (ii)
  those moneys cannot be so upstreamed or transferred without:

  (A)
  breaching a financial assistance prohibition or other legal restriction applicable to a Group Company (or any of its directors); or

  (B)
  any Group Company incurring a material cost (whether as a result of paying additional Taxes (including, in the case of a Group Company incorporated in France, any special dividend withholding tax (précompte)) or otherwise), there will be no obligation to make that prepayment or repayment until that impediment no longer applies and, until that time (to the extent lawful), the proceeds which have given rise to the requirement to make that payment or prepayment under this agreement will be placed in a Cash Collateral Account. Bidco 2 and the relevant Group Companies will use reasonable endeavours to overcome that impediment.

12.13 Prepayments during Interest Periods

  Subject to the other provisions of this agreement, if an amount is required to be applied in prepayment of the Facilities pursuant to clause 12.3 (Asset Disposals), 12.4 (Warranty Claims), 12.5 (Insurance Claims), 12.6 (Report Claims) or 12.7 (Excess Cashflow) otherwise than on the last day of an Interest Period in relation to an Advance, the relevant Borrower shall be entitled to pay such amount into a Cash Collateral Account pending its application (together with any relevant accrued interest) against that Advance on the expiry of that Interest Period.

12.14 Cancellation of Facility

  (a)
  Bidco 2 may cancel the Bridge Commitments, the Revolving Commitments and/or the Borrowing Base Commitments and/or (following the Completion Date and when all third-party Financial Indebtedness has been discharged save to the extent permitted to remain outstanding under this agreement) the Term Commitments, in part or (other than the Term Commitments) in whole (but, if in part, in a minimum of €10,000,000 and an integral multiple of €2,500,000) at any time during the relevant Availability Period by giving no less than three Business Days' irrevocable notice to the Facility Agent specifying the date and amount of the proposed cancellation and, on any such cancellation, the amount of the Bridge Facility, the Revolving Facility, the Borrowing Base Facility and/or the Term Facilities (as the case may be) will reduce accordingly. Any such cancellation shall reduce each relevant Lender's Bridge Commitment, Revolving Commitment, Borrowing Base Commitment and/or Term Commitments on a pro rata basis in each case and (in the case of the Revolving Facility) that Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

  (b)
  After the Completion Date and provided that all third party Financial Indebtedness has been discharged in accordance with this agreement, Bidco 2 may cancel the Term Commitments in part (subject to a minimum of €10,000,000 and in integral multiples of €2,500,000) at any time during the relevant Availability Period by giving no less that ten Business Days' irrevocable notice to the Facility Agent specifying the date and amount of the proposed cancellation and, on any such cancellation (provided that Bidco 2 shall have provided the Majority Lenders with evidence satisfactory to the Majority Lenders (acting reasonably) and the Majority Lenders are satisfied (acting reasonably) that the Group will have sufficient cash to fund the Acquisition Costs and to discharge all existing third party Financial Indebtedness of the Target (save for that permitted to remain outstanding under this agreement)), the amount of the Term Facilities will reduce accordingly. Any such cancellation shall reduce the Term A Commitments, Term B Commitments and Term C Commitments pro rata to each while each Term A Lenders' Term A Commitments shall also be reduced pro rata to each other, each Term B Lenders' Term B Commitments shall be reduced pro rata to each other and each Term C Lenders' Term C Commitments shall be reduced pro rata to each other.

12.15 Miscellaneous

  (a)
  Any repayment or prepayment under this agreement must be accompanied by accrued interest on the amount repaid or prepaid and any other amount then due under this agreement.

  (b)
  No amount prepaid or cancelled under this clause 12 may be redrawn or reinstated.

  (c)
  In case any Advance to be repaid or prepaid in accordance with the clause 12 has been borrowed by Debtco, Bidco 2 shall redeem the Senior Funding Bonds in an amount sufficient to enable Debtco to comply with its obligations under this clause 12.

  (d)
  Any notice of prepayment or cancellation given under this agreement shall be irrevocable and, in the case of notice of prepayment, the Borrower named in that notice shall be obliged to prepay (and Bidco 2 shall procure prepayment of amounts by its Subsidiaries) in accordance with that notice.

  (e)
  No prepayment of a Drawing or cancellation of any Commitment may be made except in accordance with this agreement or (in relation to an Ancillary Facility) the relevant Ancillary Facility Letter.

  (f)
  The Term A Commitments, the Term B Commitments, the Term C Commitments and the Bridge Commitments (as the case shall be) shall be reduced and cancelled by the amount of any repayment or prepayment of any Term A Advance, Term B Advance, Term C Advance or Bridge Advance (as the case may be) made pursuant to this agreement.

13.   PAYMENTS

13.1 By Lenders

  (a)
  On each date on which an Advance is to be made, each Lender shall make its participation in that Advance available to the Facility Agent on that date by payment in the currency in which that Advance is denominated and in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

  (b)
  The Facility Agent shall make the amounts paid to it available to the relevant Borrower on the date of receipt by payment in the same currency as received by the Facility Agent to the account specified by that Borrower in the notice requesting that Advance and in immediately available cleared funds. If any Lender makes its share of any Advance available to the Facility Agent later than required by clause 13.1(a), the Facility Agent shall make that share available to the relevant Borrower as soon as practicable after receipt.

13.2 By Obligors

  (a)
  On each date on which any amount is due from any Obligor under the Senior Finance Documents, that Obligor shall pay that amount on that date to the Facility Agent in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

  (b)
  Each payment under this agreement from an Obligor is to be made in Euro, except that:

  (i)
  each repayment or prepayment of an Advance shall be in the currency in which it was drawn;

  (ii)
  each payment of interest shall be in the same currency as the amount in relation to which that interest is payable;

  (iii)
  each payment in respect of losses shall be made in the currency in which the losses were incurred;

  (iv)
  each payment under clause 14.1 (Gross Up) or clause 15.1 (Increased Costs) shall be made in the currency specified by the claiming Finance Party; and

  (v)
  any amount expressed to be payable in a currency other than Euro shall be paid in that other currency.

  (c)
  The Facility Agent shall, on the date of receipt, pay to the Finance Party to which the relevant amount is due its pro rata share (if any) of any amounts so paid to the Facility Agent in the same currency as received by the Facility Agent to the account specified by that party to the Facility Agent. If any amount is paid to the Facility Agent later than required by clause 13.2(a), the Facility Agent shall make that party's share available to it as soon as practicable following receipt.

13.3 Netting of Payments

  If on any Drawdown Date:

  (a)
  the Revolving Lenders are required to make a Revolving Advance; and

  (b)
  a payment is due to be made by an Obligor to the Facility Agent for the account of the Revolving Lenders,

  the Facility Agent may, without prejudice to the obligation of the relevant Obligor to make that payment, apply any amount payable by the Revolving Lenders to that Obligor on that Drawdown Date in relation to the relevant Revolving Advance in or towards satisfaction of the amounts payable by that Obligor to the Revolving Lenders on that Drawdown Date.

13.4 Assumed Receipt

  Where an amount is to be paid under any Senior Finance Document for the account of another person, the Facility Agent will not be obliged to pay that amount to that person until it is satisfied that it has actually received that amount. If the Facility Agent nonetheless pays that amount to that person and the Facility Agent had not in fact received that amount, then that person will on request refund that amount to the Facility Agent. That person will be liable:

  (a)
  to pay to the Facility Agent on demand interest on that amount at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of funding that amount for the period from payment by the Facility Agent until refund to the Facility Agent of that amount; and

  (b)
  to indemnify the Facility Agent on demand against any additional loss it may have incurred by reason of it having paid that amount before having received it.

13.5 No Set-off or Deductions

  All payments made by an Obligor under the Senior Finance Documents must be paid in full without set-off or counterclaim and not subject to any condition and free and clear of and without any deduction or withholding for or on account of any Taxes (except as provided in clause 14 (Taxes)).

13.6 Business Days

  Subject to clause 9.3 (Non-Business Days), if any amount would otherwise become due for payment under any Senior Finance Document on a day which is not a Business Day, that amount shall become due on the immediately following Business Day and all amounts payable under any Senior Finance Document calculated by reference to any period of time shall be recalculated on the basis of that extension of time.

13.7 Change in Currency

  (a)
  If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country:

  (i)
  any reference in any Senior Finance Document to, and any obligations arising under any Senior Finance Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Facility Agent (after consultation with Debtco (if it is the Principal Borrower), Bidco 2 and the Lenders); and

  (ii)
  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

  (b)
  If a change in any currency of a country occurs, the Senior Finance Documents will, to the extent the Facility Agent specifies is necessary, be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency. The Facility Agent will notify the other parties to the relevant Senior Finance Documents of any such amendment, which shall be binding on all the parties to that Senior Finance Document.

13.8 Application of Moneys

  If any amount paid or recovered in relation to the liabilities of an Obligor under any Senior Finance Document is less than the amount then due, the Facility Agent shall apply that amount against amounts outstanding under the Senior Finance Documents in the following order:

  (a)
  first, to any unpaid fees and reimbursement of unpaid expenses of the Arrangers;

  (b)
  second, to any unpaid fees and reimbursement of unpaid expenses of the Agents;

  (c)
  third, to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

  (d)
  fourth, to unpaid interest;

  (e)
  fifth, to unpaid principal (including provision of cash cover in relation to Contingent Liabilities); and

  (f)
  sixth, to other amounts due under the Senior Finance Documents (other than the Hedging Agreements);

  in each case (other than (a) and (b)), pro rata to the outstanding amounts owing to the relevant Finance Parties (other than the Hedging Lenders) under the Senior Finance Documents taking into account any applications under this clause 13.8. Any such application by the Facility Agent will override any appropriation made by an Obligor.

14.   TAXES

14.1 Gross Up

  If any deduction or withholding for or on account of Taxes or any other deduction from any payment made or to be made by an Obligor to any Finance Party or by the Facility Agent to any other Finance Party under any Senior Finance Document (other than under the Hedging Agreements which contain their own gross-up provisions) is required by law, then that Obligor will:

  (a)
  ensure that the deduction or withholding does not exceed the minimum amount legally required;

  (b)
  pay to the relevant Taxation or other authorities on or before the due date for payment required by the applicable law, the amount which is required to be paid in consequence of the deduction (including the full amount of any deduction from any additional amount paid under this clause 14.1);

  (c)
  promptly pay to the relevant Finance Party an additional amount equal to the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it if no such deduction or withholding had been made; and

  (d)
  indemnify each Finance Party against any losses incurred by it by reason of:

  (i)
  any failure by the relevant Obligor to make any such deduction or withholding; or

  (ii)
  any such additional amount not being paid on the due date for payment of the interest or other amount to which it relates.

14.2 Exemptions from Gross Up

  No additional amount will be payable to a Finance Party under clause 14.1 (Gross Up) in each of the following circumstances:

  (a)
  to the extent that the relevant deduction or withholding would not have arisen if that Finance Party had been a Qualifying Lender at the time the relevant payment fell due (unless the reason it is not a Qualifying Lender is the introduction of, or a change in, any law or regulation, or a change in the interpretation or application of any law or regulation or in any practice or concession (including in respect of any double taxation treaty) of the relevant Taxation authority, in each case occurring after the date of this agreement); or

  (b)
  that Finance Party is a Qualifying Lender by reason of paragraphs (b) or (c) of the definition of Qualifying Lender in clause 1.1 (Definitions) and the Obligor making the payment is able to demonstrate that the payment could have been made to that Finance Party without the deduction or withholding for or on account of Taxes had the Finance Party complied with its obligations under clause 14.4(b) below (it being understood that, in no event shall the exemption provided for in this paragraph (b) apply unless the relevant Finance Party has received the written request referred to in clause 14.4(b) and failed to comply with its obligations under clause 14.4(b) below); or

  (c)
  in the circumstances described in clause 14.9 (Transfer and Change of Facility Office);

14.3 Indemnity

  Without prejudice to clause 14.1 (Gross Up), if, as a result of the introduction of, or a change in the interpretation or application of, any law or regulation in relation to Taxation occurring after the date of this agreement (or compliance by any Finance Party with any such law or regulation), any Finance Party (or any person on its behalf) is required to make any payment in relation to Tax (other than Tax on its overall net income) on or calculated by reference to the amount of any payment received or receivable by that Finance Party (or any person on its behalf) under any Senior Finance Document (including under clause 14.1 (Gross Up)) or any liability in relation to any such payment is assessed, levied, imposed or claimed against any Finance Party (or any person on its behalf), the relevant Obligor shall, on demand by the Facility Agent, forthwith indemnify that Finance Party (or relevant other person) against that payment or liability and any losses incurred in connection with that payment or liability.

14.4 Filings

  (a)
  If an Obligor is required (or would in the absence of any appropriate filing be required) to make a deduction or withholding for or on account of Taxes or any other deduction contemplated by this clause 14, that Obligor and each relevant Finance Party shall as soon as reasonably practicable file all forms and documents which the appropriate Tax authority may reasonably require in order to enable that Obligor to make relevant payments under the Senior Finance Documents without having to make that deduction or withholding.

  (b)
  Each Finance Party which is (or would be following compliance with this paragraph) a Qualifying Lender by reason of paragraphs (b) or (c) of the definition of "Qualifying Lender" in clause 1.1 (Definitions) shall, as soon as reasonably practicable after written request from Bidco 2 or the Principal Borrower (as the case may be), file with any relevant Tax authority, or provide to Bidco 2 or the Principal Borrower (as the case may be), any Tax form, declaration or other document which Bidco 2 or Principal Borrower (as the case may be) has reasonably requested in writing from that Finance Party for the purpose of enabling payments to be made by the relevant Obligor to that Finance Party under the Senior Finance Documents without deduction or withholding.

14.5 Tax Credits

  If an Obligor pays an additional amount under clause 14.1 (Gross Up) and a Lender, in its sole opinion, receives an offsetting Tax credit or other similar Tax benefit arising out of that payment, that Lender shall reimburse to the relevant Obligor the amount which that Lender determines, in its sole opinion, is attributable to the relevant deduction, withholding or payment and will leave it in no better or worse position in relation to its worldwide Tax liabilities than it would have been in if the payment of that additional amount had not been required, to the extent that that Lender, in its sole opinion, can do so without prejudice to the retention of the amount of that credit or benefit and without any other adverse Tax consequences for it. Any such reimbursement shall be conclusive evidence of the amount due to that Obligor and shall be accepted by that Obligor in full and final settlement of any claim for reimbursement under this clause 14.5.

14.6 Tax Credit Recovery

  If, following any reimbursement by a Lender under clause 14.5 (Tax Credits), that Lender is required to relinquish or surrender any credit or benefit or suffers an adverse Tax consequence as a result of that reimbursement and that relinquishment, surrender or that adverse Tax consequence was not (or was not fully) taken into account in determining that reimbursement, the relevant Obligor shall, on demand, return to that Lender the proportion of the reimbursement which will compensate the Lender for that relinquishment, surrender or adverse Tax consequence.

14.7 Tax Affairs

  Nothing in this clause 14 shall oblige any Lender to disclose any information to any person regarding its Tax affairs or Tax computations or interfere with the right of any Lender to arrange its Tax affairs in whatever manner it thinks fit.

14.8 Notification to the Principal Borrower and Facility Agent

  Each Lender will notify Bidco 2, Debtco (if it is the Principal Borrower) and the Facility Agent if it is not or ceases to be a Qualifying Lender.

14.9 Transfer and Change of Facility Office

  If at any time:

  (a)
  a Lender assigns or transfers any of its rights or obligations under the Senior Finance Documents or changes its Facility Office; and

  (b)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender (as defined in clause 27.2 (Transfers by Lenders)), or Lender acting through its new Facility Office, under clause 14.1 (Gross Up), then the New Lender (as defined in clause 27.2 (Transfers by Lenders)), or Lender acting through its new Facility Office, is only entitled to receive payment under this clause 14 to the same extent as the Existing Lender (as defined in clause 27.2 (Transfers by Lenders)), or Lender acting through its previous Facility Office, would have been if the assignment, transfer or change had not occurred.

15.   CHANGE IN CIRCUMSTANCES

15.1 Increased Costs

  (a)
  If the effect of the introduction of, or a change in, or a change in the interpretation or application of, any law or regulation (including any law or regulation relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) applicable to any Lender (an "Affected Lender") occurring after the date of this agreement or compliance by any Lender with any such law or regulation is to:

  (i)
  impose an additional cost on the Affected Lender as a result of it having entered into any Senior Finance Document or making or maintaining its participation in any Drawing or of it performing its obligations under any Senior Finance Document;

  (ii)
  reduce any amount payable to the Affected Lender under any Senior Finance Document or reduce the effective return on its capital or any class of its capital; or

    (iii)
    result in the Affected Lender making any payment or forgoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Lender from any other party under any Senior Finance Document,

    (each such increased cost, reduction, payment, forgone interest or other return being referred to in this clause 15.1 as an "increased cost"), then:

      (A)
      the Affected Lender will notify Bidco 2, Debtco (if it is the Principal Borrower) and the Facility Agent of that event as soon as reasonably practicable after becoming aware of it; and

      (B)
      within 5 Business Days of demand by the Affected Lender, the relevant Borrower will pay to the Affected Lender the amount which the Affected Lender reasonably determines is necessary to compensate the Affected Lender for that increased cost (or the portion of that increased cost which is, in the reasonable opinion of the Affected Lender, attributable to it entering into the Senior Finance Documents, making or maintaining its participation in any Drawing, or maintaining its Commitment) subject to the Affected Lender providing a certificate confirming the amount of its increased costs.

  (b)
  The certificate of an Affected Lender specifying the amount of compensation payable under clause 15.1(a) and the basis for the calculation of that amount is prima facie evidence.

  (c)
  No Borrower will be obliged to compensate any Affected Lender under clause 15.1(a) in relation to any increased cost:

  (i)
  compensated for by payment of the Additional Cost Rate or by clause 14 (Taxes); or

  (ii)
  attributable to a change in the rate of Tax on the overall net income of the Affected Lender; or

  (iii)
  attributable to the wilful breach by the Affected Lender of any law or regulation.

  (d)
  If any Affiliate of a Lender suffers a cost which would have been recoverable by that Lender under this clause 15.1 if that cost had been imposed on that Lender, that Lender shall be entitled to recover the amount of that cost under this clause 15.1 on behalf of the relevant Affiliate.

15.2 Illegality

  If it is or becomes contrary to any law or regulation for any Lender to make any of the Facilities available or to maintain its participation in any Drawing or any of its Commitments, then that Lender may give notice to that effect to the Facility Agent, Debtco (if it is the Principal Borrower) and Bidco 2, whereupon:

  (a)
  the relevant Borrowers shall, on the last day of the Interest Period for each Advance occurring after that Lender has notified Bidco 2 and Debtco (if it is the Principal Borrower) or, if earlier, the date specified by the Lender in such notice (being no earlier than the last day of any applicable grace period permitted by law) prepay that Lender's participation in all Advances then outstanding, together with all interest accrued on those Advances, provide cash cover in an amount equal to that Lender's Contingent Liability in relation to each Bank Guarantee and pay all other amounts due to that Lender under the Senior Finance Documents (including under clause 29.1 (General Indemnity and Breakage Costs)); and

  (b)
  that Lender's undrawn Commitments (if any) will immediately be cancelled and that Lender will have no further obligation to make the Facilities available.

15.3 Mitigation

  If circumstances arise in relation to a Lender which would or may result in:

  (a)
  any Advance in which it participates becoming an Affected Advance under clause 10 (Market Disruption); or

  (b)
  an obligation to pay an additional amount to it under clause 14.1 (Gross Up); or

  (c)
  a demand for compensation by it under clause 15.1 (Increased Costs); or

  (d)
  an obligation to prepay any amount to it under clause 15.2 (Illegality),

  then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under the clauses referred to above, that Lender will notify the Facility Agent and Bidco 2 promptly after becoming aware of those circumstances and, in consultation with the Facility Agent and Bidco 2, take all reasonable steps to mitigate the effects of those circumstances, including (but not limited to):

    (i)
    changing its Facility Office for the purposes of this agreement; or

    (ii)
    transferring its rights and obligations under this agreement in accordance with clause 27 (Changes to Parties),

  but the Lender concerned will not be obliged to take any action if to do so might have a material adverse effect on its business, operations or financial condition (and there shall be no obligation to take any such action to the extent that this would cause any other of the events listed in paragraphs (a) to (d) (inclusive) to occur).

15.4 Issuing Lender

  References in clause 14 (Taxes) and this clause 15 to a "Lender" or "Lenders" include a Lender in its capacity as an Issuing Lender.

15.5 Replacement of a Lender

  (a)
  If at any time any Lender becomes an Increased Cost Lender then Bidco 2 may:

  (i)
  on not less than ten Business Days' prior notice to the Facility Agent and that Lender, replace that Lender by causing it to (and that Lender shall) transfer pursuant to clause 27 (Changes to Parties) all (but not part) of its rights and obligations under this agreement to a Lender or other person selected by Bidco 2 and acceptable to the Facility Agent and all the remaining Lenders for a purchase price equal to the outstanding principal amount of such Lender's participation in the outstanding Advances and all accrued interest and fees and other amounts payable under this agreement; or

  (ii)
  with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), give the Facility Agent at least 10 Business Days' notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Drawings. On the last day of each Interest Period which ends after Bidco 2 has given notice under this paragraph (ii) (or, if earlier, the date specified by Bidco 2 in that notice), each Borrower to which a Drawing is outstanding shall repay that Lender's participation in the Drawing, and following the final payment the Commitment of that Lender shall immediately be reduced to zero.

  (b)
  Bidco 2 shall have no right to replace an Arranger, the Facility Agent or the Security Agent and none of the foregoing nor any Lender shall have any obligation to Bidco 2 to find a replacement Lender or other such entity. No Group Company may make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Lender as an inducement for the replacement Lender to become a Lender.

  (c)
  Bidco 2 may only replace an Increased Cost Lender if that replacement takes place no later than 90 days after the date the Increased Cost Lender demands payment of the relevant additional amounts.

  (d)
  No Lender replaced under this clause 15.5 may be required to pay or surrender to that replacement Lender or other entity any of the fees received by it.

  (e)
  Bidco 2 shall pay the relevant additional amounts to that Increased Cost Lender prior to it being replaced and the payment of those additional amounts shall be a condition to replacement.

  (f)
  For the purposes of this clause 15.5 an "Increased Cost Lender" is a Lender to whom any Obligor becomes obliged to pay additional amounts described in clauses 14.1 (Gross-up) or 15.1 (Increased Costs) and such requirement is continuing.

16.   FEES, EXPENSES AND STAMP DUTIES

16.1 Arrangement Fee

  Bidco 2 or Debtco (if it is the Principal Borrower) will pay to the Arrangers the arrangement fee in accordance with the terms of the Fees Letter.

16.2 Agency Fee

  Bidco 2 will pay to the Facility Agent for its own account an agency fee in accordance with the terms of the Fees Letter.

16.3 Commitment Fee

  Each relevant Obligor will (provided Completion has occurred) pay to the Facility Agent for the account of the Lenders a commitment fee from (and including) the date of this agreement which will:

  (a)
  in the case of the Revolving Facility:

  (i)
  be calculated at the rate of 0.625 per cent. per annum on the daily Total Available Revolving Commitments; and

  (ii)
  be payable on the Completion Date and thereafter quarterly in arrear and on the Revolving Facility Repayment Date. Accrued commitment fee under this clause 16.3 is also payable to the Facility Agent for the account of each Revolving Lender on the cancelled amount of its Available Revolving Commitment on the date on which any cancellation of that Available Revolving Commitment takes effect; and

  (b)
  in the case of the Borrowing Base Facility:

  (i)
  be calculated at the rate of 0.625 per cent. per annum on the daily Total Available Borrowing Base Commitments; and

    (ii)
    be payable on the Completion Date and thereafter quarterly in arrear and on the Borrowing Base Repayment Date. Accrued commitment fee under this clause 16.3 is also payable to the Facility Agent for the account of each Borrowing Base Lender on the cancelled amount of its Available Borrowing Base Commitment on the date on which any cancellation of that Available Borrowing Base Commitment takes effect; and

  (c)
  in the case of the Term Facilities:

  (i)
  be calculated at the rate of 0.625 per cent. per annum on the aggregate of the daily undrawn Term Commitments; and

  (ii)
  be payable on the Completion Date, and thereafter monthly in arrear, on the last day of the Availability Period for the Term Facilities and on the first day on which all Term Facilities have been drawn in full or cancelled in full.

16.4 Termination Fee

  Bidco 2 shall procure that the Parent shall pay to the Arrangers a termination fee in accordance with the terms of the Fees Letter.

16.5 Bank Guarantee Commission

  Each Borrower for whose account a Bank Guarantee is issued shall pay to each Lender a commission at a rate equal to the Margin applicable to the Revolving Facility on that Lender's Contingent Liability from day to day in relation to that Bank Guarantee. That commission shall be payable quarterly in arrear from the date of issuance of such Bank Guarantee for so long as that Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.6 Issuing Lender Fee

  Each Borrower for whose account a Bank Guarantee is issued shall pay to the Issuing Lender which issued that Bank Guarantee a fee equal to 0.125 per cent. per annum on the Contingent Liability of that Issuing Lender from day to day in relation to that Bank Guarantee. That fee shall be payable in arrear from the date of issuance of such Bank Guarantee for so long as that Issuing Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.7 VAT

  All fees payable under the Senior Finance Documents are exclusive of any value added tax or other similar tax chargeable on or in connection with those fees. If any such value added tax or other similar tax is or becomes chargeable, that tax will be added to the relevant fee at the appropriate rate and will be paid by the relevant Obligor at the same time as the relevant fee itself is paid.

16.8 Initial Expenses

  The Principal Borrower will on demand pay (save where Completion does not occur (in which case costs and expenses shall only be required to be paid as provided in the Fees Letter)) to the Agents and the Arrangers the amount of all costs and expenses (including legal fees and any value added tax or other similar tax thereon) reasonably incurred by either Agent or the Arrangers in connection with:

  (a)
  the negotiation, preparation, execution and completion of the Senior Finance Documents, and all documents, matters and things referred to in, or incidental to, any Senior Finance Document (including any replacement Security Documents or amendments to Security Documents required following a transfer under clause 27 (Changes to Parties));

  (b)
  any amendment, consent or suspension of rights (or any proposal for any of the same) relating to any Senior Finance Document;

  (c)
  the investigation of any Default; and

  (d)
  primary syndication (including the costs of preparing the Syndication Memorandum and all matters incidental to primary syndication).

16.9 Enforcement Expenses

  The Principal Borrower will on demand pay to each Finance Party the amount of all costs and expenses incurred by that Finance Party (including legal fees and any value added tax or other similar tax thereon) incurred by that Finance Party in connection with the preservation or enforcement of any of that Finance Party's rights under any Senior Finance Document.

16.10 Stamp Duties, etc.

  The relevant Borrower will on demand indemnify each Finance Party from and against any liability for any stamp, documentary, filing and other duties and Taxes (if any) which are or become payable in connection with any Senior Finance Document.

16.11 Calculation

  All fees under this agreement which accrue and are payable in arrear will accrue on a daily basis and will be calculated by reference to a 360 day year and the actual number of days elapsed (or on any other basis required by market practice).

17.   GUARANTEE AND INDEMNITY

17.1 Guarantee

  Each Guarantor irrevocably and unconditionally and jointly and severally (subject to the limitations in clause 17.10 and any limitations referred to in clause 17.2(d)):

  (a)
  guarantees to each Finance Party punctual performance by each Obligor (other than Debtco) of all that Obligor's obligations under the Senior Finance Documents (excluding the Senior Funding Bonds Documents);

  (b)
  undertakes with each Finance Party that whenever an Obligor (other than Debtco) does not pay any amount when due under or in connection with any Senior Finance Document (excluding the Senior Funding Bonds Documents), that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

  (c)
  indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party arising as a result of the guarantee given under clause 17.1(a) or any obligation guaranteed by it being or becoming unenforceable, invalid or illegal.

17.2 Further Guarantee Provisions

  The obligations of each Guarantor under clause 17.1 (Guarantee) (the "Guarantee Obligations"):

  (a)
  will not extend to cover any indebtedness which, if they did so extend would cause the infringement of section 151 of the Companies Act 1985 (in the case of an Obligor incorporated in the United Kingdom) or of article 225-216 of the French Code de commerce (in the case of an Obligor incorporated in France to which such provision applies) or any similar enactments or provisions in any other jurisdiction (in the case of other Obligors);

  (b)
  are a continuing security and will extend to the ultimate balance of all amounts payable by each Obligor (other than Debtco) under any Senior Finance Document (other than the Senior Funding Bond Documents), regardless of any intermediate payment or discharge in whole or in part;

  (c)
  are in addition to and are not in any way prejudiced by any other security now or subsequently held by any Finance Party; and

  (d)
  are subject to any limitation on the amount guaranteed which is contained in the Accession Document by which that Guarantor becomes a Guarantor.

17.3 No Discharge

  The Guarantee Obligations shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

  (a)
  any time, consent or waiver given to, or composition made with, any Obligor or any other person;

  (b)
  any amendment to, or replacement of, any Senior Finance Document (however fundamental) or any other agreement or security;

  (c)
  the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

  (d)
  any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

  (e)
  any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation or reconstruction of, any Obligor, Finance Party or other person;

  (f)
  any Obligor or other person becoming insolvent going into receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors or similar proceedings;

  (g)
  any change in the constitution of any Finance Party or as a result of the amalgamation or consolidation by a Finance Party with any other person; or

  (h)
  any other act, omission, circumstance, matter or thing which, but for this provision, might operate to release, reduce or otherwise exonerate the relevant Guarantor from any of its obligations under clause 17.1 (Guarantee).

17.4 Discontinuation of Guarantee Obligations

  If, notwithstanding clause 17.2(b) (Further Guarantee Provisions), the Guarantee Obligations cease to be continuing obligations:

  (a)
  each Finance Party may continue any account or open one or more new accounts with any Obligor and the liability of each Guarantor shall not be reduced or affected in any way by any subsequent transactions or receipts or payments into or out of any such account; and

  (b)
  each Guarantor will remain liable in relation to all indebtedness referred to in clause 17.1(a) (Guarantee) as at the date of discontinuation (whether demanded or not) and whether or not any other Obligor is then in default under the Senior Finance Documents.

17.5 Immediate Recourse

  Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Senior Finance Document to the contrary.

17.6 No Subrogation

  Subject to clause 17.7 (Exercise of Subrogation), until all amounts which may be or become payable by any Obligor under or in connection with any Senior Finance Document have been irrevocably paid in full each Guarantor undertakes not to exercise any rights which it may have:

  (a)
  to be subrogated to or otherwise share in any security or monies held, received or receivable by any Finance Party or to claim any right of contribution in relation to any payment made by any Guarantor under this agreement;

  (b)
  to enforce any of its rights of subrogation and indemnity against any Obligor or any co-surety;

  (c)
  following a claim being made on any Guarantor under clause 17.1 (Guarantee), to demand or accept repayment of any monies due from any other Obligor to any Guarantor or claim any set-off or counterclaim against any other Obligor; or

  (d)
  to claim or prove in a liquidation or other insolvency proceeding of any Obligor or any co-surety in competition with any Finance Party.

17.7 Exercise of Subrogation

  Following the making of a demand on any Guarantor under clause 17.1 (Guarantee), that Guarantor will (at its own cost) promptly take such of the steps or actions as are referred to in clause 17.6 (No Subrogation) as the Facility Agent may from time to time stipulate.

17.8 Turnover

  Each Guarantor shall promptly pay to the Facility Agent an amount equal to any set-off, proof or counterclaim exercised by it against another Obligor or any co-surety and shall hold in trust for, and promptly pay or transfer to, the Facility Agent any payment, distribution or benefit of security received by it, whether arising as a result of a breach of clause 17.6 (No Subrogation) or compliance with directions given under clause 17.7 (Exercise of Subrogation).

17.9 Suspense Accounts

  Until all amounts which may be or become payable by any Obligor (other than Debtco) under or in connection with any Senior Finance Document have been irrevocably paid in full, any amount received or recovered by any Finance Party from a Guarantor in relation to any amount due and payable by any Obligor (other than Debtco) under any Senior Finance Document (except the Senior Funding Bonds Documents) may be held by the recipient in a suspense account. Amounts deposited in any such account shall accrue interest at the Facility Agent's usual rate for deposits of a similar amount and nature from time to time and interest accrued shall be credited to that account.

17.10 Guarantee Limitations

  (a)
  France

    The obligations of any Guarantor which is incorporated under the laws of the Republic of France under this clause 17 (Guarantee and Indemnity) shall be limited to a guarantee of:

    (i)
    the obligations of such Guarantor's Subsidiaries under the Senior Finance Documents; and

    (ii)
    the obligations of any Obligor (other than Bidco 1, the Principal Borrower and, as the case may be, Bidco 2) under the Senior Finance Documents where that Obligor is not a Subsidiary of the Guarantor, up to an amount equal to the amounts borrowed (directly or by way of intra group loan) by the Guarantor under this agreement.

    For the avoidance of doubt, it is acknowledged that such Guarantors are not acting jointly and severally and are not, between themselves, "co-débiteurs solidaires" as to their obligations pursuant to the guarantees given pursuant to this clause 17.

  (b)
  United States of America

    Anything herein or in any other Senior Finance Document to the contrary notwithstanding the maximum liability of each Guarantor which is a US Obligor hereunder and under the other Senior Finance Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable United States federal and state laws relating to the insolvency of debtors.

    In addition, no guarantee shall be given by any Obligor which is not a US Obligor (a "non-US Obligor"), and no more than 66 2/3 per cent. of the share capital of any company (the "Pledgee") organised outside the United States of America which is directly owned by a US Obligor or a Subsidiary thereof organised under the laws of any State of the United States of America or the District of Columbia shall be required to be pledged, in each case, in respect of the obligations of any US Obligor that is a Holding Company in respect of such non-US Obligor or Pledgee, as the case may be, to the extent that such guarantee would cause material adverse tax consequences for such US Obligor.

  (c)
  Mexico

    Without prejudice to and in addition to the provisions of this clause 17 (Guarantee and Indemnity), Guarantors incorporated under the laws of the United Mexican States ("Mexico", each such a Guarantor, a "Mexican Guarantor") hereby waive the rights granted by Articles 2848 and 2849 of the Federal Civil Code of Mexico (the "Mexican Civil Code") and related Articles contained in the civil codes of the relevant States of Mexico and the Federal District thereof. Each Mexican Guarantor expressly waives the benefits of orden and excusión contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823 and other related Articles of the Mexican Civil Code and related articles contained in such other civil codes. For the purposes of the Guarantee obligations contained in this clause 17, each Mexican Guarantor also hereby irrevocably waives the provisions of Articles 2836 and 2846 of the Mexican Civil Code and related Articles contained in such other Civil Codes. Each Mexican Guarantor expressly acknowledges and confirms that it understands each of the provisions of the Mexican Civil Code described hereunder. Without prejudice to and in addition to the foregoing, Bticino de Mexico S.A. de C.V., hereby waives any other preferential jurisdiction by reason of its present or future domicile or otherwise.

18.   CHANGES TO OBLIGORS AND SECURITY

18.1 Additional Borrowers

  A Subsidiary of Bidco 2 may become a Borrower on or after the Completion Date if:

  (a)
  Bidco 2 gives notice to the Facility Agent identifying the relevant Subsidiary of Bidco 2 attaching certified copies of such Subsidiary of Bidco 2's most recent audited (in the case of a Subsidiary of the Target to the extent prepared, or if not so prepared, unaudited) accounts;

  (b)
  all the Lenders confirm to the Facility Agent that they consent to the relevant Subsidiary of Bidco 2 becoming a Borrower;

  (c)
  in the case of a proposed Borrowing Base Borrower, the relevant Subsidiary of Bidco 2 is incorporated within the European Union, the United States of America or any other jurisdiction approved by the Borrowing Base Lenders (acting reasonably);

  (d)
  the relevant Subsidiary of Bidco 2, Bidco 2 (for itself and as agent for the existing Obligors), Debtco (if it is the Principal Borrower) and the Facility Agent execute an Accession Document designating that Subsidiary of Bidco 2 as a Borrower and a Guarantor; and

  (e)
  Bidco 2 delivers to the Facility Agent:

  (i)
  the original executed Accession Document;

  (ii)
  the documents listed in part 6 of schedule 4, each in relation to the acceding Borrower; and

  (iii)
  the documents listed in part 7 of schedule 4, each in relation to the acceding Borrower,

    each satisfactory to the Facility Agent (acting reasonably).

18.2 Effective Time

  When the conditions set out in clause 18.1 (Additional Borrowers) are satisfied, the Facility Agent will notify Bidco 2 and the Finance Parties and the relevant Group Company will become a Borrower with effect from that notification.

18.3 Additional Guarantors

  (a)
  (i)
  Subject to paragraph (ii) below Bidco 2 shall procure that any Material Subsidiary which is not a Guarantor shall become a Guarantor by executing an Accession Document within ten Business Days of it becoming a Material Subsidiary.

  (ii)
  Paragraph (i) above shall not apply when the giving of such a guarantee:

  (A)
  is prohibited by law (having undertaken all relevant whitewash and analogous procedures); or

  (B)
  is prohibited by any security documents permitted by clause 20.3(b)(x) (but this exception shall only apply to an acquired company or any of its Subsidiaries or any newly formed Group Company which acquires such acquired company).

  (b)
  When an Accession Document is entered into under clause 18.3(a), Bidco 2 shall deliver to the Facility Agent:

  (i)
  the original Accession Document executed by the relevant new Obligor, Bidco 2 (for itself and as agent for the existing Obligors) and the Facility Agent;

  (ii)
  the documents listed in part 6 of schedule 4, each in relation to the acceding Guarantor; and

  (iii)
  the documents listed in part 7 of schedule 4, in relation to the acceding Guarantor,

    each satisfactory to the Facility Agent (acting reasonably) in accordance with the Agreed Security Principles.

  (c)
  If it is unlawful for a Group Company to become a Guarantor under this clause 18.3 or to provide security under clause 18.4 (Further Security), then each Obligor will use all reasonable endeavours to overcome the prohibition (and, in the case of a financial assistance or similar prohibition, will procure that the relevant Group Company will undertake all whitewash or similar procedures which are possible) to enable the relevant guarantee and/or security to be given to the fullest extent lawful as soon as is reasonably practicable.

18.4 Further Security

  (a)
  Except to the extent and for so long as such assets are secured in favour of other persons as permitted by clause 20.3(b)(x) and the arrangements relating to such security prohibit the actions specified in this paragraph, Bidco 2 shall procure that any Material Subsidiary which:

  (i)
  has not entered into a Security Document over all or substantially all of its business and undertaking in jurisdictions where a floating charge (or equivalent) is enforceable or general security agreements are commonly used; or

  (ii)
  owns an asset or assets of a similar nature which (in the opinion of the Facility Agent, acting reasonably) is or are material (and to include, the shares of its Subsidiaries which own material assets (or are Holding Companies of any such company), receivables, business or plant and machinery, real estate and certain bank accounts in accordance with the Agreed Security Principles) and which is not subject to a first priority security interest under a Security Document permitted under this agreement),

    (in either case the "Relevant Assets") shall within 45 days after being required to do so by the Facility Agent execute a Security Document (in form and substance satisfactory to the Security Agent, acting reasonably in accordance with the Agreed Security Principles) over the Relevant Assets as security for all indebtedness (or such part for which it is lawful) under the Senior Finance Documents provided that no Material Subsidiary shall be required to provide security over Relevant Assets to the extent it is unlawful to do so or not reasonably practicable, taking into account any material costs associated with the granting of such security.

  (b)
  When a Security Document is entered into under clause 18.4(a), Bidco 2 shall deliver to the Facility Agent:

  (i)
  the original Security Document executed by the relevant Group Company and the Security Agent; and

  (ii)
  the documents listed in paragraphs 1 to 5 of part 7 of schedule 4, each in relation to the relevant Group Company,

    each satisfactory to the Facility Agent (acting reasonably).

18.5 Release of Guarantors

  (a)
  If no Default is continuing and:

  (i)
  all shares in a Guarantor which is not a Borrower are disposed of in accordance with this agreement to a person which is not a Group Company or an Affiliate of a Group Company and the Net Proceeds of such disposal are applied in accordance with clause 12 (Prepayment and Cancellation); or

  (ii)
  a Guarantor is merged into another Subsidiary of Bidco 2 which accedes to this agreement as a Guarantor and such guarantee is at least of the same level as that guarantee granted by the Guarantor whose guarantee is to be released hereunder, the Facility Agent and the Security Agent shall (and are irrevocably so authorised by the Senior Finance Parties), at the request of Bidco 2 as soon as reasonably practicable after completion of that disposal or merger, execute any documents which are necessary to release that Guarantor from all liabilities under the Senior Finance Documents.

  (b)
  Each Finance Party agrees that all obligations and liabilities in respect of the guarantee granted by Bidco 1 pursuant to clause 17 (Guarantee and Indemnity) shall be released and terminate immediately and without any further action required, upon the earlier to occur of:

  (i)
  the date of issuance of the High Yield Notes;

  (ii)
  the date upon which any Listing of Bidco 1 is effective.

18.6 Release of Security

  If no Default is continuing and:

  (a)
  a Group Company disposes of any asset (including shares in any other Group Company which is not a Borrower) which is the subject of security pursuant to a Security Document to a person which is not a Group Company or an Affiliate of a Group Company in accordance with this agreement and the Net Proceeds of such disposal are applied in accordance with clause 12 (Prepayment and Cancellation);

  (b)
  an Obligor is merged into another Subsidiary of Bidco 2 which accedes to this agreement as an Obligor and executes Security Documents in accordance with this agreement and such security is at least of the same type and level as that granted by the Obligor whose security is to be released hereunder; or

  (c)
  a Group Company disposes of assets or shares in another Group Company which are subject to security pursuant to a Security Document pursuant to (and in accordance with) the Debt Push Downs,

  the Security Agent shall (and is irrevocably so authorised by the Senior Finance Parties), at the request of Bidco 2 as soon as reasonably practicable after completion of that disposal or merger, execute any documents necessary to release that asset from the security created in favour of the Security Agent by a Security Document.

19.   REPRESENTATIONS AND WARRANTIES

19.1 Reliance

  Each Obligor (or, in the case of clause 19.16 (Transaction Documents) only, Bidco 1, Bidco 2 and Debtco) represents and warrants as set out in the following provisions of this clause 19 except as expressly disclosed in the Disclosure Letter and acknowledges that each Finance Party has entered into the Senior Finance Documents and has agreed to provide the Facilities in full reliance on those representations and warranties (in the case of each Obligor, only in relation to itself and to the extent expressed to be applicable to them, its Subsidiaries and in the case of Bidco 2 also in relation to Holdco 2, Gibco, Frenchco, New Sub 1 (following incorporation) and the Parent).

19.2 Incorporation

  Each of the Holdcos (but in the case of Target, only after Completion), New Sub 1, Gibco, Frenchco, each Obligor and each Material Subsidiary is duly incorporated (or duly organized for US Obligors) and validly existing with limited liability (other than in the case of US Obligors) and, where appropriate, in good standing under the laws of the place of its incorporation and has the power to own its assets and carry on its business. Each Borrower is resident for tax purposes in its jurisdiction of incorporation.

19.3 Power and Capacity

  It (and, in the case of this representation to be given by Bidco 2, Holdco 2, New Sub 1, Gibco, Frenchco and the Parent) has the power and capacity to enter into and comply with its obligations under each Transaction Document to which it is party.

19.4 Authorisation

  It (and, in the case of this representation to be given by Bidco 2, Holdco 2, New Sub 1, Gibco, Frenchco and the Parent) has taken (or will take on or prior to the Completion Date) all necessary action:

  (a)
  to authorise the entry into and the compliance with its obligations under each Transaction Document to which it is party;

  (b)
  to ensure that its obligations under each Transaction Document are valid, legally binding and enforceable in accordance with their terms;

  (c)
  to make each Transaction Document to which it is party admissible in evidence in the courts of England, the jurisdiction in which it is incorporated and the jurisdiction where any assets subject to the security created by the Security Documents are located (save for any filings or registrations required in relation to the security constituted by the Security Documents which filings and registrations will be made promptly after execution of the relevant documents and in any event within applicable time limits) (other than in relation to French Obligors obtaining translations into French of any document not in French and paying any timbre de dimension and equivalent translation requirements in other jurisdictions where such translations are customarily not obtained until following the occurrence of an Event of Default); and

  (d)
  to create the security constituted by each Security Document to which it is party and to ensure that that security has the ranking specified in that Security Document.

19.5 No Contravention

  The entry by it (and, in the case of this representation to be given by Bidco 2, Holdco 2, New Sub 1, Gibco, Frenchco and the Parent) into, the exercise of its rights under and the compliance with its obligations under, each Transaction Document to which it is a party do not:

  (a)
  contravene any material law, regulation, judgment or order to which it is subject;

  (b)
  conflict with its constitutional documents;

  (c)
  breach any agreement or the terms of any consent binding upon it or any of its assets, or result in a right to terminate any such agreement or consent, or the obligation by it to make any payment, in each case, in a manner which would or is reasonably likely to have a Material Adverse Effect; or

  (d)
  oblige it to create any security or result in the creation of any security over any of its assets, other than under the Security Documents.

19.6 Obligations Binding

  The obligations expressed to be assumed by it (and, in the case of this representation to be given by Bidco 2, Holdco 2, New Sub 1, Gibco, Frenchco and the Parent) under each Transaction Document (including the Security Interests created by the Security Documents) to which it is a party constitute its valid and legally binding obligations and, subject to the Reservations, are enforceable in accordance with their terms and, in the case of Security Documents, subject to any filings or registrations or other requirements for perfection of such security.

19.7 Consents

  All consents and filings required for the conduct of business by each Obligor and Material Subsidiary as presently conducted have been obtained and are in full force and effect except to the extent that the absence of any such consent or filing does not and is not reasonably likely to have a Material Adverse Effect.

19.8 No Defaults

  (a)
  No Default has occurred and is continuing or would be outstanding immediately following the relevant Advance.

  (b)
  No event is continuing which constitutes a default or which with the giving of notice or the lapse of time or making of any determination or fulfilment of any condition could reasonably be expected to constitute a default under any agreement or document to which any Holdco, Debtco or any Group Company is party in a manner which is reasonably likely to have a Material Adverse Effect.

19.9 Litigation

  No dispute, litigation, arbitration or administrative proceeding is current or pending or, so far as any Obligor is aware, threatened against any Group Company which is reasonably likely to be adversely determined and, if adversely determined against a Group Company, is reasonably likely to have a Material Adverse Effect.

19.10 Environment

  (a)
  Each Group Company is in compliance in all material respects with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of its business have been obtained and are in full force and effect except where failure to comply or to obtain and maintain would not be reasonably expected to have a Material Adverse Effect.

  (b)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), no material unbudgeted investment is necessary to obtain, renew, extend, modify or surrender any Environmental Approval or to ensure compliance with any Environmental Law where such investment would be reasonably likely to have a Material Adverse Effect.

  (c)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), there has been no act or omission by it, and no event or circumstance has arisen, in each case which has resulted in (or could result in) any third party taking any legal proceedings against or serving any notice on any Group Company under any Environmental Law or in the revocation, suspension, variation or non-renewal of, or in material expenditure being required in order to surrender, any Environmental Approval which, in each case, is reasonably likely to have a Material Adverse Effect.

  (d)
  No Group Company has received any statutory notice, written or oral, of any complaints, demands, civil claims, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or, as far as it is aware, threatened in relation to any liability of any Group Company under Environmental Law and/or the failure of any Group Company to obtain or comply with any Environmental Approval or comply with Environmental Law which, in each case, is reasonably likely to have a Material Adverse Effect.

  (e)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), the properties and any former properties owned, occupied or otherwise used by each Group Company are not polluted or contaminated nor have they been used for any purpose which has or is reasonably likely to have resulted in any pollution or contamination which in either case is reasonably likely to give rise to liability under Environmental Law which would have a Material Adverse Effect.

  (f)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), there has not occurred any actual change and is not pending any possible change (which are referred to in national, international or European bodies' or other regulatory bodies' consultation papers or in other formal methods of announcing possible changes) in Environmental Law which is reasonably likely to have a Material Adverse Effect.

  (g)
  No Group Company has entered into or agreed to any consent, decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution relating to compliance with or liability under any Environmental Law which is reasonably likely to have a Material Adverse Effect.

19.11 Intellectual Property

  (a)
  The Material Intellectual Property required for each Obligor or Material Subsidiary to conduct its business as presently conducted:

  (i)
  is legally and beneficially owned by it or licensed to an Obligor or a Material Subsidiary (and where registered or the subject of an application it is the registered proprietor) free from any licences or obligation to assign to third parties and Security Interests which are materially prejudicial to the use of that Material Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents; and

  (ii)
  has not lapsed or been cancelled and all steps have been taken to protect and maintain that Material Intellectual Property, including paying renewal fees.

  (b)
  Where the Material Intellectual Property required for the Obligors and Material Subsidiaries to conduct their business as presently conducted is subject to any right, permission to use or licence granted to or by any Obligor or Material Subsidiary, that agreement has not been breached in any material respect or terminated by any party.

  (c)
  So far as it is aware, after reasonable enquiry in the circumstances, no Group Company is infringing any material Intellectual Property Rights of any third party and the Material Intellectual Property is not being infringed by any third party.

19.12 Ownership of Assets

  (a)
  Immediately following Bidco 2's acquisition of Target shares at Completion, Bidco 2 will be the legal and beneficial (and, where applicable, registered):

  (i)
  owner on the Completion Date of 21,060,724 ordinary shares of the Target (being, at the date of this agreement, 98.19 per cent. of such ordinary share capital) and 6,548,139 preferred shares of the Target (being, at the date of this agreement, 97.38 per cent. of such preferred share capital). All such shares will be fully paid and will not be subject to any calls for funds; and

  (ii)
  owner of at least 95 per cent. of each class of Target's outstanding share capital.

  (b)
  Each Holdco (other than the Target) will on the Completion Date be the legal and beneficial owner of all of the shares of its Subsidiaries (save in respect of shares in Holdco 2 held by management).

  (c)
  Each Obligor and Material Subsidiary has good title to all material assets or valid leases of or other appropriate licences, consents or authorisations in respect of material assets necessary to conduct its business.

  (d)
  All information recorded in the Holdco Structure Chart is to the knowledge and belief of Bidco 2 (having made reasonable enquiries in the circumstances) accurate in all material respects.

19.13 Accounts

  (a)
  The Original Audited Accounts were prepared in accordance with French GAAP (reconciled to the Approved Accounting Principles (save that the TSDI Instruments should have been accounted for, and the SPVs consolidated, in the manner stated in the Deloitte & Touche Accounting Paper)) and the Original Management Accounts were prepared in accordance with French GAAP (in each case as at the date of preparation) consistently applied and, in the case of:

  (i)
  the Original Audited Accounts, give a true and fair view of the consolidated financial position as at the date to which they were prepared and the results of the operations of the Target Group for the period to which they relate and the state of the affairs of the Target Group at the end of such period and, in particular, disclose or reserve against all material liabilities (actual or contingent); and

  (ii)
  the Original Management Accounts, show with reasonable accuracy the consolidated financial position as at the date to which they were prepared and the results of the operations of the Target Group for the period to which they relate and the state of the affairs of the Target Group at the end of such period.

  (b)
  The Annual Accounts and the Quarterly Accounts in each case most recently delivered under this agreement were prepared in accordance with generally accepted accounting principles, standards and practice required to be complied with by relevant laws and/or by the regulatory body of the accounting profession in which the relevant Group Company is incorporated consistently applied and, in the case of:

  (i)
  the relevant Annual Accounts, give a true and fair view of the consolidated financial position as at the date to which they were prepared and the results of the operations of the Group for the period to which they relate and the state of affairs of the Group at the end of such period and, in particular, disclose or reserve against all material liabilities (actual or contingent); and

  (ii)
  the relevant Quarterly Accounts, show with reasonable accuracy the consolidated position as at the date to which they were prepared and the results of the operations of the Group at the end of such period.

19.14 Financial Projections

  Any opinions expressed in the Financial Projections are honestly held and the projections and forecasts contained in the Financial Projections are based upon assumptions (including assumptions as to the future performance of the Target Group, inflation, price increases, interest rates, profit sharing, labour costs and efficiency gains, in each case, after giving, affect to the Acquisition, the related financing and all other related transactions) which are considered by Bidco 2 to be fair and reasonable.

19.15 Reports

  (a)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), all information supplied by or on behalf of any Holdco or Group Company (including any member of the Target Group) in connection with the preparation of the Reports was true, complete and accurate in all material respects at the dates supplied.

  (b)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), all statements of fact recorded in the Reports are true and accurate in all material respects and no fact that would be reasonably be expected to be material to the Lenders has been omitted.

  (c)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), no Report is misleading in any material respect and there is no expression of opinion, forecast or projection contained in, or any conclusion reached in any Report which is not fair and reasonable in all material respects.

  (d)
  To the best of its knowledge and belief (having made reasonable enquiries in the circumstances), nothing has occurred or come to light since the date of any Report which renders any material facts contained in that Report inaccurate or misleading in any material respect or which makes any of the opinions, projections, forecasts or conclusions contained in the relevant Report unfair or unreasonable in any material respect.

19.16 Transaction Documents

  (a)
  The Acquisition Documents as furnished to the Facility Agent are true and complete and set forth all material agreements and arrangements of the parties in relation to the Acquisition.

  (b)
  The Equity Documents, the Funding Bonds Documents and the Mezzanine Finance Documents as furnished to the Facility Agent under this agreement are true and complete and set forth all material agreements and arrangements between Debtco, any Holdco, any Group Company, New Sub 1, Gibco, Frenchco, any Equity Investor and/or any Mezzanine Lender in relation to the Acquisition, the financing thereof and all related transactions.

19.17 Deloitte & Touche Structure Memoranda and Accounting Paper

  (a)
  As at the date of this agreement all information recorded in the Draft Deloitte & Touche Structure Memorandum is, to the knowledge and belief of Bidco 2 (having made reasonable enquiries in the circumstances), accurate in all material respects.

  (b)
  Any alterations to the Draft Deloitte & Touche Structure Memorandum which appear in the Final Deloitte & Touche Structure Memorandum, and any change to the Final Deloitte & Touche Structure Memorandum, will not have a materially adverse impact on the Lenders and the resulting tax cash flows will be no worse than in the Banking Case.

  (c)
  As at the Completion Date all information recorded in the Final Deloitte & Touche Structure Memorandum and the Deloitte & Touche Accounting Paper is, to the best of the knowledge and belief of Bidco 2 (having made reasonable enquiries in the circumstances), accurate in all material respects.

19.18 Material Adverse Change

  There has been no event or matter which would have a Material Adverse Effect.

19.19 Material Disclosures

  It has fully disclosed in writing to the Facility Agent all facts relating to the Target Group and the transactions contemplated by the Transaction Documents which are known to it and which it believes could reasonably be expected to materially influence the decision of the Lenders to make the Facilities available.

19.20 Holding Company

  Each Holdco (other than the Target and, following the repayment in full of all outstandings under the Mezzanine Loan Agreement and the Mezzanine Funding Bonds and there being no BSAs outstanding, or in the event amounts are not drawn under the Mezzanine Loan Agreement and all outstanding commitments thereunder are cancelled, the Parent and Holdco 2) is a Holding Company and has not carried on any business or incurred any liabilities other than by entering into or under the Transaction Documents and in relation to payment of fees and expenses in connection with the foregoing (and management and administrative services in respect of the Group, Debtco, Parent and Holdco 2 carried out by Bidco 2 on or after the Completion Date and carried out by Holdco 2 pursuant to the Corporate Services Agreement).

19.21 Syndication Memorandum

  The factual information contained in the Syndication Memorandum is not misleading in any material respect. Any opinions and views expressed in the Syndication Memorandum represent the honestly held opinions and views of Bidco 2 and are based on reasonable grounds.

19.22 No Winding-Up

  No Holdco, Obligor or Material Subsidiary has taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against any Holdco, Obligor or Material Subsidiary for its winding-up, liquidation, bankruptcy, dissolution, administration or re-organisation (save for any solvent re-organisation previously approved by the Majority Lenders) or for the enforcement of a Security Interest over all or a material part of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer of it or of any or all of its assets or revenues or any other similar events under applicable laws in any relevant jurisdiction provided that nothing in this agreement shall prevent the winding up or dissolution of the Parent, Holdco 2, Gibco, Frenchco and New Sub 1 on a solvent basis upon reasonable prior written notice to the Facility Agent.

19.23 No Security Interests

  None of the assets of any Group Company is subject to a Security Interest other than as permitted under this agreement.

19.24 No Borrowings

  No Group Company has outstanding any Financial Indebtedness other than as permitted under this agreement.

19.25 No Guarantees

  No Group Company has given or entered into any guarantee in respect of Financial Indebtedness other than as permitted under this agreement.

19.26 Pari Passu

  Save as otherwise provided by law or mandatorily preferred by applicable law in the relevant jurisdiction, its (and, in the case of Bidco 2, Holdco 2, Gibco, New Sub 1 and the Parent, their respective) payment obligations under each of the Senior Finance Documents to which it is a party rank at least pari passu in right and priority of payment with all its other unsecured and unsubordinated indebtedness.

19.27 Taxation

  (a)
  No claims are being, or are reasonably likely to be, asserted against any Group Company with respect to Taxes which are reasonably likely to be determined adversely to it and which, if so adversely determined, would be reasonably likely to have a Material Adverse Effect.

  (b)
  All reports and returns on which material Taxes of any Group Company are required to be shown have been filed in accordance with all applicable laws and regulations and all material Taxes required to be paid have been paid when due (or within any applicable time limit) except (with respect to such payment obligation) in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

19.28 Pensions

  (a)
  The pension schemes (other than the Plans) in respect of which it is principal employer or in which it has any participation pursuant to the terms of the Transaction Documents are funded in accordance with local practice, having taken local actuarial advice, and no Group Company has any liability in respect of any other pension scheme (other than the Plans) and there are no circumstances which may give rise to such a liability in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

  (b)
  Each Group Company is in material compliance with all applicable laws and contracts relating to the pension schemes (other than Plans) (if any) operated by it or in which it participates in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

19.29 ERISA

  (a)
  No Group Company has any Unfunded Liabilities except to the extent that it would not be reasonably likely to have a Material Adverse Effect.

  (b)
  Each Plan complies in all material respects with the applicable requirements of ERISA or the IR Code, except to the extent that the failure to comply therewith does not have a Material Adverse Effect.

  (c)
  No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan except to the extent that any such Reportable Event would not be reasonably likely to have a Material Adverse Effect.

  (d)
  No Group Company and no other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to any Plan which has given rise for or could reasonably be expected to result in, a material liability under ERISA except to the extent that it would not be reasonably likely to have a Material Adverse Effect.

  (e)
  No Group Company (i) is a party to any Multiemployer Plan or (ii) has withdrawn from any Multiemployer Plan, except to the extent withdrawal does not have a Material Adverse Effect.

  (f)
  No Multiemployer Plan is in reorganisation or insolvent except to the extent that it would not be reasonably likely to have a Material Adverse Effect.

19.30 Investment Companies

  No Obligor is (1) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (2) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (3) subject to regulation under any United States federal or state statute or regulation (other than Regulations X of the Board of Governors of the Federal Reserve System of the USA) limiting its ability to incur indebtedness.

19.31 Information Document

  As at the Completion Date all information recorded in the Information Document is to the knowledge and belief of Bidco 2 (having made reasonable enquiries in the circumstances) accurate in all material respects.

19.32 Acquisition

  (a)
  As at the Completion Date all rights of the Parent and its Subsidiaries (i) against any adviser delivering a Report and (ii) to recover any amounts from the Vendor under the Acquisition Documents, have been effectively assigned to Bidco 2.

  (b)
  No dividends have been declared or paid by the Target with respect to the Financial Year ended 31 December 2001 save as set out in the Sale and Purchase Agreement or otherwise disclosed to the Lenders prior to the date of this agreement.

  (c)
  There are no written agreements (except as disclosed to the Lenders prior to the date of this agreement and trading agreements entered into in the normal course of business) between the Vendor and its affiliates and the Target Group.

  (d)
  To the best of Bidco 2's knowledge (having made reasonable enquiries in the circumstances) all copies of Material Agreements delivered pursuant to this agreement are true and complete in all material respects and have not been modified in any material respect.

  (e)
  Both before and after giving effect to (a) the Drawings to be utilised on the first Drawdown Date or such other date as Facilities requested hereunder are made or extended, (b) the disbursement of the proceeds of such Drawings for the purposes set out herein, (c) the Acquisition and the consummation of the other financing transactions contemplated hereby and (d) the payment of Acquisition Costs, each US Obligor is Solvent;

    "Solvent" means, with respect to any US Obligor, that the value of the assets of such US Obligor (both at fair value and present fair saleable value) is, on date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities of such US Obligor as such liabilities mature and does not have unreasonably, small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

19.33 US Margin Regulations

  Neither the making of any Advance under this agreement nor the use of proceeds of any Advance will violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

19.34 Material Subsidiaries

  Each list of Material Subsidiaries delivered to the Facility Agent pursuant to clause 20.2(h) (Identification of Material Subsidiaries) is accurate at the date delivered.

19.35 No recourse

  Other than pursuant to the TSDIs and the mirror Derivative Instruments, there are no obligations of the SPVs which are recourse to a member of the Group and no member of the Group owes any obligations to the SPVs.

19.36 Repetition

  The representations and warranties in this clause 19 are made on the date of this agreement and shall be deemed repeated on the Completion Date, the date of each Drawdown Request, on each Drawdown Date and on the first day of each Interest Period, in each case by reference to the facts and circumstances existing on that date, except that:

  (a)
  the representation and warranty set out in clauses 19.9 (Litigation), 19.10 (Environment), 19.11 (Intellectual Property), 19.12(d) (Ownership of Assets), 19.16 (Transaction Documents), 19.17 (c) (Deloitte & Touche Structure Memoranda and Accounting Paper), 19.18 (Material Adverse Change), 19.19 (Material Disclosures), 19.31 (Information Document), 19.32 (Acquisition) and 19.35 (No recourse) shall not be repeated after the Completion Date;

  (b)
  the representation and warranty set out in clause 19.21 (Syndication Memorandum) shall only be made on the date of the Syndication Memorandum; and

  (c)
  the representations and warranty in clause 19.14 (Financial Projections), 19.15 (Reports) and 19.17 (a) (Deloitte & Touche Structure Memoranda and Accounting Paper) shall not be repeated after the date of this agreement.

20.   UNDERTAKINGS

20.1 Duration of Undertakings

  Each Obligor undertakes to each Finance Party in the terms of this clause 20 from the date of this agreement until all amounts outstanding under the Senior Finance Documents have been discharged and no Finance Party has any further Commitment or obligations under the Senior Finance Documents. Each undertaking is given in respect of itself and (where specified) in respect of all of its Subsidiaries on the basis that the relevant Obligor will procure that all of its Subsidiaries comply with each such undertaking. For the avoidance of doubt these undertakings shall apply to Target and the members of the Target Group with effect from the Completion Date only.

20.2 Authorisations and Status Undertakings

  (a)
  Consents

    It will obtain and maintain in full force and effect all consents and filings required under any applicable law or regulation:

    (i)
    to enable it to perform its obligations under each Transaction Document to which it is a party; and

    (ii)
    for the validity, enforceability or admissibility in evidence of each such Transaction Document.

  (b)
  Maintenance of Status and Authorisation
  (i)
  it will (and will procure that its Subsidiaries will):

  (A)
  do all things necessary to maintain its corporate existence;

  (B)
  obtain and maintain in full force and effect all consents and filings required for the conduct of its business where failure to do so is reasonably likely to have a Material Adverse Effect; and

  (C)
  comply with all laws and regulations applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect.

  (ii)
  Bidco 2 will promptly notify the Facility Agent of the name and registered numbers of Debtco, New Sub 1 GP, New Sub 1, Frenchco and Gibco.

  (c)
  Amalgamations

    It will not amalgamate, merge or consolidate or otherwise combine with or into any other person or be the subject of any reconstruction other than with the prior consent of the Majority Lenders except that any Group Company may be amalgamated or consolidated with or into an Obligor, provided that:

    (i)
    the relevant Obligor shall be the continuing or surviving person or entity;

    (ii)
    there is no adverse effect on the security created by the Security Documents and no Default would arise from such amalgamation, merger or consolidation.

  (d)
  Change of Business

    It will not (and it will procure that its Subsidiaries will not) make a material change to the nature of its business which would result in a material change to the business of the Group taken as a whole.

  (e)
  Subsidiary Constitutional Documents

    It will not (and it will procure that its Subsidiaries will not) amend or agree to any amendment of the constitutional documents of any of its Subsidiaries which would reasonably be expected to materially adversely affect the interests of any Finance Party under the Senior Finance Documents.

  (f)
  Holding Company Status

    No Holdco (other than Target, and following the repayment in full of all outstandings under the Mezzanine Loan Agreement and the Mezzanine Funding Bonds and there being no BSA's outstanding, or, in the event that no amounts are drawn under the Mezzanine Loan Agreement and all outstanding commitments thereunder are cancelled, the Parent and Holdco2) shall carry on any business (other than the holding of shares in, the making of loans and advances to, the provision by Bidco 2 of administrative or management services on or after the Completion Date to other Group Companies (save that Bidco 2 shall not set up a works council or analogous body or employ such number of employees as would make setting up a works council or analogous body mandatory, shall procure that third party trade creditors retained to provide such services are contracted to the Target rather than to it and shall not enter into any other arrangement in connection with the provision of such services which would be materially adverse to the interests of the Lenders), Debtco, the Parent and Holdco 2 and administrative and management services carried out by Holdco 2 pursuant to the Corporate Services Agreement and the provision of any guarantee pursuant to the Finance Documents, the Funding Bonds Documents and the Funding Bonds Guarantees, or acquire or hold any assets (other than shares in Subsidiaries, loans owing by Subsidiaries to it and/or assets under the Acquisition Documents).

  (g)
  Pari Passu Ranking

    Each Obligor shall ensure that the claims of the Finance Parties under the Senior Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated creditors (actual or contingent) except those whose claims are preferred solely by operation of law.

  (h)
  Identification of Material Subsidiaries

    Within 90 days of the end of every Financial Year ending after the Completion Date (the first ending on 31 December 2002), Bidco 2 shall provide to the Facility Agent a list of the Material Subsidiaries as at the end of that Financial Year certified by its president. Bidco 2 shall notify the Facility Agent within the 45 days of the end of each Accounting Quarter of any additions or deletions to the list of Material Subsidiaries most recently supplied.

    From the date which is ten Business Days after the list is delivered to the Facility Agent or after notification of any change, the Material Subsidiaries for the purposes of this agreement shall be those set forth in that list (as amended).

    If no list has been provided in accordance with this clause 20.2(i), the list previously provided to the Facility Agent shall continue to apply.

  (i)
  Intégration Fiscale

    In respect of each Group Company which is incorporated in France and is subject to French corporation tax (a "French Group Company"), it will ensure that:

    (i)
    by no later than 31 January 2003 each French Group Company (other than Cofrel SA which is not currently part of the French tax group constituted by the Target) has the same fiscal year ending date so that each such French Group Company has the same Financial Year as from 1 January 2004;

    (ii)
    as from 1 January 2003 and in any event no later than 31 January 2003, Bidco 1 will elect to include each French Group Company (other than Cofrel SA) in the tax group it has constituted pursuant to Article 223-A of the French General Tax Code (Code Général des Impôts) (Régime d'intégration fiscale) with Bidco 2 and each French Group Company will provide Bidco 1 with its agreement to be included in such tax group; and

    (iii)
    the French tax group regime (intégration fiscale) is in place for the Financial Year of each French Group Company (other than Cofrel SA) commencing 1 January 2003, except for Bidco 1 and Bidco 2 for which the French tax group regime applies as from 1 August 2002, and will be maintained thereafter.

  (j)
  Squeeze-Out Offer

    Bidco 2 will:

    (i)
    Implementation

      Implement the Squeeze-Out Offer in accordance with the provisions of the Offer Documents and not increase the price for shares beyond that paid under the Sale and Purchase Agreement, unless in respect of any such price increase:

      (A)
      Bidco 2 is able to demonstrate to the satisfaction of the Majority Lenders (acting reasonably) that it has sufficient funds lawfully available to it from its own resources to fund such increase; or

      (B)
      Bidco 2 has sufficient funds from additional equity financing to fund such increase; or

      (C)
      such increase will not increase the overall price paid for the shares by more than €7,500,000 in aggregate.

    (ii)
    Progress of the Squeeze-Out Offer

      Keep the Facility Agent informed as to the progress of the Squeeze-Out Offer and any material developments in relation to the Squeeze-Out Offer and promptly on request provide the Facility Agent with any information or advice received in relation to the Squeeze-Out Offer.

    (iii)
    Announcements

    (A)
    promptly deliver to the Facility Agent, copies of all press and other announcements made by Bidco 2 in connection with or in relation to the Squeeze-Out Offer and any documents or statements issued by the CMF, the COB, Euronext or the relevant competition authorities or any other regulatory authority in relation to the Squeeze-Out Offer;

    (B)
    where any announcement, press release or publicity material refers to the Facility Agent or any other Finance Party or these Facilities, not release or permit such announcement, press release or publicity material to be released until the Facility Agent has given its consent to such release (such approval not to be unreasonably withheld and to be given or refused within 24 hours of receipt by the Facility Agent of the relevant material) provided that no such consent or approval will be required for Bidco 2 to make an announcement required to be made to comply with any relevant laws or regulations (subject to Bidco 2 using all reasonable endeavours to consult with the Facility Agent prior to making the announcement).

    (iv)
    Conduct of Squeeze-Out Offer

      Ensure that the Offer Documents and all other documents issued by it on or its behalf in connection with the Squeeze-Out Offer and its conduct comply in all respects with all applicable laws and regulations and that as and when necessary all consents from all governmental and other regulatory authorities required in connection with the Squeeze-Out Offer are obtained, maintained and/or renewed as appropriate and that all its obligations in connection with the Squeeze-Out Offer are performed.

  (k)
  Sale and Purchase
  (i)
  Bidco 2 will procure that each Holdco (other than Bidco 2 and Target) undertakes that it will on or prior to the Completion Date, assign to Bidco 2 all rights it has (i) against any advisor delivering a Report to it and (ii) to recover any amount from the Vendor under the Acquisition Documents.

    (ii)
    Bidco 2 undertakes, from the date of this agreement to the Completion Date, that it will procure that the Parent will instruct the Trustee, in conformity with the Amended Power of Attorney, to veto any decision that falls within the list of decisions attached as schedule 5.1(c) of the Share Purchase Agreement and any other decision which the board of directors of the Target determine to be decisions in respect of which the Parent has the right to be consulted and so instruct the Trustee, if and to the extent that the action or course of action which is the subject of such decision would cause a Default (assuming for the purposes of this clause 19.2(k) only that the undertakings set forth in this clause 19 were applicable to the Target and its Subsidiaries from the date of this agreement (rather than from and after Completion)); PROVIDED that no Obligor shall be responsible for any failure by the Trustee to act in compliance with any such instructions. Should the Parent appoint a representative as a director of the Target, in conformity with the Amended Power of Attorney, then Bidco 2 undertakes to procure that the Parent will procure that such director will exercise any right to vote, veto or block, any action to be taken by the Target Group in accordance with the terms of this clause. Additionally, if a Holdco or an Equity Investor acquires the right to vote on, veto or otherwise block directly any action taken by the Target Group or to appoint a representative (other than management) as a director of Target or any of its Subsidiaries, Bidco 2 will procure that the Holdcos (other than Target) undertake to vote, veto, or otherwise block, any action to be taken by the Target Group in accordance with the terms of this clause (subject to any conflicting fiduciary duties of such directors owed to such company).

20.3 Disposals and Security Undertakings

  (a)
  Disposals

    Neither it nor any Group Company will (whether by a single transaction or a series of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, license, lease out or otherwise dispose of (each a "disposal") any of its assets or agree to do so, other than:

    (i)
    any disposal on arm's length terms in the ordinary course of trading;

    (ii)
    any disposal of obsolete plant and equipment on commercially reasonable terms;

    (iii)
    any disposal by an Obligor to another Group Company provided that if the asset or assets in question are subject to the Agreed Security Principles or are disposed of for consideration of at least €10,000,000 then the relevant asset is, in the hands of the transferee, secured by a legally valid, binding and enforceable Security Document which creates a valid and effective Security Interest over the asset or assets of the same type and level as the asset or assets were subject to prior to the disposal and secures all or substantially all amounts outstanding under the Senior Finance Documents (or, where it is not lawfully possible to secure all or substantially all amounts so outstanding, such Security Interest secures at least such amount as was secured prior to the transfer);

    (iv)
    any disposal of Cash Equivalents (as defined in 20.12 (Financial Definitions)) on commercially reasonable terms;

    (v)
    any disposal of assets by a Group Company (which is not an Obligor) to an Obligor, provided that the disposal is not otherwise restricted by this agreement, the Intercreditor Deed or any other Senior Finance Document, on commercially reasonable terms and any disposal of assets or shares by a Group Company to another Group Company pursuant to (and in accordance with) intra group transfers recorded in the Debt Push Downs;

    (vi)
    disposals of cash for purposes not otherwise prohibited by this agreement;

    (vii)
    disposals from one Group Company which is not an Obligor to another Group Company which is not an Obligor;

    (viii)
    disposal of the shares of Rocky Mountain SA, Andhers N.V. and Schneider pursuant to the Acquisition Documents;

    (ix)
    the grant of licences to Intellectual Property Rights by Group Companies to third parties on arm's length terms in the ordinary course of business;

    (x)
    the exchange of plant and equipment for other plant and equipment of a similar or superior nature and value;

    (xi)
    the transfer of shares in Debtco to the Fiduciaire for a nominal amount;

    (xii)
    the redemption of Debtco PECS by the transfer of the Mezzanine Funding Bonds from Debtco to New Sub 1 and then to Bidco 1 on the issue of High Yield Notes; or

    (xiii)
    any disposals not included in paragraphs (i) to (xii) inclusive which are made on commercially reasonable terms and which:

    (A)
    in the three year period commencing on the Completion Date, do not exceed an aggregate amount of €150,000,000 (or its equivalent in other currencies); and

    (B)
    in any subsequent non-overlapping three year period, do not exceed an aggregate amount of €150,000,000 (or its equivalent in other currencies).

  (b)
  Negative Pledge

    It will not create or agree to create or permit to subsist any Security Interest over any part of its assets or the assets of its Subsidiaries, other than:

    (i)
    any Security Interest granted by or pursuant to the Finance Documents;

    (ii)
    liens securing obligations no more than 60 days overdue, arising by operation of law (or by agreement to effect the same) and in the ordinary course of trading;

    (iii)
    Security Interests arising out of title retention provisions in a supplier's standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by a Group Company in the ordinary course of trading;

    (iv)
    set-off rights on market standard terms contained in any Hedging Agreement;

    (v)
    Security Interests over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into by a Group Company in the ordinary course of trading;

    (vi)
    Security Interests created over cash credit balances for the purpose of composite accounting arrangements entered into with Lenders providing Group Companies with banking facilities operated on a gross and net limit basis;

    (vii)
    collateral provided in connection with the Derivative Instruments relating to the TSDIs (from the cash held in any TSDI Prepayment Account) and the Long Term Notes;

    (viii)
    Security Interests imposed by the taxing authorities of any applicable jurisdiction in respect of taxes, assessments or levies which are being contested in good faith and in respect of which adequate provision has been made in the books of the relevant Group Company;

    (ix)
    Security Interests arising pursuant to a judgment or order which is being contested in good faith by appropriate proceedings;

    (x)
    Security Interests securing Financial Indebtedness incurred or assumed in connection with any acquisition where such Financial Indebtedness is permitted pursuant to clause 20.5(a)(viii) provided that such Security Interests are only over the assets so acquired and are not granted by the acquiring company (save to the extent that such security is limited in recourse to the assets so acquired);

    (xi)
    any Security Interests granted in respect to Financial Indebtedness permitted by clause 20.5(a) (iv) and (ix) (Borrowings);

    (xii)
    Security Interests granted pursuant to the High Yield Notes Funding Bond Assignment Agreement.

  (c)
  Receivables

    Each Borrowing Base Borrower will collect all Receivables and each Borrowing Base Borrower will, upon receipt, promptly pay the proceeds of all such charged Eligible Receivables into Cash Collateral Accounts.

20.4 Acquisition and Investment Undertakings

  (a)
  Acquisitions

    It will not acquire and will procure that none of its Subsidiaries will acquire any assets or shares, other than:

    (i)
    in the ordinary course of its trading activity;

    (ii)
    in the Target;

    (iii)
    Capital Expenditure required for the business of the relevant Group Company, subject to compliance with clause 20.11(f) (Capital Expenditure);

    (iv)
    an asset acquired by a Group Company which is not an Obligor from another Group Company which is not an Obligor provided that the acquisition is not otherwise restricted by this agreement, the Intercreditor Deed or any other Senior Finance Document and any acquisition of assets or shares by a Group Company from another Group Company pursuant to (and in accordance with) intra group transfers recorded in the Debt Push Downs;

    (v)
    Cash Equivalents for treasury management purposes;

    (vi)
    assets acquired pursuant to an exchange permitted by Clause 20.3(a)(x) (Disposals);

    (vii)
    an asset acquired (on arm's length terms) by an Obligor from a Group Company which is not an Obligor;

    (viii)
    any acquisition from an Obligor provided that the relevant asset is, in the hands of the transferee, secured by a legally valid and effective Security Interest over the asset of the same type and level as the asset was subject prior to that acquisition and securing all or substantially all amounts outstanding under the Senior Finance Documents (subject to applicable legal restrictions); and

    (ix)
    other acquisitions in a Financial Year, on the condition that prior to completion of an acquisition under this clause 20.4(a)(x) Bidco 2 delivers to the Facility Agent a certificate confirming (with appropriate calculations and justification thereof) that the Group is in compliance with each of the financial undertakings in clause 20.11 (Financial Covenants) calculated on the most recent Testing Date to which Quarterly Accounts have been delivered assuming the relevant acquisition had been made as at the first day of that Testing Period, and subject to the following maximum aggregate annual amounts (which may be used individually or in combination with each other):

    (A)
    €150,000,000 funded by way of equity share capital or preferred equity certificates and contribution by Equity Investors directly or indirectly to Bidco 1 and by Bidco 1 to Bidco 2 and by Bidco 2 to the relevant Group Company making the acquisition; and

    (B)
    €100,000,000 otherwise; and

    (x)
    commencing on the third anniversary of the Completion Date (the "Commencement Date"), in addition to the acquisitions referred to in clause 20.4(a) (Acquisitions) (ix), other acquisitions up to a maximum aggregate amount not exceeding €150,000,000 (or its equivalent in other currencies) in a Financial Year may be made if the ratio of Total Net Debt as at the most recent Testing Date to EBITDA for the Testing Period ending on such Testing Date shown by the most recent Quarterly Accounts delivered to the Facility Agent is less than or equal to 3.75:1 and on the condition that, prior to completion of an acquisition under this paragraph (x), Bidco 2 delivers to the Facility Agent a certificate confirming (with appropriate calculations and justification thereof) that the ratio of Total Net Debt as at the most recent Testing Date to EBITDA for the Testing Period ending on such Testing Date shown in the most recent Quarterly Accounts delivered to the Facility Agent and assuming the relevant acquisition has been made as on the first day of that Testing Period is less than or equal to the level shown against that Testing Date in Column A of the following table:

Testing Date	A
31 March 2003	5.05
30 June 2003	4.83
30 September 2003	4.72
31 December 2003	4.44
31 March 2004	4.47
30 June 2004	4.26
30 September 2004	4.17
31 December 2004	4.00
31 March 2005	4.01
30 June 2005	3.79
30 September 2005	3.70
31 December 2005	3.51
31 March 2006	3.53
30 June 2006	3.31
30 September 2006	3.21
31 December 2006	3.02
31 March 2007	3.04
30 June 2007	2.83
30 September 2007	2.73
31 December 2007	2.55

Testing Date	A
31 March 2008	2.59
30 June 2008	2.50
30 September 2008	2.50
31 December 2008	2.50
31 March 2009	2.50
30 June 2009	2.50
30 September 2009	2.50
31 December 2009	2.50
31 March 2010	2.50
30 June 2010	2.50
30 September 2010	2.50
31 December 2010	2.50
31 March 2011	2.50
30 June 2011	2.50
30 September 2011	2.50
31 December 2011	2.50
  (b)
  Joint Ventures

    It will not enter into any joint venture, partnership or similar arrangement with any person other than investments in joint ventures not exceeding €25,000,000 (or its equivalent in other currencies) in aggregate outstanding at any one time provided that each joint venture is a business which is related to the business of the Target Group and there is no recourse to a member of the Group other than for the relevant Investment in accordance with this paragraph.

20.5 Financing Arrangement Undertakings

  (a)
  Borrowings

    It will not incur or permit to be outstanding and will procure that its Subsidiaries do not incur or permit to be outstanding any Financial Indebtedness, other than:

    (i)
    amounts due under any Finance Document, PECS (and any preferred equity certificates permitted in accordance with clause 2.2(b) (Purpose) and 20.4(a)(ix)(A) (Acquisitions)), the Bidco 1 Subordinated Shareholder PIK Bonds, the Funding Bonds and the High Yield Notes;

    (ii)
    Financial Indebtedness permitted by clauses 20.5(b) (Guarantees) and 20.5(c) (Loans);

    (iii)
    unsecured overdraft or working capital facilities or other indebtedness in relation to which a Bank Guarantee in an amount equal to the maximum principal amount of those facilities or other indebtedness has been issued; and

    (iv)
    finance leases or other agreements in connection with the acquisition of equipment and other items required for the business of the relevant Group Company where the aggregate capital element of all future rentals under all those finance leases and agreements (determined in accordance with the Approved Accounting Principles), when aggregated with Financial Indebtedness permitted under clause 20.5(a)(ix), does not exceed €100,000,000 (or its equivalent in other currencies) outstanding at any one time;

    (v)
    amounts due under the TSDI Instruments in existence at the date of this agreement and as may be amended in accordance with clause 20.8(f) and/or (h);

    (vi)
    amounts due under the Long Term Notes and related Derivative Instruments in existence at the date of this agreement and as may be amended in accordance with clause 20.8(g) and (h);

    (vii)
    Financial Indebtedness of non-Obligors arising solely as a result of gross exposure (which is zero or better on a net balance basis) under netting arrangements with the same bank;

    (viii)
    in respect of any acquisition permitted under clauses 20.4(a) (ix) and (x) of this agreement, Financial Indebtedness incurred or assumed by the acquiring Group Company to third parties and of the target company at the time of the acquisition up to an aggregate amount of €100,000,000 (or its equivalent in other currencies) at any one time outstanding, save that commencing on the third anniversary of the Completion Date, the amount of Financial Indebtedness permitted under this clause 20.5(a)(viii) (Borrowings) shall increase to €250,000,000 (or its equivalent in other currencies) at any one time outstanding on the condition that Bidco 2 delivers to the Facility Agent a certificate confirming (with appropriate calculations and justification thereof) that the ratio of Total Net Debt as at the most recent Testing Date to EBITDA for the Testing Period ending on such Testing Date shown in the most recent Quarterly Accounts delivered to the Facility Agent and including the acquired or incurred Financial Indebtedness is less than or equal to the level shown against that Testing Date in Column A of the table set forth in clause 20.4(a)(x) (Acquisitions); and

    (ix)
    Financial Indebtedness not referred to in clauses 20.5(a)(i) to (iii) and (v) to (viii) (inclusive) in an aggregate amount which, when aggregated with Financial Indebtedness permitted under clause 20.5(a)(iv), does not exceed €100,000,000 outstanding at any one time.

  (b)
  Guarantees
  (i)
  It will not and will procure that its Subsidiaries do not grant or make available any guarantee in respect of Financial Indebtedness other than:

  (A)
  any guarantee contained in any Finance Document or Funding Bonds Documents;

  (B)
  any guarantee by a Group Company which is not an Obligor in respect of Financial Indebtedness of another Group Company which is not an Obligor or by an Obligor in respect of Financial Indebtedness of another Obligor subject to compliance with the provisions of clause 20.5(c)(v) as if the amount of such guarantee was an intra-group loan in the same amount;

  (C)
  any guarantee by an Obligor in respect of Financial Indebtedness of another Group Company which is not an Obligor subject to compliance with the provisions of clause 20.5(c)(v) (Loans) as if the amount of such guarantee was an intra-group loan in the same amount; and

  (D)
  any guarantee by a Group Company of Financial Indebtedness permitted under clause 20.5(a)(viii) save that such guarantees may only be granted by the companies so acquired or by the acquiring Group Company.

  (ii)
  It will not and will procure that its Subsidiaries do not grant or make available any guarantee not in respect of Financial Indebtedness other than in the ordinary course of trading.

  (c)
  Loans

    It will not and will procure that its Subsidiaries do not make any loans or grant any credit to any person other than:

    (i)
    normal trade credit;

    (ii)
    loans to employees or other persons made in the ordinary course of business provided the aggregate amount of such loans (including unpaid interest) outstanding at any time does not exceed €5,000,000 (or its equivalent in other currencies);

    (iii)
    upstream intra-group loans:

    (A)
    existing on the Completion Date or implemented prior to 31 December 2002 as part of the repatriation of Cash policy as described in the Final Deloitte & Touche Structure Memorandum; or

    (B)
    made pursuant to the policy implemented in accordance with clause 20.6(e) (Upstreaming Cash);

    (iv)
    loans pursuant to the Funding Bonds and, in the event that the New Sub 1 shares are contributed to Bidco 1 upon the listing of Bidco 1, the Bidco 1 Subordinated Shareholder PIK Bonds;

    (v)
    subject to the provision below, intra-group loans (which for the purpose of paragraph (D) only shall include the Ancillary Limit of Ancillary Facilities made available to Group Companies which are not Obligors):

    (A)
    from Obligors to Obligors; and

    (B)
    from Group Companies to Obligors which have given security under Security Documents; and

    (C)
    from Group Companies which are not Obligors to other Group Companies which are not Obligors; and

    (D)
    from Obligors to Group Companies which are not Obligors up to a maximum aggregate amount outstanding at any one time of €150,000,000 (or its equivalent in other currencies),

      PROVIDED that in all cases (considered together) (1) loans to Group Companies incorporated in Restricted Countries ("Restricted Loans") when aggregated with the proceeds of equity issues by such Group Companies permitted under clause 20.9(a)(v) (Share Issues) may not exceed €75,000,000 in aggregate outstanding at any one time and (2) other than in the case of loans permitted under paragraph (C) above, Restricted Loans may not be advanced so long as any Event of Default is continuing unremedied and unwaived;

    (vi)
    the loan of €54,500,000 granted by the Target in respect of the acquisition of 22.9 per cent. of Andhers NV by Rocky Mountain; and

    (vii)
    intra-group loans made pursuant to (and in accordance with) the Debt Push Downs.

  (d)
  Hedging
  (i)
  It will not and it will procure that its Subsidiaries will not enter into any Derivative Instrument other than (A) the Hedging Agreements referred to in (ii) below, (B) Derivative Instruments entered into in the ordinary course of its business for the purpose of managing or hedging its exposure to interest rates, exchange rates or commodity prices and (C) the existing Derivative Instruments relating to the TSDIs and the Long Term Notes and, following the Completion Date, new Hedging Agreements relating to the TSDIs and the Long Term Notes.

  (ii)
  The Obligors will, or their Subsidiaries will, by no later than 60 days after the Completion Date, enter into Hedging Agreements with Hedging Lenders so as to ensure that, for a period of at least three years from the Completion Date, the Group has hedging of interest rate exposure on terms satisfactory to the Facility Agent in relation to at least 50 per cent. of the aggregate of all debt instruments having a floating rate of interest.

  (e)
  TSDI Prepayment Accounts
  (i)
  On or before the Completion Date, Target will open one or more TSDI Prepayment Accounts.

  (ii)
  On the Completion Date the Target will credit an additional €150,000,000 to the TSDI Prepayment Accounts. To the extent that amounts are not required to be transferred to a TSDI Prepayment Account held with a Derivative Instrument counterparty (pursuant to the terms of any collateral agreement with such TSDI Derivative Instrument Counterparty) such amounts shall be retained in a TSDI Prepayment Account held with the Facility Agent.

  (iii)
  Save as provided in paragraph (v) below, no Security Interest may be granted by the Target or permitted to exist over any TSDI Prepayment Account.

  (iv)
  Principal amounts will be released to the Target or to the relevant TSDI Derivative Instrument counterparty from the TSDI Prepayment Accounts in accordance with the table set forth below to be used solely to make payments in respect of the TSDIs and related Derivative Instruments:

Date of release	Amount released (€)
19 April 2003	8,200,000
19 July 2003	2,800,000
19 October 2003	11,500,000
18 January 2004	4,500,000
18 April 2004	12,800,000
19 July 2004	5,500,000
18 October 2004	14,200,000
17 January 2005	6,200,000
19 April 2005	14,600,000
19 July 2005	6,700,000
18 October 2005	15,500,000
17 January 2006	7,300,000
19 April 2006	16,600,000
19 July 2006	7,600,000
18 January 2007	8,000,000
18 July 2007	8,000,000

Total	150,000,000

    (v)
    Solely for the purposes of collateralising Derivative Instruments relating to the TSDIs, the Target may charge, pledge or assign all or part of the amounts standing to the credit of any TSDI Prepayment Account. Any such charge, pledge or assignment shall not prevent the release of amounts from the TSDI Prepayment Account on the dates and in the amounts set forth in paragraph (iv) above. To the extent any account with a Derivative Instrument counterparty is not so charged, pledged or assigned in favour of the relevant counterparty, such accounts shall unless prohibited to be so charged by the relevant counterparty, be charged in favour of the Security Agent.

  (f)
  Debt Push Downs

    Bidco 2 will use all reasonable endeavours (including the making of all necessary applications to the relevant tax authorities) to procure the implementation of the Debt Push Downs, as soon as practicable after Completion and in any event no later than the time limits stated in the Final Deloitte & Touche Structure Memorandum provided that in no circumstances shall Bidco 2 be obliged to do anything that is contrary to applicable law or which would result in its directors incurring personal liability.

  (g)
  Security Completion

    Bidco 2 shall procure that all documents listed in paragraph 11 of Part 2 of Schedule 4 in respect of those Security Documents to be executed following the Completion Date in accordance with the Security Completion Timetable shall be executed and delivered to the Facility Agent within the time limits listed in the Security Completion Timetable and in any event within 31 days of the Completion Date (except where otherwise specified in the Security Completion Timetable).

20.6 Conduct of Business Undertakings

  (a)
  Insurance
  (i)
  It will and will procure that its Subsidiaries will effect and maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with reputable insurers which:

  (A)
  provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses;

  (B)
  will be in amounts which would in the circumstances be prudent for those companies;

  (C)
  (where the Security Agent has been granted a Security Interest in the policy) will be in the joint names of the Principal Borrower and the Security Agent (or, if the Security Agent agrees, have the interest of the Security Agent as mortgagee noted on the policies);

      and it will and will procure that its Subsidiaries will use all reasonable endeavours to prevent any acts, omissions or events of default occurring which render or might render any material policies of insurance taken out by it void or voidable.

    (ii)
    Bidco 2 will:

    (A)
    supply to the Facility Agent on request copies of each policy of insurance required to be maintained in accordance with clause 20.6(a)(i) or (ii) (the "policies"); and

      (B)
      promptly notify the Facility Agent of any claim against a Group Company not covered by any policy which is for or is reasonably likely to result in a claim for an amount in excess of €20,000,000 (or its equivalent in other currencies).

  (b)
  Intellectual Property

    It will and will procure that its Subsidiaries will:

    (i)
    ensure that it legally and beneficially owns or has all necessary consents to use and, where applicable, is recorded as the registered proprietor of all the Intellectual Property Rights that it requires in order to conduct its business unless failure to do so would not have a Material Adverse Effect;

    (ii)
    observe and comply with all obligations and laws applicable to it in relation to the Intellectual Property where failure to do so is reasonably likely to have a Material Adverse Effect;

    (iii)
    maintain and protect the Material Intellectual Property, including maintaining and, where reasonable, pursuing registration except where failure to maintain would not be reasonably expected to have a Material Adverse Effect; and

    (iv)
    notify the Facility Agent as soon as it becomes aware of any new Material Intellectual Property, or any Intellectual Property has ceased to be Material Intellectual Property.

  (c)
  Taxes

    It will and, will procure that its Subsidiaries will, pay when due (or within any applicable time limit):

    (i)
    all material Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts; and

    (ii)
    all amounts (contribution à l impôt d'ensemble) which it is liable to pay to Bidco 1 as head of the French Tax Group (intégration fiscale) by way of contribution to the French corporate income tax due by the Tax Group (intégration fiscale).

  (d)
  Pension Schemes
  (i)
  Bidco 2 will:

  (A)
  if requested by the Facility Agent, promptly deliver to the Facility Agent actuarial reports in relation to the material pension schemes for the time being operated by the Obligors ("actuarial reports") which are prepared in order to comply with then current statutory or auditing requirements; and

  (B)
  if requested by the Facility Agent, promptly prepare actuarial reports and deliver those to the Facility Agent, if the Facility Agent (acting reasonably) believes that any relevant statutory or auditing requirement is not being complied with which could reasonably be expected to have a Material Adverse Effect.

  (ii)
  Bidco 2 will ensure that all such pension schemes (other than the Plans) are fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained unless failure to do so would not have a Material Adverse Effect.

  (e)
  Upstreaming Cash

    After the Completion Date, Bidco 2 shall establish and implement among the Group Companies a policy regarding distribution of dividends and upstreaming cash generally to ensure compliance with the obligations of the Borrowers hereunder.

  (f)
  ERISA

    Except as would not have a Material Adverse Effect, no Obligor will, and each Obligor will procure that none of its Subsidiaries will, have any Unfunded Liabilities for any Plans maintained for or covering employees of any Obligor or its Subsidiaries.

20.7 Environmental Undertakings

  It will and will procure that its Subsidiaries will:

  (a)
  comply with all Environmental Approvals and Environmental Laws applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect;

  (b)
  obtain and maintain all Environmental Approvals applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect;

  (c)
  promptly upon receipt of the same notify the Facility Agent of any claim, notice or other communication served on it in relation to any Environmental Law or Environmental Approval applicable to it or if it becomes aware of any actual or prospective material variation to any Environmental Law or Environmental Approval which has or is reasonably likely to have a Material Adverse Effect;

  (d)
  promptly notify the Facility Agent of any material investment required to be made by any Group Company to maintain, acquire, renew, modify, amend, surrender or revoke any Environmental Approval which is reasonably likely to have a Material Adverse Effect; and

  (e)
  as soon as reasonably practicable implement the material recommendations (if any) in the Environmental Report as determined by Bidco 2 (acting reasonably).

20.8 Transaction Document Undertakings

  (a)
  Changes to Acquisition Documents

    It will not:

    (i)
    agree to any amendment or waiver of any term of any Acquisition Document which would reasonably be expected to be materially prejudicial to the interests of the Lenders (including any amendment or waiver to clauses 3, 4, 5.1, 8.1, 8.8 or 13.3.1 of the Sale and Purchase Agreement); or

    (ii)
    exercise any discretion or give any consent under, any Acquisition Document which could reasonably be expected to result in a Default or would otherwise reasonably be expected to be materially prejudicial to the interests of the Lenders.

  (b)
  Claims under Acquisition Documents

    It will:

    (i)
    take all reasonable action to enforce any claim it has in relation to the warranties given under any Acquisition Document and to enforce all other material rights it may have under any Acquisition Document where failure to do so would reasonably be expected to have a Material Adverse Effect;

    (ii)
    notify the Facility Agent promptly of any such claim made by a Group Company under an Acquisition Document;

    (iii)
    provide the Facility Agent with reasonable details of that claim and its progress; and

    (iv)
    notify the Facility Agent promptly upon that claim being resolved.

  (c)
  Changes to Equity Documents

    It will not agree to any amendment of any term of any Equity Document (including the Vendor Loan Agreement) and any agreed form but unexecuted Equity Documents which would reasonably be expected to be materially prejudicial to the interests of the Lenders.

  (d)
  Changes to Mezzanine Finance Documents

    It will not agree to any amendment of any term of any Mezzanine Finance Document save as may be permitted by the Intercreditor Agreement.

  (e)
  Funding Bonds Documents

    It will not:

    (i)
    agree to any amendment of any terms of any Funding Bonds Documents save as may be permitted by the Intercreditor Agreement; or

    (ii)
    agree to the High Yield Notes Funding Bonds Documents being in a form which conflicts with the terms of this agreement or the Intercreditor Deed; or

    (iii)
    agree to the Bidco 1 Subordinated Shareholder PIK Instrument or the Bidco 1 Subordinated Shareholder PIK Bonds being in a form which conflicts with the terms of this agreement or the Intercreditor Deed.

  (f)
  Changes to TSDIs

    It will not and will procure that its Subsidiaries do not make any amendment to the TSDIs unless such amendment is made:

    (i)
    following receipt of advice from reputable tax advisers to the Group that such amendment would not have a material adverse tax consequence for the Group; and

    (ii)
    following consultation with the Lenders.

  (g)
  Changes to Long Term Notes

    It will not and will procure that its Subsidiaries will not make any amendments to the Long Term Notes which would materially adversely affect the interests of the Lenders.

  (h)
  Hedging for TSDIs and Long Term Notes

    It will not and will procure that its Subsidiaries will not make any amendments to or terminate the Derivative Instruments entered into in connection with the TSDIs and/or the Long Term Notes which would be materially prejudicial to the interests of the Lenders from a credit perspective.

  (i)
  Changes to Debtco Documents

    It will not agree to any amendments to the Debtco Documents (other than prior to the Completion Date with the prior written consent of all the Arrangers (acting reasonably)).

  (j)
  Acquisition Costs

    If Bidco 2, acting in good faith, determines that Acquisition Costs (incurred before, on, or shortly after the Completion Date) shall be higher than €150,000,000, it shall procure that any excess shall be funded by new equity share capital or PECS provided by the Equity Investors to the Parent and contributed down via Holdco 2 and Bidco 1 to Bidco 2.

20.9 Share Capital, Dividend and Other Junior Financing Arrangement Undertakings

  (a)
  Share Issues

    It will not and will procure that its Subsidiaries will not allot or issue any shares or equity securities other than:

    (i)
    pursuant to BSAs issued in connection with the Mezzanine Finance Documents;

    (ii)
    shares issued by an Obligor to another Obligor which will, simultaneously with the issue of such shares, grant to the Security Agent a Security Interest over such shares;

    (iii)
    shares issued by Target pursuant to stock options outstanding on the date hereof or by Bidco 1 or Bidco 2 in accordance with regular option programmes from time to time consistent with commercially reasonable standards (including the stock options granted to management of the Target pursuant to the Acquisition);

    (iv)
    shares issued by a Group Company which is not an Obligor to an Obligor (allowing for proportionate issues to minority shareholders) up to a maximum aggregate amount of €50,000,000 (or its equivalent in other currencies);

    (v)
    any issue of equity securities by a Group Company that is not an Obligor to another Group Company that is not an Obligor;

    (vi)
    any shares issued by Bidco 1;

    (vii)
    shares issued by Bidco 2 to Bidco 1 in order to downstream tax consolidation gains,

    PROVIDED in all cases that share issues by Group Companies incorporated in Restricted Countries may not exceed €35,000,000 in aggregate and may not be made while an Event of Default is continuing unremedied and unwaived

  (b)
  Redemption and Acquisition of Own Shares

    It will not and will procure that its Subsidiaries will not directly or indirectly redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital, other than in favour of an Obligor or, if it is not an Obligor, another Group Company which is not an Obligor (other than the redemption of PECS authorised by the Intercreditor Deed).

  (c)
  Restriction on Payment of Dividends

    It will not and will procure that its Subsidiaries will not declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose, other than:

    (i)
    by a Group Company to Bidco 2 or another Group Company which is a Subsidiary of Bidco 2 (and, where applicable, to minority shareholders in the distributing company); or

    (ii)
    final dividends paid by Bidco 1 in a Financial Year following a Listing but only to the extent that:

    (A)
    the ratio of Total Net Debt to EBITDA calculated on the most recent Testing Date on a last four Accounting Quarters basis is less than 3.50:1; and

    (B)
    such dividends do not exceed 25% of Excess Cashflow for the Financial Year in respect of which such dividend is paid; or

    (iii)
    as permitted under the Intercreditor Deed.

  (d)
  Payments under Funding Bonds Documents

    Bidco 2 will not repay the principal of, or pay interest on, any Funding Bonds, or make any other payment to Debtco, in each case, other than as permitted under the Intercreditor Deed.

  (e)
  Payments to Shareholders
  (i)
  No Group Company will make any payment to the Equity Investors by way of management, royalty or similar fee other than a transaction fee payable by Bidco 2 to each of the Original Equity Investors on the Completion Date as permitted by the Intercreditor Deed.

  (ii)
  Bidco 2 will not make any payment to its direct or indirect shareholders by way of management, royalty or similar fee unless that payment is in relation to services actually provided on arm's length commercial terms other than customary fees paid to members of the board of directors of each Holdco (other than Target) and other than as set out in paragraph (i) above.

  (f)
  Cash Movement

    It will not and will procure that none of its Subsidiaries will be a party to any contractual or similar restriction (except as set out in any Finance Document and, in the case of Bidco 1 only, the High Yield Notes Documents) by which any Group Company (or any secured creditor of a Group Company) is prohibited from making loans, transferring assets (including pursuant to a foreclosure under the Security Documents) or making any payment of dividends, distributions of income or other amounts to its holding company except pursuant to a binding contract in relation to the sale of an asset where the payment of the purchase price is deferred (where such contract is permitted under this agreement), and where the restriction relates solely to the assets being purchased, or pursuant to Security Interests permitted by clause 20.3(b)(x) (Negative Pledge) (but only where such restriction is confined to the assets so acquired and not the rest of the Group).

  (g)
  Mezzanine Lenders

    It will not and will procure that its Subsidiaries will not make any repayment of principal or payment of interest or of any other amount under any Mezzanine Finance Document, other than as permitted under the Intercreditor Deed.

  (h)
  High Yield Notes and High Yield Notes Funding Bonds

    Neither it nor any Holdco nor any Subsidiary will make any payment to holders of High Yield Notes or in respect of the High Yield Notes Funding Bonds, other than as permitted under the Intercreditor Deed.

  (i)
  Payments under the TSDIs or Long Term Notes

    No Group Company will make any payments other than scheduled payments of principal and interest as they fall due in accordance with the terms of the TSDIs, the Long Term Notes and the Derivative Instruments relating thereto.

  (j)
  Payments under the Vendor Loan Agreement

    No Group Company will repay the principal of, or pay interest on the Vendor Loan Agreement or in respect of any intra-group loan of the proceeds of the loan under the Vendor Loan Agreement, other than as permitted in the Intercreditor Deed.

20.10 Information and Accounting Undertakings

  (a)
  Defaults

    Each Obligor will notify the Facility Agent forthwith upon becoming aware of the occurrence of a Default and will from time to time on request supply the Facility Agent with a certificate signed by any two of its directors certifying that no Default has occurred and is continuing or, if that is not the case, setting out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

  (b)
  Books of Account and Auditors

    Each Obligor will, and will procure that each of its Subsidiaries will:

    (i)
    keep proper books of account relating to its business; and

    (ii)
    have as its auditors any one of Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers (or such other firm as the Facility Agent shall approve (such approval not to be unreasonably withheld or delayed)).

  (c)
  Financial Statements

    Bidco 2 will deliver to the Facility Agent (with sufficient copies for each of the Lenders) commencing with effect from the Completion Date:

    (i)
    as soon as available, and in any event within 120 days after the end of each Financial Year, copies of:

    (A)
    the audited consolidated accounts of the Group as at the end of and for that Financial Year, including a profit and loss account, balance sheet, cash flow statement and directors' and auditors' report on those accounts; and

    (B)
    the audited (in the case of a Subsidiary of the Target to the extent prepared, or if not so prepared, unaudited) accounts of each Obligor for that Financial Year;

    (ii)
    as soon as available, and in any event within 45 days of the end of each Accounting Quarter, copies of the unaudited consolidated management accounts of the Group as at the end of and for that Accounting Quarter, including a profit and loss account, balance sheet, cash flow statement and management commentary for the Group, in such form as the Facility Agent may reasonably require;

    (iii)
    as soon as available and in any event within 30 days from the end of each Management Accounting Period copies of the unaudited consolidated management accounts of the Group as at the end of and for that Management Accounting Period, including a profit and loss account, balance sheet, cash flow statement and management commentary for the Group in respect of differences to projections for that month in the most recent Operating Budget, in such form as the Facility Agent may reasonably require;

      provided that for a period ending on the date falling three months after the Completion Date, Bidco 2 shall only be required to deliver, in satisfaction of its obligations under this clause 20.10(c)(iii), key financial figures for consolidated profit and loss, capital expenditure, cash flow and net debt for the Group together with certified and complete copies of all financial reports or papers submitted to the Board of Bidco 2 or Target during the Management Accounting Period in question.

    (iv)
    no more than 30 days after the beginning of each Financial Year, the Operating Budget for that Financial Year, in such form as the Facility Agent may reasonably require,

    which accounts and Operating Budget shall, in each case, have been approved by the finance director or president of Bidco 2.

  (d)
  Compliance Certificates and Borrowing Base Certificates
  (i)
  Each of the Annual Accounts and Quarterly Accounts must be accompanied by a certificate signed by the president of Bidco 2, which shall:

  (A)
  certify whether or not, as at the date of the relevant accounts, Bidco 2 was in compliance with the financial covenants contained in clause 20.11 (Financial Covenants) and contain reasonably detailed calculations acceptable to the Facility Agent;

      (B)
      confirm that, as at the date of that certificate, no Default is outstanding or, if that is not the case, set out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it;

      (C)
      (Subject to clause 4.3(b)) in the case of the Quarterly Accounts, confirming the aggregate outstanding amount of Borrowing Base Advances and the aggregate amount of the Charged Eligible Receivables; and

      (D)
      confirm the level of Cash held in TSDI Prepayment Accounts with Derivative Instrument counterparties.

    (ii)
    Each of the Annual Accounts must be accompanied by a certificate from the Auditors which shall:

    (A)
    be in a form acceptable to the Facility Agent;

    (B)
    demonstrate whether or not, as at the date of the relevant Annual Accounts, Bidco 2 was in compliance with the financial covenants contained in clause 20.11 (Financial Covenants);

    (C)
    confirm the amount of Excess Cashflow (together with a description of how that amount has been calculated) for the purpose of clause 12.7 (Excess Cashflow);

    (D)
    (Subject to Clause 4.3(b)) confirm the aggregate outstanding amount of Borrowing Base Advances and the aggregate amount of the Charged Eligible Receivables; and

    (E)
    for the immediately preceding Financial Year, confirm the amount and nature of (1) Restructuring Costs in such Financial Year, and (2) any increase or decrease in Restructuring Provisions incurred during such Financial Year.

    (iii)
    (Subject to Clause 4.3(b)) each of the monthly unaudited consolidated management accounts of the Group must be accompanied by a Borrowing Base Certificate and attachments as at the end of the relevant Management Accounting Period.

  (e)
  Approved Accounting Principles

    All accounts of any Group Company delivered to the Facility Agent under this agreement shall be prepared in accordance with the Approved Accounting Principles (save as may be required by law). If there is a change in the Approved Accounting Principles after the date of this agreement:

    (i)
    Bidco 2 shall promptly advise the Facility Agent;

    (ii)
    following request by the Facility Agent, Bidco 2 and the Facility Agent shall negotiate in good faith with a view to agreeing any amendments to clauses 20.11 (Financial Covenants) and 20.12 (Financial Definitions) which are necessary to give the Lenders comparable protection to that contemplated by those clauses at the date of this agreement;

    (iii)
    if amendments satisfactory to the Majority Lenders are agreed by Bidco 2 and the Facility Agent within 30 days of that notification to the Facility Agent, those amendments shall take effect in accordance with the terms of that agreement; and

    (iv)
    if amendments satisfactory to the Majority Lenders are not so agreed within 30 days then, within 15 days after the end of that 30 day period, Bidco 2 shall either:

    (A)
    deliver to the Facility Agent, in reasonable detail and in a form satisfactory to the Facility Agent, details of all adjustments which need to be made to the relevant accounts in order to bring them into line with the Approved Accounting Principles as at the date of this agreement; or

    (B)
    ensure that the relevant accounts are prepared in accordance with the Approved Accounting Principles as at the date of this agreement.

  (f)
  Management Meetings

    The Facility Agent shall be entitled to call for meetings with the chief executive officer and the chief financial officer of the Group once in each Financial Year to discuss financial information delivered under clause 20.10(c) (Financial Statements) on reasonable prior notice and at times reasonably convenient to the chief executive officer and the chief financial officer of the Group.

  (g)
  Accounting Reference Date

    Bidco 2 will, and will procure that each of its Subsidiaries will, have a financial year end which is the same as the Financial Year end.

  (h)
  Investigations

    If:

    (i)
    Bidco 2 is in breach of any of its obligations under clause 20.11 (Financial Covenants); or

    (ii)
    an Event of Default has occurred and is continuing:

    (A)
    then Bidco 2 will at its own expense, if so required by the Facility Agent, instruct the Auditors (or another firm of accountants selected by the Facility Agent) to discuss the financial position of the Group with the Facility Agent and to disclose to the Facility Agent and the Lenders (and provide copies of) such information as the Facility Agent may reasonably request regarding the financial condition and business of the Group; and

    (B)
    if, having taken the steps in (A) above, the Majority Lenders request, the Facility Agent may instruct the Auditors (or other firm of accountants selected by the Facility Agent) to carry out an investigation at Bidco 2's expense into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the Group, and Bidco 2 will procure that full co-operation is given to the Auditors or other firm of accountants so selected.

  (i)
  Other Information

    Bidco 2 will promptly deliver to the Facility Agent for distribution to the Lenders:

    (i)
    details of any litigation, arbitration, administrative or regulatory proceedings relating to it or any of its Subsidiaries which, if adversely determined, would be reasonably likely to have a Material Adverse Effect;

    (ii)
    details of any labour dispute affecting it or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect;

    (iii)
    at the same time as it is sent to its creditors, any other document or information sent to any class of its creditors generally (excluding for this purpose creditors which are Group Companies);

    (iv)
    any other information relating to the financial condition or operation of any Group Company and Debtco which the Facility Agent may from time to time reasonably request;

    (v)
    details of any material breach of the provisions of any Transaction Document of which it is aware;

    (vi)
    copies of any material notice given or received under the Transaction Documents; and

    (vii)
    if the High Yield Notes are issued after the Completion Date, and if requested by the Facility Agent, certified copies of any of the High Yield Notes Documents and the High Yield Notes Funding Bonds Documents promptly after entering into them.

20.11 Financial Covenants

  The Parent undertakes that it will procure that:

  (a)
  Debt to Earnings

    The ratio of Total Net Debt as at each Testing Date set out in the table below to EBITDA for the Testing Period ending on that Testing Date shall not exceed A:1 as at that Testing Date, where A has the value set out in the table below opposite that Testing Date.

  (b)
  Cashflow Cover

    The ratio of Cashflow to Total Debt Service at all times during each Testing Period ending on a Testing Date set out in the table below shall not be less than B:1, where B has the value set out in the table below opposite that Testing Date.

  (c)
  Net Interest Cover

    The ratio of EBITDA to Net Interest for each Testing Period ending on a Testing Date set out in the table below shall not be less than C:1, where C has the value set out in the table below opposite that Testing Date.

  (d)
  Net Senior Debt

    The ratio of Net Senior Debt as at each Testing Date set out in the table below to EBITDA for the Testing Period ending on that Testing Date shall be not more than D:1, where D has the value set out below opposite that Testing Date.

  (e)
  Covenant Ratios

    The table referred to in clause 20.11(a) to (d) (inclusive) is the following:

Testing Date	A	B	C	D
31 March 2003	6.25	1.00	2.10	5.15
30 June 2003	6.00	1.00	2.10	4.90
30 September 2003	6.00	1.00	2.20	4.80
31 December 2003	5.70	1.00	2.25	4.50
31 March 2004	5.70	1.00	2.30	4.50
30 June 2004	5.45	1.00	2.35	4.30
30 September 2004	5.35	1.00	2.40	4.20
31 December 2004	5.10	1.00	2.45	4.00
31 March 2005	5.10	1.00	2.55	4.00
30 June 2005	4.85	1.00	2.60	3.70
30 September 2005	4.75	1.00	2.65	3.60
31 December 2005	4.50	1.00	2.70	3.40
31 March 2006	4.50	1.00	2.75	3.40
30 June 2006	4.20	1.00	2.85	3.20
30 September 2006	4.10	1.00	2.90	3.10
31 December 2006	3.90	1.00	3.00	2.90
31 March 2007	3.90	1.00	3.10	2.90
30 June 2007	3.60	1.00	3.20	2.70
30 September 2007	3.50	1.00	3.30	2.40
31 December 2007	3.30	1.00	3.40	2.30
31 March 2008	3.30	1.00	3.50	2.30
30 June 2008	3.10	1.00	3.60	2.10
30 September 2008	3.00	1.00	3.70	2.00
31 December 2008	2.80	1.00	3.80	2.00
31 March 2009	2.80	1.00	3.80	2.00
30 June 2009	2.80	1.00	3.80	2.00
30 September 2009	2.80	1.00	3.80	2.00
31 December 2009	2.80	1.00	3.80	2.00
31 March 2010	2.80	1.00	3.80	2.00
30 June 2010	2.80	1.00	3.80	2.00
30 September 2010	2.80	1.00	3.80	2.00
31 December 2010	2.80	1.00	3.80	2.00
31 March 2011	2.80	1.00	3.80	2.00
30 June 2011	2.80	1.00	3.80	2.00
30 September 2011	2.80	1.00	3.80	2.00
31 December 2011	2.80	1.00	3.80	2.00
31 March 2012	2.80	1.00	3.80	2.00
30 June 2012	2.80	1.00	3.80	2.00
30 September 2012	2.80	1.00	3.80	2.00
31 December 2012	2.80	1.00	3.80	2.00

  (f)
  Capital Expenditure
  (i)
  Subject to paragraph (ii) below, the Group shall not, in any Financial Year set out in column (1) below, incur Capital Expenditure (which shall include, without duplication, any Restructuring Costs during such Financial Year which Bidco 2 elects to be treated as Capital Expenditure for the purpose of this clause 20.11 (f)) in excess of the amount set out in column (2) below opposite that Financial Year.

(1) Financial Year to	(2) Amount (€ millions)
31 December 2003	245
31 December 2004	255
31 December 2005	260
31 December 2006	267
31 December 2007	277
31 December 2008	288
31 December 2009	299
31 December 2010	310
31 December 2011	322
31 December 2012	335
    (ii)
    If the Capital Expenditure incurred in any Financial Year (calculated in paragraph (i) above) is less than the amount set out opposite that Financial Year in column (2) above the shortfall (up to 25 per cent. of the applicable limit) may be carried forward to the subsequent Financial Year but no further. In the subsequent Financial Year, the amount of Capital Expenditure set out opposite that subsequent Financial Year shall be incurred before incurring any Capital Expenditure using the amount carried forward from the previous Financial Year.

20.12 Financial Definitions

  For the purposes of clause 20.11 (Financial Covenants):

  "Cash" means cash at bank credited to an account in the name of a Group Company with an Eligible Lender and to which that Group Company is beneficially entitled which is repayable on demand (or within 30 days of demand) without condition;

  "Cash Equivalents" means marketable debt securities with a maturity of three months or less and with a short term debt rating of at least A1 + granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services, Inc. to which a Group Company is beneficially entitled, and which can be promptly realised by that Group Company without condition;

  "Cashflow" means EBITDA for the relevant Testing Period:

  (a)
  plus the amount of any decrease or minus the amount of any increase in Working Capital during that Testing Period;

  (b)
  plus any Tax rebate received in cash, or minus any Tax paid in cash (other than the final annual payment of Italian Substitutive Tax relating to the Italian asset step up, undertaken in 2000, to be paid in 2003), during that Testing Period;

  (c)
  minus all Capital Expenditure during that Testing Period (including Restructuring Costs during that Testing Period to the extent that Bidco 2 has elected to treat such Restructuring Costs as Capital Expenditure for the purposes of clause 20.11(f)(i) (Capital Expenditure)) net of the proceeds of recurring capital disposals in the ordinary course of business (to the extent such proceeds are not already included in EBITDA);

  (d)
  plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any Group Company during that Testing Period from companies which are not Group Companies (to the extent not already included in EBITDA); and

  (e)
  minus the amount of any dividends or other profit distributions paid by Bidco 2 during that Testing Period.

  "EBITDA" means (avoiding double counting) the consolidated profit of the Group for the relevant Testing Period:

  (a)
  plus any corporation tax or other Taxes on income or gains;

  (b)
  plus Interest Payable;

  (c)
  minus Interest Receivable;

  (d)
  plus extraordinary losses (which may or may not be cash) and non-cash losses and minus extraordinary gains (which may or may not be cash) and non-cash gains;

  (e)
  plus any net increase and minus any net decrease in Restructuring Provisions during that Testing Period;

  (f)
  plus any Restructuring Costs during that Testing Period to the extent that Bidco 2 has elected to treat such Restructuring Costs as Capital Expenditure for the purposes of clause 20.11(f)(i) (Capital Expenditure);

  (g)
  minus the amount of profit (or adding back the amount of loss) of any Group Company (other than Bidco 2) which is attributable to any third party (other than a Group Company) which is a shareholder in that Group Company;

  (h)
  plus the amount of any loss and minus the amount of any gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading) during that Testing Period;

  (i)
  plus the amount of any decrease and minus the amount of any increase in consolidated profit of the Group as a result of a revaluation of assets and liabilities which have occurred because of purchase accounting for the Acquisition;

  (j)
  minus any income (to the extent not received in cash) from any associate or joint venture or any other companies in which a Group Company has a minority interest;

  (k)
  plus amortisation of any goodwill or any intangible assets;

  (l)
  plus any depreciation on fixed assets; and

  (m)
  plus amortisation of any Acquisition Costs or issue costs relating to Financial Indebtedness incurred on Completion.

  "Eligible Lender" means any bank or financial institution with a short term rating of at least A1 granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services, Inc.;

  "Group" means the Group as defined at clause 1.1 (Definitions) together with the SPVs;

  "Interest" means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness including:

  (a)
  the interest element of finance leases;

  (b)
  discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness;

  (c)
  fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a Group Company;

  (d)
  repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

  (e)
  commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness.

  For the avoidance of doubt, Interest in relation to the TSDI Instruments shall be made up of:

    (i)
    the aggregate amount of Interest payable (net of Interest Receivable) in relation to all TSDI Instruments;

    (ii)
    less any reduction in the aggregate amount of the assets and liabilities (calculated on the basis of the Approved Accounting Principles) arising under the TSDI Instruments on a net basis;

  "Interest Payable" means the total of:

  (a)
  Interest accrued (whether or not paid or compounded and accordingly added to principal) during the relevant Testing Period; and

  (b)
  the amount of the discount element of Total Net Debt less any Financial Indebtedness amortised during that Testing Period;

  as an obligation of any Group Company during that period and adjusted for interest amounts payable and receivable under Derivative Instruments (without double counting any interest amounts in relation to the TSDI Instruments) but excluding interest accruing on the Mezzanine Funding Bonds or the High Yield Notes or the High Yield Notes Funding Bonds to the extent not paid in cash but capitalised and excluding amortisation of any deferred financing costs in respect of the PECS or any other amounts of non-cash interest expenses;

  "Interest Receivable" means the amount of Interest accrued due to Group Companies (other than by other Group Companies) during the relevant Testing Period which can be applied to discharge the obligations of Group Companies in relation to Total Debt Service without restriction, without unreasonable Tax or other costs and without breaching any law or exchange control regulation;

  "Net Interest" means Interest Payable less Interest Receivable during the relevant Testing Period;

  "Net Senior Debt" means, at any time, Total Net Debt less the aggregate outstanding principal or capital amount under the Mezzanine Funding Bonds and the High Yield Funding Bonds (but for the avoidance of doubt including the TSDIs and the Long Term Notes);

  "Testing Date" means the date specified in the relevant table as the date as at (or to) which a particular financial ratio is being tested;

  "Testing Period" means subject to clause 20.14(a) (Calculation Adjustments) each period which corresponds to the annual accounting reference period of Bidco 2 or four consecutive Accounting Quarters and ending on or about a Testing Date;

  "Total Debt Service" means the aggregate (without double counting) of:

  (a)
  Net Interest for the relevant Testing Period; and

  (b)
  all scheduled repayments of principal under the terms of any Financial Indebtedness of any Group Company (excluding any Financial Indebtedness between any Group Company and any other Group Company) falling due during that Testing Period:

  (i)
  including any reduction in the aggregate amount of the assets and liabilities (calculated on the basis of the Approved Accounting Principles) arising under the TSDI Instruments on a net basis;

  (ii)
  including all capital payments falling due in relation to any finance leases and other Financial Indebtedness falling within paragraph (g) of the definition of Financial Indebtedness in clause 1.1 (Definitions);

  (iii)
  excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility; and

  (iv)
  after deducting any amounts released from the TSDI Prepayment Account in accordance with clause 20.5(e) (TSDI Prepayment Account) (iv) and applied in accordance with such clause;

  "Total Net Debt" means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Group calculated on a consolidated basis less Cash and Cash Equivalents owned by Group Companies which can be applied to discharge the obligations of Group Companies in relation to Total Debt Service without restriction, without unreasonable Tax or other costs and without breaching any law or exchange control regulation, except that;

  (a)
  in the case of any finance lease only the capitalised value of that finance lease (as determined in accordance with the Approved Accounting Principles) shall be included; and

  (b)
  in the case of any guarantee referred to in the definition of Financial Indebtedness in clause 1.1 (Definitions), the amount of that guarantee shall not be included, to the extent it relates to indebtedness of another Group Company already included in the calculation of Total Debt;

  "Working Capital" means trade and other debtors in relation to operating items of any Group Company, plus prepayments and net stock, less trade and other creditors in relation to operating items of any Group Company and less accrued expenses and accrued costs of any Group Company.

20.13 Calculation

  (a)
  The covenants contained in clause 20.11 (Financial Covenants) will be tested by reference to the Quarterly Accounts for the relevant Accounting Quarters, unless the Annual Accounts for all or any part of the relevant period are available on the relevant date on which any such covenant is tested, in which case those Annual Accounts shall be used instead.

  (b)
  If the Annual Accounts are not available when any covenant referred to in clause 20.13(a) is tested, but when those Annual Accounts become available, they show that the figures in any relevant Quarterly Accounts utilised for any such calculation cannot have been substantially accurate, the Facility Agent may require such adjustments to the calculations which it, in its sole discretion, considers appropriate to rectify that inaccuracy and compliance with the covenants in clause 20.11 (Financial Covenants) will be determined by reference to those adjusted figures provided always that any adjustment which indicates compliance with any covenant which had been breached when tested by reference to the relevant inaccurate figures will not have the effect of nullifying, waiving or otherwise curing that breach.

  (c)
  The components of each definition used in clause 20.11 (Financial Covenants) will be calculated in accordance with the Approved Accounting Principles, as varied by this agreement.

20.14 Calculation Adjustments

  (a)
  For the purpose of determining compliance with the financial covenants in clause 20.11(a) (Debt to earnings), 20.11(b) (Cashflow Cover), 20.11(c) (Net Interest Cover) and 20.11(d)) (Net Senior Debt) for each Testing Period ending on a Testing Date prior to the date falling one year after the first Drawdown Date:

  (i)
  for the purposes of clause 20.11(a) to (d), EBITDA shall be calculated by reference to the actual results of the Target Group for the initial part of that Testing Period prior to the first Drawdown Date;

  (ii)
  for the purposes of clauses 20.11(c), Net Interest shall be the annualised value for the period from the beginning of the quarterly accounting period following the first Drawdown Date in respect of which the first Quarterly Accounts are prepared to the relevant Testing Date; and

  (iii)
  for the purposes of clause 20.11(b), Cashflow shall be calculated by reference to the immediately preceding four quarterly accounting periods to the relevant Testing Date provided that, in respect of the Testing Period ending on the first Testing Date for the purposes of calculation of Total Debt Service, Net Interest for the period after the first Drawdown Date to the Testing Date shall be annualised and scheduled repayments of principal shall be all such scheduled payments during the periods from the first Drawdown Date to the first Testing Period.

  (b)
  If the Group acquires a company or companies (having obtained any necessary consent under this agreement to do so), until the first Testing Date which falls more than 12 months after the relevant company or companies became Subsidiaries of Bidco 2, the results of such company or companies will be deemed included with those of the rest of the Group for the full duration of the relevant Testing Period as if such company or companies had become a Group Company at the commencement of the Testing Period. Any necessary aggregation of their results will be confirmed by the Auditors and will not include any synergy benefits expected to be achieved as a result of the acquisition of such company or companies.

21.   EVENTS OF DEFAULT

21.1 List of Events

  Each of the events set out in this clause 21.1 constitutes an Event of Default, whether or not the occurrence of the event concerned is outside the control of any Group Company.

  (a)
  Payment Default

    Any Obligor fails to pay on the due date any amount payable by it under any Senior Finance Document at the place at which and in the currency in which it is expressed to be payable, unless the Facility Agent is satisfied that non-payment is due solely to administrative or technical delays in the transmission of funds and payment is made within three Business Days of its due date.

  (b)
  Breach of Other Obligations
  (i)
  Any Obligor fails to comply with any of its obligations under clauses 20.3 (Disposals and Security Undertakings) to 20.5 (Financing Arrangement Undertakings) (inclusive), clause 20.11 (Financial Covenants), or 20.9 (Share Capital, Dividend and Other Junior Financing Arrangement Undertakings) or (whether or not the relevant obligation is enforceable against that Obligor).

  (ii)
  Any Obligor fails to comply with any of its obligations under any Senior Finance Document (whether or not the relevant obligation is enforceable against that Obligor), other than those specified in clause 21.1(a) (Payment Default) or clause 21.1(b)(i) (Breach of other Obligations) and, if that failure is capable of remedy, it is not remedied within 30 days of the earlier of:

  (A)
  the Facility Agent notifying Bidco 2 and Debtco (if it is the Principal Borrower) of that default; and

  (B)
  that Obligor becoming aware of the relevant matter.

  (c)
  Misrepresentation

    Any representation, warranty or statement which is made by any Obligor in any Senior Finance Document or is contained in any certificate, statement or notice provided under or in connection with any Senior Finance Document is incorrect in any material respect when made (or when deemed to be made or repeated) and (save for clauses 19.8 (No Defaults), 19.9 (Litigation), 19.18 (Material Adverse Change) and 19.22 (No Winding-Up)), if the circumstances giving rise to that default are capable of remedy, they are not remedied within 30 days of the earlier of:

    (i)
    the Facility Agent notifying Bidco 2 and the Principal Borrower of that default; and

    (ii)
    that Obligor becoming aware of the relevant matter.

  (d)
  Invalidity and Unlawfulness
  (i)
  Any provision of any Senior Finance Document is or becomes invalid or unenforceable for any reason or is repudiated or the validity or enforceability of any provision of any Senior Finance Document is contested by any party thereto (other than a Finance Party) or any party to any Senior Finance Document (other than a Finance Party) denies the existence of any liability or obligation on its part under any Senior Finance Document.

  (ii)
  It is or becomes unlawful under any applicable jurisdiction for any Obligor, Holdco, New Sub 1, Frenchco or Gibco to perform any of its material obligations under any Senior Finance Document.

  (iii)
  It is or becomes unlawful under any applicable jurisdiction for any party to the Contract de Fiducie to perform any of its material obligations under that agreement and such unlawfulness is not mitigated within 45 days of the earlier of:

  (A)
  the Facility Agent notifying Bidco 2 and the Principal Borrower of that default; and

  (B)
  any Obligor becoming aware of the relevant matter.

    (iv)
    Any act, condition or thing required to be done, fulfilled or performed in order to:

    (A)
    enable any Obligor, Holdco, New Sub 1, Frenchco or Gibco lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it under any Senior Finance Document to which it is party;

    (B)
    ensure that the obligations expressed to be assumed by any Obligor, Holdco, New Sub 1, Frenchco or Gibco under any Senior Finance Document to which it is party are legal, valid and binding;

    (C)
    make each Senior Finance Document admissible in evidence in the courts of the jurisdiction to which any Obligor, Holdco, New Sub 1, Frenchco or Gibco has submitted in that Senior Finance Document; and

    (D)
    create the security constituted by the Security Documents to which any Obligor is party,

      is not done, fulfilled or performed.

  (e)
  Insolvency

  (i)
  Debtco (if it is the Principal Borrower), Bidco 1, Bidco 2, Target or any Material Subsidiary stops or suspends, or threatens or announces an intention to stop or suspend, payment of its debts.

  (ii)
  Debtco (if it is the Principal Borrower) Bidco 1, Bidco 2, Target or any Material Subsidiary is, for the purpose of any applicable law, deemed to be unable, or admits its inability, to pay its debts as they fall due or becomes insolvent (on a going concern or balance sheet basis) or a moratorium is declared in relation to any of its indebtedness.

  (f)
  Receivership and Administration
  (i)
  Any encumbrancer takes possession of, or a receiver or administrator or similar officer is appointed over or in relation to, all or any part of the assets of Bidco 1, Bidco 2, Target or any Material Subsidiary or Debtco (if it is the Principal Borrower).

  (ii)
  A petition is presented, a meeting is convened, an application is made or any other step is taken for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in relation to Debtco (if it is the Principal Borrower), Bidco 1, Bidco 2, Target or any Material Subsidiary.

  (iii)
  Bidco 1, Bidco 2, Target or any Material Subsidiary incorporated in France is the object of a judgement declaring its redressement judiciaire or is subject to a plan for the transfer of the whole or any material part of its business.

  (g)
  Compositions and Arrangements
  (i)
  Bidco 1, Bidco 2, Target or any Material Subsidiary or Debtco (if it is the Principal Borrower) proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

  (ii)
  Bidco 1, Bidco 2, Target, any Material Subsidiary or Debtco (if it is the Principal Borrower) enters into any agreement for or in connection with the rescheduling, restructuring or re-adjustment of any material part of its indebtedness by reason of, or with a view to avoiding, financial difficulties.

  (h)
  Winding Up
  (i)
  Any meeting of Bidco 1, Bidco 2, Target, or a Material Subsidiary or Debtco (if it is the Principal Borrower) is convened for the purpose of considering any resolution for (or to petition for) its winding up or Bidco 1, Bidco 2, Target, any Material Subsidiary or Debtco (if it is the Principal Borrower) passes such a resolution.

  (ii)
  A petition is presented for the winding up of Bidco 1, Bidco 2, Target or a Material Subsidiary or Debtco (if it is the Principal Borrower) or an order is made for the winding up of Bidco 1, Bidco 2, Target or any Material Subsidiary.

  (i)
  Attachment or Process

    A creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against all or any material part of the assets of Bidco 1, Bidco 2, Target, any Material Subsidiary or Debtco (if it is the Principal Borrower).

  (j)
  Suspension of Payments

    Any order is made, any resolution is passed or any other action is taken for the suspension of payments, protection from creditors or bankruptcy of Bidco 1, Bidco 2, Target, any Material Subsidiary or Debtco (if it is the Principal Borrower).

  (k)
  Similar Events Elsewhere

    There occurs in relation to any of Bidco 1, Bidco 2, Target, Debtco (if it is the Principal Borrower) or any Material Subsidiary or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which appears to the Facility Agent to correspond in that country or territory with any of those mentioned in clauses 21.1(e) (Insolvency) to 21.1(j) (Suspension of Payments) (inclusive) or any of those events or corresponding events occur in relation to a Group Company which is not a Material Subsidiary and those events or corresponding events would be reasonably expected to have a Material Adverse Effect.

  (l)
  Cessation of Business

    Bidco 1, Bidco 2, Target, Debtco (if it is the Principal Borrower) or any Material Subsidiary ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business.

  (m)
  Compulsory Acquisition

    All or any material part of the assets of Bidco 1, Bidco 2, Debtco (if it is the Principal Borrower), Target or any Material Subsidiary are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any central or local governmental authority in relation to which full market value compensation is not paid and as a result the business of such entity is materially and adversely affected or curtailed.

  (n)
  Security Interests Enforceable

    Any Security Interest affecting the business, undertaking or any of the assets of Bidco 1, Bidco 2, Debtco (if it is the Principal Borrower), Target or any Material Subsidiary and securing indebtedness exceeding €5,000,000 (or its equivalent in other currencies) in aggregate becomes enforceable, whether or not steps are taken to enforce the same.

  (o)
  Cross Default

    Any Financial Indebtedness or any Derivative Instrument of any Group Company exceeding €20,000,000 (or its equivalent in other currencies) in aggregate (and in relation to Derivative Instruments on the basis of the marked to market value:

    (i)
    is not paid when due or within any originally applicable grace period in any agreement relating to that Financial Indebtedness; or

    (ii)
    becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed on demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default (however described).

  (p)
  Mezzanine Loan Default

    Any event of default (as defined in the Mezzanine Loan Agreement) occurs under the Mezzanine Loan Agreement.

  (q)
  High Yield Notes default

    Any event of default (however defined) occurs under the High Yield Notes.

  (r)
  Funding Bonds Default

    Any event of default (however defined) occurs under any of the Funding Bonds or Debtco transfers to a third party any of its rights and/or obligations under the Senior Funding Bonds Documents (other than a transfer in connection with the Transfer pursuant to clause 2.4 (Transfer of Debtco's rights and obligations to Bidco 2)).

  (s)
  TSDIs and Long Term Notes Default

    Any event of default (however defined) occurs under any of the TSDI Instruments or the Long Term Notes or any Derivative Instrument relating the Long Term Notes.

  (t)
  Litigation

    Any litigation, arbitration or administrative proceeding is commenced by or against any Group Company which is reasonably likely to be resolved against the relevant Group Company and if so resolved would reasonably be expected to have a Material Adverse Effect.

  (u)
  Intercreditor Breach

    Any party to the Intercreditor Deed (other than the Finance Parties) fails to comply with its obligations under the Intercreditor Deed or the Intercreditor Deed ceases to be binding upon any such party for whatever reason.

  (v)
  Fiduciary Agreement Breach

    Any Holdco which is party to the Contrat de Fiducie fails to comply with its obligations under the Fiduciary Agreement or the Contrat de Fiducie ceases to be binding on any such party for whatever reason or any director dismissed pursuant to the terms of the Contrat de Fiducie challenges that dismissal.

  (w)
  Auditors' Qualification

    The Auditors qualify their report on any Annual Accounts in any manner which is material.

  (x)
  Loss of Intégration Fiscale

    The Group Companies incorporated in France do not obtain consolidated tax group status on or before 31 January 2003 or, having obtained that status, cease thereafter to maintain that status or that status is no longer available to those companies.

  (y)
  Material Adverse Change

    At any time there occurs any event or default not mentioned in any of the provisions of this clause 21.1 which, in the opinion of the Majority Lenders, would reasonably be expected to have a Material Adverse Effect.

21.2 Cancellation and Repayment

  At any time after the occurrence of an Event of Default (whether or not that Event of Default is then continuing), the Facility Agent may, and will if so directed by the Majority Lenders, by notice to Debtco if it is the Principal Borrower and/or Bidco 2 do all or any of the following, in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under any other Senior Finance Document:

  (a)
  terminate the availability of the Facilities, whereupon the Facilities shall cease to be available for drawing, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Advances or issue Bank Guarantees; and/or

  (b)
  declare all or any Advances, accrued interest on those Advances and any other amounts then payable under any Senior Finance Document to be immediately due and payable, whereupon those amounts shall become so due and payable; and/or

  (c)
  declare all or any Advances to be payable on demand, whereupon those Advances shall become payable on demand; and/or

  (d)
  require the provision of cash cover in relation to all or any outstanding Contingent Liabilities, whereupon each Borrower shall immediately provide cash cover in an amount equal to the total Contingent Liability of the Lenders under all Bank Guarantees issued for the account of that Borrower.

21.3 Clean Up Period

  If during the period of 90 days following the Completion Date (the "Clean Up Period") a matter or circumstance exists in respect of the Target and/or any of its Subsidiaries which would constitute an Event of Default under clauses 21.1(b) (Breach of Other Obligations) or 21.1(c) (Misrepresentation) or a Default, such matter or circumstance will not constitute an Event of Default provided that reasonable steps are being taken to cure such matter or circumstance unless such matter or circumstance:

  (a)
  constitutes a Clean Up Period Major Default; or

  (b)
  has or is reasonably likely to have a Material Adverse Effect;

  (c)
  has been procured by, or approved by, the Principal Borrower or any Holdco (other than Target); or

  (d)
  has not been cured by expiry of the Clean Up Period.

21.4 Clean Up Period Major Defaults

  Each of the events set out in this clause 21.4 constitutes a Clean Up Period Major Default whether or not the occurrence of the event concerned is outside the control of any Major Default Obligor or any other person.

  (a)
  Disposal of Target Shares

    Bidco 2 disposes of any Target shares.

  (b)
  Amendment and Waiver of Sale and Purchase Agreement Conditions
  (i)
  Any amendment or waiver to clause 3, 4 or 5 (or schedule 5.1) of the Sale and Purchase Agreement.

  (ii)
  Any amendment (other than minor drafting changes) or waiver to clauses 8.1, 8.8 and 13.3.1 of the Sale and Purchase Agreement without the consent of each of the Arrangers.

  (c)
  PECS and Shareholders Arrangements

    Any amendment is made to the PECS Instrument or any other Equity Documents which materially adversely affects the interests of the Finance Parties.

  (d)
  Major Default Obligor insolvency

    Any Event of Default specified in clauses 21.1(e) (Insolvency) to (k) (Similar Events Elsewhere) (inclusive) occurs in relation to a Major Default Obligor.

  (e)
  Change of Control

    A Change of Control (as defined in clause 12.2(c)(i) (Sale, Change of Control and Listing)) occurs.

  (f)
  Representations and Warranties

    Any representation, warranty or statement which is made by any Major Default Obligor under:

    (i)
    clause 19.2 (Incorporation);

    (ii)
    clause 19.3 (Power and capacity);

    (iii)
    clause 19.4 (Authorisation);

    (iv)
    clause 19.20 (Holding Company),

    is incorrect in any material respect when made (or when deemed to be made or repeated).

  (g)
  Material Adverse Effect

    Bidco 2 notifies the Facility Agent that an event or fact which would have a Material Adverse Effect has occurred or the Facility Agent notifies Bidco 2 that an event or fact which would have a Material Adverse Effect has occurred.

22.   THE AGENTS AND THE OTHER FINANCE PARTIES

22.1 Agents' Appointment

  (a)
  Each Lender:

  (i)
  appoints The Royal Bank of Scotland PLC as Facility Agent to act as its agent under and in connection with the Senior Finance Documents and as Security Agent to act as its security agent for the purposes of the Security Documents and to execute the Security Document on its behalf; and

    (ii)
    irrevocably authorises each Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Senior Finance Documents, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any monies payable under the Senior Finance Documents.

  (b)
  Each Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Senior Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

  (c)
  The relationship between the Lenders and each Agent is that of principal and agent only. No Agent shall have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or any Obligor, other than those for which specific provision is made by the Senior Finance Documents.

22.2 Agents' Duties

  Each Agent shall:

  (a)
  promptly send to each Lender details of each communication delivered to the Agent by an Obligor for that Lender under any Senior Finance Document;

  (b)
  subject to those provisions of this agreement which require the consent of all the Lenders, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under any Senior Finance Document;

  (c)
  have only those duties, obligations and responsibilities expressly specified in the Senior Finance Documents; and

  (d)
  without prejudice to clause 22.6(c) (Communications and Information), promptly notify each Lender:

  (i)
  of any Default which occurs under clause 21.1(a) (Payment Default); and

  (ii)
  if the Agent receives notice from an Obligor referring to this agreement, describing a Default and stating that the circumstance described is a Default.

22.3 Agents' Rights

  Each Agent may:

  (a)
  perform any of its duties, obligations and responsibilities under the Senior Finance Documents by or through its personnel, delegates or agents (on the basis that each Agent may extend the benefit of any indemnity received by it under this agreement to its personnel, delegates or agents);

  (b)
  except as expressly provided to the contrary in any Senior Finance Document, refrain from exercising any right, power or discretion vested in it under the Senior Finance Documents until it has received instructions from the Majority Lenders or, where relevant, all the Lenders;

  (c)
  unless it has received notice to the contrary, treat the Lender which makes available any portion of a Drawing as the person entitled to repayment of that portion;

  (d)
  refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

  (e)
  assume that no Default has occurred, unless an officer of that Agent while active on the account of Bidco 2 acquires actual knowledge to the contrary;

  (f)
  refrain from taking any step (or further step) to protect or enforce the rights of any Lender under any Senior Finance Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

  (g)
  rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

  (h)
  rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Group Company in a statement by or on behalf of that Group Company;

  (i)
  obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice;

  (j)
  accept without enquiry any title which an Obligor may have to any asset intended to be the subject of the security created by the Security Documents;

  (k)
  hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all amounts required to be paid on account or in relation to any such deposit; and

  (l)
  act (or refrain from acting) in what it believes to be the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be).

22.4 Exoneration of the Arrangers and the Agents

  None of the Arrangers, the Agents or any of their respective personnel or agents shall be:

  (a)
  responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Syndication Memorandum, any Senior Finance Document or any notice or other document delivered under any Senior Finance Document;

  (b)
  responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Senior Finance Document;

  (c)
  obliged to enquire as to the occurrence or continuation of a Default or as to the accuracy or completeness of any representation or warranty made by any Obligor under any Senior Finance Document;

  (d)
  responsible for any failure of any Obligor or any of the Lenders duly and punctually to observe and perform their respective obligations under any Senior Finance Document;

  (e)
  responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Senior Finance Document;

  (f)
  liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be); or

  (g)
  liable for anything done or not done by it under or in connection with any Senior Finance Document, save in the case of its own gross negligence or wilful misconduct.

22.5 The Arrangers and the Agents Individually

  (a)
  If it is a Lender, each of the Arrangers and the Agents shall have the same rights and powers under the Senior Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as an Arranger or an Agent.

  (b)
  Each of the Arrangers and the Agents may:

  (i)
  retain for its own benefit and without liability to account any fee or other amount receivable by it for its own account; and

  (ii)
  accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this agreement or any subsidiary of any party (and, in each case, may do so without liability to account).

22.6 Communications and Information

  (a)
  All communications to an Obligor in connection with the Senior Finance Documents are to be made by or through the Facility Agent. Each Finance Party will notify the Facility Agent of, and provide the Facility Agent with a copy of, any communication between that Finance Party, an Obligor or any other Finance Party on any matter concerning the Facilities or the Senior Finance Documents.

  (b)
  No Agent will be obliged to transmit to any other Finance Party any information relating to any party to any Senior Finance Document which that Agent may have acquired otherwise than in connection with the Facilities or the Senior Finance Documents. Notwithstanding anything to the contrary expressed or implied in any Senior Finance Document, no Agent shall, as between itself and the other Finance Parties, be bound to disclose to any other Finance Party or other person any information, disclosure of which might in the opinion of that Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

  (c)
  In acting as agent for the Lenders, each Agent's banking division will be treated as a separate entity from any other of its divisions (or similar unit of that Agent in any subsequent re-organisation) or subsidiaries (the "Other Divisions") and, if the relevant Agent acts for any Group Company in a corporate finance or other advisory capacity ("Advisory Capacity"), any information given by any Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of Bidco 2, except that:

  (i)
  the consent of Bidco 2 will not be required in relation to any information which the relevant Agent in its discretion determines relates to a Default or in relation to which the Lenders have given a confidentiality undertaking in a form satisfactory to that Agent and the relevant Group Company (acting reasonably); and

    (ii)
    if representatives or employees of the relevant Agent receive information in relation to a Default whilst acting in an Advisory Capacity, they will not be obliged to disclose that information to representatives or employees of that Agent in their capacity as agent bank or security agent under this agreement or to any Lender, if to do so would breach any rule or regulation or fiduciary duty imposed upon those persons.

22.7 Non-reliance on the Arrangers and the Agents

  Each Lender confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each Group Company and has not relied, and will not at any time rely, on the Arrangers or any Agent:

  (a)
  to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of any Group Company, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this agreement; or

  (b)
  to check or enquire into the adequacy, accuracy or completeness of any information provided by any Group Company under or in connection with any Senior Finance Document (whether or not that information has been or is at any time circulated to it by the Arrangers or an Agent), including that contained in the Syndication Memorandum; or

  (c)
  to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any Group Company.

22.8 Agents' Indemnity

  (a)
  Each Lender shall on demand indemnify each Agent (in proportion to that Lender's participation in the Drawings (or the Total Commitments if there are no Drawings outstanding) at the relevant time) against any loss (other than consequential or incidental loss) incurred by the relevant Agent in complying with any instructions from the Lenders or the Majority Lenders (as the case may be) or otherwise sustained or incurred in connection with the Senior Finance Documents or its duties, obligations and responsibilities under the Senior Finance Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the relevant Agent or any of its personnel.

  (b)
  The provisions of clause 22.8(a) are without prejudice to any obligations of the Obligors to indemnify the Agents under the Senior Finance Documents.

22.9 Termination and Resignation of Agency

  (a)
  An Agent (a "Retiring Agent") may resign its appointment at any time by giving notice to the Lenders and the Principal Borrower.

  (b)
  A successor Agent (a "Successor Agent") shall be selected:

  (i)
  by the Retiring Agent nominating one of its Affiliates following consultation with Bidco 2 as Successor Agent in its notice of resignation; or

  (ii)
  if the Retiring Agent makes no such nomination, by the Majority Lenders nominating a Lender acting through an office in the United Kingdom or France as Successor Agent (following consultation with Bidco 2); or

    (iii)
    if the Majority Lenders have failed to nominate a Successor Agent within 30 days of the date of the Retiring Agent's notice of resignation, by the Retiring Agent (following consultation with Bidco 2) nominating a financial institution of good standing acting through an office in the United Kingdom or France to be the Successor Agent.

  (c)
  The Majority Lenders may at any time with the consent of Bidco 2, such consent not to be unreasonably withheld or delayed, by 30 days' prior notice to the relevant Agent and Bidco 2 terminate the appointment of an Agent and appoint a Successor Agent.

  (d)
  The resignation of the Retiring Agent and the appointment of the Successor Agent will become effective only upon the Successor Agent accepting its appointment as Agent (and, in the case of the Security Agent's resignation, upon the execution of all deeds and documents necessary to substitute its successor as holder of the security comprised in the Security Documents), at which time:

  (i)
  the Successor Agent will become bound by all the obligations of the Facility Agent or Security Agent (as the case may be) and become entitled to all the rights, privileges, powers, authorities and discretions of that Agent under the Senior Finance Documents;

  (ii)
  the agency of the Retiring Agent will terminate (but without prejudice to any liabilities which the Retiring Agent may have incurred prior to the termination of its agency); and

  (iii)
  the Retiring Agent will be discharged from any further liability or obligation under or in connection with the Senior Finance Documents (except that the Retiring Agent shall pay to the Successor Agent a pro rata proportion of the agency fee referred to in clause 16.2 (Agency Fee) for the 12 month period in relation to which that agency fee was most recently paid).

  (e)
  The Retiring Agent will co-operate with the Successor Agent in order to ensure that its functions are transferred to the Successor Agent without disruption to the service provided to Bidco 2 and the Lenders and will, as soon as practicable following the Successor Agent's appointment, make available to the Successor Agent the documents and records which have been maintained in connection with the Senior Finance Documents in order that the Successor Agent is able to discharge its functions.

  (f)
  The provisions of this agreement will continue in effect for the benefit of any Retiring Agent in relation to any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

  (g)
  Bidco 2 will execute and procure that each Group Company executes such agreements as the Retiring Agent shall require in order to effect the appointment of a Successor Agent for all purposes (including security related) under the Senior Finance Documents.

22.10 Role of the Security Agent

  The Security Agent shall manage the Security Documents (and where appropriate hold the benefit of the Security Documents on trust) for itself and the other Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with the provisions of the Intercreditor Deed.

22.11 Payments to Finance Parties

  (a)
  Each Agent will account to each other Finance Party for its due proportions of all amounts received by that Agent for that Finance Party, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

  (b)
  Each Agent may retain for its own use and benefit, and will not be liable to account to any other Finance Party for all or any part of any amounts received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

22.12 Change of Office of Agent

  An Agent may at any time in its sole discretion by notice to the Principal Borrower and each other Finance Party designate a different office in the United Kingdom or France from which its duties as the relevant Agent will be performed from the date of notification.

23.   PRO RATA PAYMENTS

23.1 Recoveries

  Except in circumstances where required to be shared under the terms of clause 23 of the Intercreditor Deed, any amount owing by any Obligor under any Senior Finance Document to a Lender (the "Recovering Lender") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with clause 13 (Payments) (that amount being referred to in this clause 23.1 as a "Recovery") then:

  (a)
  within two Business Days of receipt of the Recovery, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to that Recovery;

  (b)
  the Facility Agent shall treat that payment as if it was part of the payment to be made by the relevant Obligor to the Lenders rateably in accordance with their respective Commitments; and

  (c)
  (except for any receipt by the Recovering Lender as a result of the operation of clause 23.1(b)) as between the relevant Obligor and the Recovering Lender, the Recovery shall be treated as not having been paid.

23.2 Notification of Recovery

  Each Lender will notify the Facility Agent as soon as reasonably practicable of any Recovery by that Lender, other than by payment through the Facility Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal to that Recovery to the Facility Agent under clause 23.1(a) (Recoveries), each Lender to which any part of that amount was distributed will, on request from the Recovering Lender, repay to the Recovering Lender that Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

23.3 Information

  Each Lender will on request supply to the Facility Agent any information which the Facility Agent may from time to time request for the purpose of this clause 23.

23.4 Exceptions to Sharing of Recoveries

  Notwithstanding the foregoing provisions of this clause 23, no Recovering Lender will be obliged to share any Recovery which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in those proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to that other party through the Facility Agent).

23.5 Several Obligations

  Failure by any Recovering Lender to comply with any of the provisions of this clause 23 will not release any other Recovering Lender from any of its obligations or liabilities under this clause 23.

23.6 Obtaining Consents

  Each party to this agreement shall take all steps required of it under clause 23.1 (Recoveries) and use its reasonable endeavours to obtain any consents or authorisations which may be required in relation to any payment to be made by it under this clause 23.

23.7 No Security

  The provisions of this clause 23 shall not, and shall not be construed so as to, constitute a charge by any Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this clause 23.

23.8 Ancillary and Hedging Lenders

  This clause 23 shall not apply to any Recovery by a Lender in its capacity as an Ancillary Lender or a Hedging Lender.

24.   SET-OFF

24.1 Set-off Rights

  Any Finance Party may at any time (without notice to the relevant Obligor):

  (a)
  set off or otherwise apply amounts standing to the credit of any Obligor's accounts with that Finance Party (irrespective of the terms applicable to those accounts and whether or not those amounts are then due for repayment to that Obligor); and

  (b)
  set off any other obligations (whether or not then due for performance) owed by that Finance Party to the relevant Obligor,

  against any liability which is due for performance (or after an Event of Default has occurred and is continuing against any liability) of the relevant Obligor to the relevant Finance Party under the Senior Finance Documents.

24.2 Different Currencies

  A Finance Party may exercise its rights under clause 24.1 (Set-off Rights) notwithstanding that the amounts concerned may be expressed in different currencies and each Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it in its usual course of business.

24.3 Unliquidated Claims

  If the relevant obligation or liability is unliquidated or unascertained, the Finance Party may set off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

25.   NOTICES

25.1 Mode of Service

  (a)
  Except as specifically provided otherwise in this agreement, any notice, demand, consent, agreement or other communication (a "Notice") to be served under or in connection with any Senior Finance Document will be in writing and will be made by letter or by facsimile transmission to the party to be served.

  (b)
  The address and facsimile number of each party to this agreement for the purposes of clause 25.1(a) are:

  (i)
  the address and facsimile number shown immediately after its name on the signature pages of this agreement (in the case of any person who is a party as at the date of this agreement);

  (ii)
  the address and facsimile number notified by that party for this purpose to the Facility Agent on or before the date it becomes a party to this agreement (in the case of any person who becomes a party after the date of this agreement); or

  (iii)
  any other address and facsimile number notified by that party for this purpose to the Facility Agent by not less than five Business Days' notice.

  (c)
  Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 25.1(b).

25.2 Deemed Service

  (a)
  Subject to clause 25.2(b), a Notice will be deemed to be given as follows:

  (i)
  if by letter, when delivered personally or on actual receipt; and

  (ii)
  if by facsimile, when delivered in legible form.

  (b)
  A Notice given in accordance with clause 25.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.3 Language

  (a)
  Any Notice must be in English.

  (b)
  All other documents provided under or in connection with any Senior Finance Document must be:

  (i)
  in English; or

  (ii)
  if not in English, accompanied by a certified English translation in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26.   CONFIDENTIALITY

  (a)
  Subject to clause 27.8 (Disclosure of Information), the Finance Parties will keep the Senior Finance Documents, the Syndication Memorandum and their subject matter (including all details relating to the structure and financing of the Acquisition) confidential, except to the extent that they are required by law or regulation or judicial process or at the request of an administrative authority (in particular a bank supervisory authority) to disclose the same. Each Finance Party agrees with each Obligor to hold confidential all information which it acquires under or in connection with the Senior Finance Documents, except to the extent it is required by law or regulation to disclose it or it comes into the public domain (otherwise than as a result of a breach of this clause 26). A Finance Party may, however, disclose any such information to its auditors, legal advisers or other professional advisers (the "Advisers") for any purpose (provided that, in the case of Advisers other than auditors, such purpose is connected with the Senior Finance Documents) provided that the relevant Finance Party takes reasonable steps to procure that each Adviser maintains the confidentiality of that information.

  (b)
  Each Obligor will keep the Fees Letter and any engagement letter with the Arrangers and their subject matter confidential, except to the extent that they are required by law or regulation to disclose the same. Each Obligor may disclose such information to its Advisers for any purposes connected with the Senior Finance Documents, provided that it takes reasonable steps to procure that each Adviser maintains the confidentiality of that information.

27.   CHANGES TO PARTIES

27.1 No Transfers by the Obligors

  No Obligor may assign or transfer all or any part of its rights or obligations under any Senior Finance Document.

27.2 Transfers by Lenders

  (a)
  A Lender (the "Existing Lender") may transfer its rights and/or obligations under any Senior Finance Document to any person (a "New Lender"), provided that:

  (i)
  for primary syndication only, the transfer to the New Lender has received the prior written consent of Bidco 2 (such consent not to be unreasonably withheld or delayed). Bidco 2 will be deemed to have given its consent five Business Days after it is given notice of the request unless it is expressly refused by Bidco 2 in writing within that time;

  (ii)
  the New Lender has executed a Creditor Accession Deed;

  (iii)
  in the case of a transfer of rights only, the procedure in clause 27.3 (Assignments) is followed;

  (iv)
  in the case of a transfer of rights and obligations, the procedure in clause 27.4 (Transfers) is followed; and

  (v)
  in the case of a transfer of Revolving Commitments each Issuing Lender has approved the New Lender (such approval not to be unreasonably withheld or delayed).

  (b)
  Bidco 2 (for itself and as agent for the Obligors) will (at its own cost) promptly execute such documents and take such other actions as are necessary to effect or perfect a transfer of rights and/or obligations to a New Lender under the Senior Finance Documents. Such action will include (i) promptly countersigning Transfer Certificates (although any delay or failure by Bidco 2 to so countersign a Transfer Certificate will not invalidate its operation) and (ii) taking such steps as the Facility Agent or the Security Agent may request (including re-execution of Security Documents) for the purpose of ensuring that the New Lender has (and the other Finance Parties continue to have) the benefit of the same security interests under the Security Documents as existed immediately before the relevant transfer.

  (c)
  Subject to clause 3.4(b) (Syndication), nothing in this agreement will restrict the ability of a Lender to sub-participate or sub-contract any of its obligations under any Senior Finance Document if that Lender remains liable under that Senior Finance Document in relation to those obligations.

  (d)
  The Facilities may be transferred in amounts which are not proportionate to the Existing Lender's Commitments but shall be in an amount of not less than €5,000,000.

27.3 Assignments

  (a)
  Subject to clause 27.2(a) and (d) (Transfers by Lenders), and (with effect from the making of the first Advance under this agreement) clause 27.10 (Registration of Assignments and Transfers), an Existing Lender may transfer all or any of its rights under the Senior Finance Documents by:

  (i)
  the Existing Lender and the New Lender entering into an assignment of rights in a form agreed between them (which may be a modified version of a Transfer Certificate); and

  (ii)
  the New Lender delivering to the Facility Agent a copy of the executed assignment instrument together with (or incorporating) a legally binding undertaking (in a form approved by the Facility Agent) confirming to the Facility Agent (on behalf of the Finance Parties) that it assumes the same obligations towards the Finance Parties (to the extent referable to the rights transferred to it) as from the Assignment Date (as defined below) as it would have been under if it had been an original party to the Senior Finance Documents as a Lender.

  (b)
  Subject to also having complied with clause 27.2 (Transfers by Lenders), and (with effect from the making of the first Advance under this agreement) clause 27.10 (Registration of Assignments and Transfers), the New Lender will be deemed to become a party to the Senior Finance Documents as a Lender on the date specified in the assignment instrument (which must be no earlier than the date it delivers the documents required by clause 27.3(a)(ii) (the "Assignment Date")).

27.4 Transfers

  (a)
  Subject to clause 27.2(a) and (d) (Transfers by Lenders), and (with effect from the making of the first Advance under this agreement) clause 27.10 (Registration of Assignments and Transfers), an Existing Lender may transfer all or any of its rights and obligations under the Senior Finance Documents to a New Lender by the Facility Agent executing a Transfer Certificate which has been duly completed and signed by both the Existing Lender and the New Lender.

  (b)
  Subject to compliance (with effect from the making of the first Advance under this agreement) with clause 27.10 (Registration of Assignments and Transfers) on the date (the "Transfer Date") which is later of (A) the date specified in the Transfer Certificate as being the date on or as from which the transfer under this clause 27.4 is to take effect and (B) the date on which the Facility Agent executes the Transfer Certificate:

  (i)
  to the extent the Transfer Certificate records a transfer of Advances which are outstanding on the Transfer Date, the transfer will take effect in relation to those Advances and all related rights under the Credit Agreement by way of assignment;

  (ii)
  to the extent the Transfer Certificate records a transfer of rights and obligations under the Senior Finance Documents in the case of rights to the extent not assigned as contemplated by paragraph (i) above), each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Senior Finance Documents and their respective rights against each other will be cancelled (such rights and obligations being referred to in this clause 27.4 as "Discharged Rights and Obligations");

  (iii)
  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

  (iv)
  the Facility Agent, the Security Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender on the date of this agreement with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this agreement; and

  (v)
  the New Lender will become a party to this agreement as a Lender.

  (c)
  Each of the parties to this agreement (other than the relevant Existing Lender and New Lender) irrevocably authorises the Facility Agent to execute on its behalf any Transfer Certificate which has been duly completed and executed by each of the Existing Lender and the New Lender, subject also to compliance with clause 27.10 (Registration of Assignments and Transfers), upon the Facility Agent so executing the Transfer Certificate the transfer will take effect on the Transfer Date in accordance with this clause 27.4.

27.5 Notification

  The Facility Agent will promptly notify Bidco 2 (as agent for the Obligors) and the other Finance Parties of:

  (a)
  receipt of assignment documents under clause 27.3(a)(ii) (Assignments); and

  (b)
  the receipt and execution by it of any Transfer Certificate under clause 27.4 (Transfers).

27.6 Fee

  On the date on which any transfer (other than a transfer during primary syndication) takes effect in accordance with this clause 27, the New Lender will pay to the Facility Agent for its own account a transfer fee of €1,500.

27.7 Limitation of Responsibility of Existing Lender

  (a)
  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

  (i)
  the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other documents;

  (ii)
  the financial condition of any Obligor;

  (iii)
  the performance and observance by any Obligor of its obligations under the Senior Finance Documents or any other documents; or

  (iv)
  the accuracy of any statements (whether written or oral) made in or in connection with any Senior Finance Document or any other document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that:

  (i)
  it has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Senior Finance Document;

  (ii)
  it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Senior Finance Documents or any Commitment is in force; and

  (iii)
  if all or any of the Advances or other rights transferred are rescheduled or renegotiated, the New Lender and not the Existing Lender will be subject to the rescheduled or renegotiated terms.

  (c)
  Nothing in any Senior Finance Document obliges an Existing Lender to:

  (i)
  accept a re-transfer from a New Lender of any of the rights and obligations transferred under this clause 27; or

  (ii)
  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Senior Finance Documents or otherwise.

27.8 Disclosure of Information

  Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with that Lender regarding the Senior Finance Documents (and their respective advisers) any information in the possession of that Lender relating to any Group Company, subject to the recipient having first signed a Confidentiality Undertaking.

27.9 Continuation of Security

  Each Obligor consents to the assignments and transfers of rights and obligations permitted under and made in accordance with this clause 27. Each Obligor agrees and confirms that its guarantee and indemnity Obligations under the Finance Documents and any security granted by it in support of its own borrowing obligations or its guarantee or indemnity obligations under the Finance Documents will continue notwithstanding any transfer under this clause 27 and will extend to cover and support obligations owed to Existing Lenders and to continuing Finance Parties.

27.10 Register of Lenders

  The Facility Agent shall, on behalf of Bidco 2 or the relevant Obligor by the time of the making of the first Advance under this agreement maintain at its address referred to in clause 25.1(b) a copy of each Transfer Certificate or executed assignment instrument delivered to it and a register (the "Register") for the recording of the names and addresses of the Lenders and the principal amount of the Advances due, owing and outstanding to each Lender from time to time. The Facility Agent shall have no liability to Bidco 2 or any relevant Obligor in this respect save for wilfully failing to maintain the Register or showing gross negligence in failing to maintain the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and Bidco 2 or the relevant Obligor, each Agent and the Lenders shall treat each person whose name is recorded in the Register as the person to whom such Advances are due, owing and outstanding for all purposes of this Agreement. Any assignment pursuant to clause 27.3 or transfer pursuant to clause 27.4 shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Bidco 2, or the relevant Obligor, or any Lender (with respect to any entry relating to such Lender's Advances only) at any reasonable time and from time to time upon reasonable prior notice.

28.   LENDERS' DECISIONS

28.1 Procedures

  (a)
  Subject to clauses 28.2 (Exceptions) and 28.3 (Express Provisions), any provision of any Senior Finance Document may be amended or waived (each a "Modification") with the agreement of the Majority Lenders and Bidco 2. A Modification so agreed may be effected by the Facility Agent executing any documents which may be required for that purpose on behalf of itself and all the other Finance Parties and the Parent executing those documents on behalf of itself and all the other Obligors.

  (b)
  The Facility Agent will as soon as practicable after any Modification is made in accordance with clause 28.1(a) (Procedures) notify the other parties to the Senior Finance Documents. Any such Modification will take effect from the date on which that notification is given (or any later date which the Facility Agent may specify in that notification) and will be binding on all parties to the Senior Finance Documents.

28.2 Exceptions

  The following matters will require the unanimous agreement of all of the Lenders:

  (a)
  any change in the Commitment of any Lender;

  (b)
  any reduction to the Margin or any change to the amount or currency of any payment of principal, interest, guarantee fee or commission payable by any party under any Senior Finance Document;

  (c)
  any change to any Availability Period, any Maturity Date, any Repayment Date or any other date for payment of any amount due, owing or payable to any Lender under any Senior Finance Document;

  (d)
  any change to the Borrowers or Guarantors or any release of security, other than in accordance with clause 18 (Changes to Obligors and Security);

  (e)
  any amendment of the definition of "Majority Lenders" in clause 1.1 (Definitions) or any amendment of clause 3.3 (Rights and Obligations of Finance Parties), clause 23 (Pro Rata Payments), clause 27 (Changes to Parties) or this clause 28;or

  (f)
  any corresponding changes to those set out in paragraphs (a)—(e) (inclusive) in the subscription agreement in respect of the Senior Funding Bonds or the terms and conditions of the Senior Funding Bonds.

28.3 Express Provisions

  Any consent or other matter which, by the express terms of any Senior Finance Document, is to be given by all the Lenders will not be effective unless all the Lenders have agreed to it but, subject to the agreement of all the Lenders having been obtained, may be given by the Facility Agent on behalf of all the Lenders.

28.4 Ancillary Lenders

  Subject to clause 6 (Ancillary Facilities), any Ancillary Document may be amended or waived by agreement between the parties to that Ancillary Document.

28.5 Hedging Lenders

  Subject to the terms of the Intercreditor Deed, any Hedging Agreement may be amended or waived by agreement between the parties to that Hedging Agreement.

29.   INDEMNITIES

29.1 General Indemnity and Breakage Costs

  The Principal Borrower will indemnify each Finance Party within three Business Days of demand against any loss other than consequential and incidental loss (including loss of profit other than consequential loss and excluding the margin) which it incurs as a result of:

  (a)
  the occurrence of any Default;

  (b)
  any failure by an Obligor to pay any amount due under a Senior Finance Document on its due date;

  (c)
  any Drawing not being made for any reason (other than as a result of a wilful default or gross negligence by a Finance Party) on the Drawdown Date specified in the relevant Drawdown Request; or

  (d)
  any Advance or overdue amount under a Senior Finance Document being repaid or prepaid otherwise than on the last day of an Interest Period relating to that Advance or overdue amount.

29.2 Acquisition and Offer Indemnity

  The Principal Borrower will on demand indemnify each Finance Party and each of their respective Affiliates, directors, officers, employees or agent (each an "Indemnified Party") from and against any and all losses (other than incidental and consequential), liabilities, claims, costs and expenses (including legal fees) which the relevant Indemnified Party may suffer or incur (unless caused by the gross negligence or wilful misconduct of the Indemnified Party) arising out of or in connection with any legal action or other proceedings arising out of or relating to the financing of the Acquisition or any purchase of shares in Target (including by way of the Squeeze-Out Offer).

29.3 Currency Indemnity

  Without prejudice to clause 29.1 (General Indemnity and Breakage Costs), if:

  (a)
  any amount payable by any Obligor under or in connection with any Senior Finance Document is received by any Finance Party (or by an Agent on behalf of any Finance Party) in a currency (the "Payment Currency") other than that agreed in the relevant Senior Finance Document (the "Agreed Currency"), whether as a result of any judgment or order, the enforcement of any judgment or order, the liquidation of the relevant Obligor or otherwise, and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

  (b)
  any amount payable by any Obligor under or in connection with any Senior Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Senior Finance Document, then that Obligor will, as an independent obligation, on demand indemnify the relevant Finance Party for the deficiency and any loss sustained as a result (other than consequential and incidental loss). Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the relevant Finance Party as being most appropriate for the conversion. That Obligor will also pay the costs of the conversion.

29.4 Waiver

  The Principal Borrower waives any right it may have in any jurisdiction to pay any amount under any Senior Finance Document in a currency other than that in which it is expressed to be payable in that Senior Finance Document.

30.   MISCELLANEOUS

30.1 Certificates Conclusive

  Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of any Finance Party stipulated for in any Senior Finance Document or as to any rate of interest or any other amount payable under any Senior Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

30.2 No Implied Waivers

  (a)
  No failure or delay by any Finance Party in exercising any right, power or privilege under any Senior Finance Document will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

  (b)
  The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in any Senior Finance Document, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

  (c)
  A waiver given or other consent granted by any Finance Party under any Senior Finance Document will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

30.3 Invalidity of any Provision

  If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

30.4 Counterparts

  This agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

30.5 Perpetuity Period

  The perpetuity period applicable to the trusts created by this agreement is 80 years.

30.6 Third Party Rights

  (a)
  The Contracts (Rights of Third Parties) Act 1999 shall apply to this agreement only in respect of the benefit of the Agents' indemnity extended to the Agents' respective personnel, delegates or agents ("Relevant Third Parties") under clause 22.3(a) (Agents' Rights) and clause 29.2 (Acquisition and Offer Indemnity) and no other third party shall have any rights under this agreement.

  (b)
  A Relevant Third Party may not veto or restrict in any way any amendment or termination of this agreement which is agreed by the parties.

31.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1 Governing Law

  This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement) shall be governed by, and construed in accordance with, English law.

31.2 Submission to Jurisdiction

  For the benefit of each Finance Party, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgment against its assets.

31.3 Freedom of Choice

  The submission to the jurisdiction of the courts referred to in clause 31.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

31.4 Service of Process

  Without prejudice to any other permitted mode of service, each Obligor agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ or such other address in England or Wales as Bidco 2 may notify from time to time to the Facility Agent.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

SCHEDULE 1
Lenders

	Term A Commitment (€)	Term B Commitment (€)	Term C Commitment (€)	Bridge Commitment (€)	Borrowing Base Commitment (€)	Revolving Commitment (€)
Credit Suisse First Boston International International Facility Office: One Cabot Square London E14 4QJ Facsimile: 00 44 207 888 3486 Attention: Sonia Hoffman	26,235,747.50	37,401,407.80	37,401,407.80	33,333,333.33	10,901,280.12	7,162,543.32
Lehman Brothers Bankhaus AG, London Branch Facility Office: One Broadgate London EC2M 2HA Facsimile: 00 44 207 532 7329 Attention: Keith Miller	26,235,747.50	41,901,409.80	41,901,409.80	33,333,333.34	10,901,280.12	7,162,543.32
The Royal Bank of Scotland PLC Facility Office: PO Box 450 5-10 Great Tower Street London EC3P 3HX Facsimile: 00 44 207 220 7370 Attention: Claire Vinton	39,157,831.96	41,901,407.80	41,901,407.80	33,333,333.33	16,270,567.45	10,690,363.16
Natexis Banques Populaires Facility Office: 45, rue Saint-Dominique 75007 Paris, France Facsimile: 00 33 1 53 85 14 62 Attention: Jean-luc Simoj	26,047,207.14	12,501,041.81	12,501,041.81	NIL	10,822,939.25	7,111,070.47
Crédit Agricole Indosuez Facility Office: 9, quai du Président Paul Doumer 92920 Paris La Défense Cedex Facsimile: 00 33 1 41 89 39 53 Attention: Anne Gallet/ Laurent Chenain	26,047,207.14	12,501,041.81	12,501,041.81	NIL	10,822,939.25	7,111,070.47
Bayerische Hypo und Vereinsbank AG Facility Office: Succursale de Paris 34, rue Pasquier 75008 Paris France Facsimile: 00 33 1 43 12 14 44 Attention: Jacqueline Dessouffleix	26,047,207.14	12,501,041.81	12,501,041.81	NIL	10,822,939.25	7,111,070.47
Bear Stearns Bank plc Block 8, Harcourt Centre Charlotte Way Dublin 2 Ireland Facsimile: 00 353 1402 6237 Attention: Liam MacNamara	22,711,542.61	15,920,831.91	15,920,831.91	NIL	9,436,929.06	6,200,410.63

	Term A Commitment (€)	Term B Commitment (€)	Term C Commitment (€)	Bridge Commitment (€)	Borrowing Base Commitment (€)	Revolving Commitment (€)
The Governor and Company of the Bank of Scotland Facility Office: Bank of Scotland Paris Branch 10, rue Cimarosa, 75016 Paris, France Facsimile: 00 33 1 56 90 71 69 Attention: Corinne Vergeade/ Renaud Chambolle	29,368,374.07	13,937,858.40	13,937,858.40	NIL	12,202,925.51	8,017,772.36
BNP Paribas Facility Office: 37, Place du Marché Saint Honoré 7 5031 Paris Cedex 01 Facsimile: 00 33 1 42 98 07 45 Attention: Gilles Vanel/ Aparna Garochia	26,047,207.14	12,501,041.81	12,501,041.81	NIL	10,822,939.25	60,000,000
Credit Lyonnais Facility Office: 81/83 rue Richelieu, 75002, Paris France Facsimile: 00 33 1 42 95 88 21 Attention: Frédéric Messerschmitt/ Camille Frizon de Lamotte	26,047,207.14	12,501,041.81	12,501,041.81	NIL	10,822,939.25	7,111,070.47
Intesa BCI Facility Office: Piazza della Scala, 6, 20121 Milan Italy Facsimile: 00 39 02 8850 2095 Attention: Massimo Torti	22,711,542.61	16,057,953.22	16,057,953.22	NIL	9,436,929.06	6,200,410.63
Mediobanca S.p.A Facility Office: Piazzetta Enrico Cuccia 1, 20121 Milan, Italy Facsimile: 00 39 02 8829 630 Attention: David Bertone	26,047,207.14	19,251,041.81	19,251,041.81	NIL	10,822,939.25	7,111,070.47
Société Générale Facility Office: 29 Boulevard Haussmann, 75009, Paris, France Facsimile: 00 33 1 42 14 60 93 Attention: Bertrand Aurousseau	33,284,157.27	15,631,920.27	15,631,920.27	NIL	13,829,982.25	9,086,808.68
Abbey National Treasury Services PLC Facility Office: Abbey National House 2 Triton Square Regents Place London NW1 3AN Facsimile: 020 7487 0545 (Credit) 020 7961 0914 (Operational) Attention: Forbes Stuart (Credit) Leanne Harper (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58

	Term A Commitment (€)	Term B Commitment (€)	Term C Commitment (€)	Bridge Commitment (€)	Borrowing Base Commitment (€)	Revolving Commitment (€)
AIB Capital Market PLC Facility Office: PO Box 2751 AIB International Centre IFSC, Dublin 1, Ireland Facsimile: 00 44 20 7090 7180 (Credit) 00 353 6089672 (Operational) Attention: Ali Allahbachani (Credit) Lynda O'Callaghan (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
The Governor and Company of the Bank of Ireland Facility Office: Lower Baggott Street, Dublin 2, Ireland Facsimile: 00 353 1 829 0129 (Credit) 00 353 1 618 7490 (Operational) Attention: Geraldine Hannon (Credit) Margaret Treacy (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Banca Bilbao Vizcaya Argentaria Facility Office: 29 Avenue de L'Opéra, 75001 Paris Facsimile: 00 33 1 44 86 84 59 (Credit) 00 33 1 44 86 83 92 (Operational) Attention: Christopher Hubert (Credit) Concepcion Leveque (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Banca Nazionale del Lavoro Facility Office: Fitzwilliam House, 10 St Mary Axe, London EC3A 8NA Facsimile: 020 7929 7982/3 Attention: Lee Alderson (Credit) I King (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Caisse Regionale de Credit Agricole Mutuel de Paris et D'ile-de- France Facility Office: 26, quai de la Rapée, 75012 Paris Facsimile: 00 33 1 44 73 15 66 Attention: Alain Aubard/ Guy Lucas	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58

	Term A Commitment (€)	Term B Commitment (€)	Term C Commitment (€)	Bridge Commitment (€)	Borrowing Base Commitment (€)	Revolving Commitment (€)
KBC Bank Nederland NV Facility Office: 203 Rue du Faubourg, Saint Honoré, 75380 Paris Cedex 08 Facsimile: 00 33 1 53 89 82 69 Attention: Maelenn Natral/ Stéphane Monnier (Credit) Veronique Docoche/Pascale Francois/Yvon Vasseur (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Credit Industriel et Commercial Facility Office: 6, avenue, de Provence, 75009 Paris Facsimile: 00 33 1 45 96 49 43 (Credit) 00 33 1 42 66 78 38 (Operational) Attention: Olivier Saliou (Credit) Vincent Joulia and Michael Neuman (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
NIB Capital Facility Office: 7 Bishopsgate London EC3 4NE Facsimile: 00 44 20 7588 6483 Attention: Michiel von Sahe (Credit) Howard Kemp/ Svetlana Shalamouva (Operational)	19,578,916.05	13,470,309.35	13,470,309.35	NIL	8,135,283.67	5,345,181.58
Rabobank International Facility Office: 69 Boulevard Haussmann, 75008 Paris Facsimile: 00 33 1 44 71 8165 Attention: Laure Rouviere (Credit) Patrick Tinchant (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Sanpaolo IMI SpA Facility Office: San Paolo IMI SpA, London Branch, Wren House, 15 Carter Lane, London EC4V 5SP Facsimile: 020 7236 2698 Attention: Guiseppe Schermi/ Alessandro Rebaudo (Credit) Murray Crosby, Manager, Loans Admin (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Barclays Bank PLC Facility Office: 45 Boulevard Haussman, 75009 Paris Facsimile: 0033 1 44 58 31 30 (Commercial) 00 44 20 7699 2770 (Credit) 00 44 20 7773 6812 (Operational) Attention: Hugues Barnard (Commercial) Gordon Watters (Credit) Kevin Markham/Ian Stewart (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58

	Term A Commitment (€)	Term B Commitment (€)	Term C Commitment (€)	Bridge Commitment (€)	Borrowing Base Commitment (€)	Revolving Commitment (€)
Unicredito Italiano, London Branch Facility Office: 17 Moorgate London EC2R 6PH Facsimile: 020 7606 3920 Attention: B Singh (Credit) I King (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Bayerische Landesbank Facility Office: 203, rue du Faubourg Saint Honoré, 75380 Paris Cedex 08 Facsimile: 00 33 1 44 21 14 94 Attention: Jean-François Bouglon (Credit) Anne-Françoise Garçon (Operational)	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Commerzbank Aktiengesellschaft Facility Office: 23 rue de la Paix, 75002 Paris Facsimile: 00 33 1 44 94 18 13 Attention: Ms Janoueix, Ms Meltzheim, M Caffardo, Isabella Distefano	19,578,916.05	8,470,309.35	8,470,309.35	NIL	8,135,283.67	5,345,181.58
Centrobanca—Banca di Credito Finanziario e Mobiliare SPA Facility Office: Corso Europe 20, 20122 Milan Facsimile: 00 39 2 77 81 4547 (Credit) 00 39 2 77 81 4595 (Operational) Attention: Daniele Quartissi (Credit) Giarunario Anguissola (Operational)	25,452,590.86	11,011,402.16	11,011,402.16	NIL	10,575,868.77	6,948,736.05
HSBC CCF Facility Office: 103 avenue des Champs Elysées, 75419 Paris, cedex 08 Facsimile: 00 33 1 40 70 28 80 Attention: Nicholas David (Credit) Loan Operation Centre/ Stephanie Aubin (Operational)	24,553,823.92	6,770,194.90	6,770,194.90	NIL	10,202,419.91	6,703,366.37
Caja Madrid Facility Office: Paseo de la Castellana, 189, 28046 Madrid, Spain Facsimile: 00 34 91 423 97 18 (Credit) 00 34 91 423 99 60 (Operational) Attention: Salvador Viada (Credit) Jose David Fletes/Isabel Garcia (Operational)	22,321,658.11	6,154,722.63	6,154,722.63	NIL	9,274,927.20	6,093,969.43
Credit Suisse First Boston Facility Office: 1-5 Cabot Square London E14 4QJ Facsimile: 020 7888 8398 Attention: Joseph Tierney	NIL	4,500,000	4,500,000	NIL	NIL	NIL

	722,000,000	425,000,000	425,000,000	100,000,000	300,000,000	250,000,000

SCHEDULE 2

Part 1—Initial Borrowers

Borrower	Place of Incorporation
Debtco (if it is the Principal Borrower) Bidco 2	Luxembourg France

Part 2—Initial Guarantors

Guarantor	Place of Incorporation
Bidco 2	France
Bidco 1	France
(if the High Yield Notes are not issued on or before the Completion Date)

Part 3—Borrowers as of the Completion Date

Borrower	Place of Incorporation
Legrand SA	France
Legrand SNC (in respect of the Borrowing Base Facility)	France
Legrand Holding Inc.	USA

Part 4—Guarantors as of the Completion Date

Guarantor	Place of Incorporation
Legrand SA	France
Legrand SNC	France
Pammelec SARL	France
Legrand Holding, Inc.	USA
Pass & Seymour, Inc.	USA
The Wiremold Company Inc.	USA
Ortronics, Inc.	USA
Wiremold Limited	England
Legrand UK Limited	England
Legrand Electrics Limited	England
Power Centre Limited	England
Bticino de Mexico S.A. de C.V.	Mexico
EEI Electric BV	Netherlands
PB Finelectric BV	Netherlands
Bticino Quintela	Spain
Desmag SA	Luxembourg
Bticino NV	Belgium

SCHEDULE 3

Form of Confidentiality Undertaking

[Letterhead of an Arranger—syndication]

[Letterhead of transferring Lender—otherwise]

To:   [insert name of Potential Lender]

Re:  The Facilities

Dear Sirs

        We understand that you are considering participating in the facilities (the "Facilities") pursuant to a credit agreement dated    •    2002 (the "Senior Credit Agreement") arranged by us in connection with the [proposed] acquisition, by Lumina Parent S.A.R.L. (or one of its subsidiaries), of the company whose identity has been disclosed to you and is code named Lumina. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.     CONFIDENTIALITY UNDERTAKING

  You undertake:

1.1
To keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2
to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities;

1.3
to use the Confidential Information only for the Permitted Purpose;

1.4
to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

1.5
not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities.

2.     PERMITTED DISCLOSURE

  We agree that you may disclose Confidential Information:

2.1
to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

2.2
(a)    where required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body;

  (b)
  where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed; or

  (c)
  where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

2.3
with the prior written consent of us and the Borrower.

3.     NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

  You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2.2 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.     RETURN OF COPIES

  If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2.2 above.

5.     CONTINUING OBLIGATIONS

  The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or novation) an interest in the Facilities or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2.1) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.     NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

  You acknowledge and agree that:

6.1
neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

6.2
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.     NO WAIVER; AMENDMENTS, ETC

  This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.     INSIDE INFORMATION

  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.     NATURE OF UNDERTAKINGS

  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.   THIRD PARTY RIGHTS

10.1
Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

10.2
Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.   GOVERNING LAW AND JURISDICTION

  This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.   DEFINITIONS

  In this letter (including the acknowledgement set out below):

  "Acquisition Documents" means the sale and purchase agreement, the put option and call agreement relating to outstanding options over the target company's share capital, and all other documents and agreements made by the vendor and any Group company in connection with the sale and purchase agreement;

  "Confidential Information" means any information relating to the Borrower, the Group, the Facilities, and Project Lumina in general including, without limitation, the information memorandum, the share purchase agreement, the senior facility agreement, the mezzanine facility agreement, the other Acquisition Documents, the Equity Documents, the Vendor's due diligence report prepared by PricewaterhouseCoopers and the debt push down report prepared by Landwell, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

  "Equity Documents" means the Constitutional Documents, the Investors' Agreement and the PECS (as each such term is defined in the Senior Credit Agreement);

  "Group" means the Parent and subsidiaries and each subsidiary of each of its holding companies;

  "Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies; and

  "Permitted Purpose" means considering and evaluating whether to enter into the Facilities.

  Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of
[An Arranger/transferring Lender]

Date

To:	[An Arranger/transferring Lender]
The Borrower and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of
[Potential Lender]

Date

SCHEDULE 4
Conditions Precedent

PART 1—Conditions precedent to be satisfied on or before signing of this Agreement

1.     FORMALITIES CERTIFICATES

  A certificate in the agreed form from each of the Parent, Holdco 2, Bidco 1, Debtco and Bidco 2 signed by its legal representative attaching, in relation to it, the following documents:

  (a)
  a certified copy of its constitutional documents in the agreed form together with an extract of their share registers (where available in the case of the Parent, Holdco 2 and Debtco, each incorporated in Luxembourg);

  (b)
  if available, a certified copy of the K-bis extract (or equivalent), relating to it;

  (c)
  a certified copy of the resolution of its directors (or equivalent) approving the transactions and matters contemplated by this agreement, the other Transaction Documents to which it is or is to be a party and approving the execution, delivery and performance of each and authorising named persons to sign the Transaction Documents to which it is or is to be a party and any documents to be delivered it under any of the same, in each case to the extent that such transactions or matters are to be completed on or prior to the date hereof or to the extent that such documents are to be signed on or prior to the date hereof;

  (d)
  if required under its constitutional or governing documents, a certified copy of a resolution of its shareholders approving the transactions and matters contemplated by the Transaction Documents to which (in each case) it is or is to be a party, in each case to the extent that such transactions or matters are to be completed on or prior to the date hereof or to the extent that such documents are to be signed on or prior to the date hereof;

  (e)
  if applicable, certified copies of powers of attorney authorising the persons specified therein to execute any of the Transaction Documents to which Debtco or any Holdco, as applicable, is a party; and

  (f)
  in respect of Bidco 1 an appointment of a process agent in England for acceptance of service of process.

2.     SENIOR FINANCE DOCUMENTS

2.1
Each of the following documents in the agreed form (and unless otherwise stated) duly executed and delivered by all parties to them:

(a)
this agreement;

(b)
the Agreed Security Principles;

(c)
the Intercreditor Deed;

(d)
the Fees Letter; and

(e)
the Disclosure Letter.

2.2   Unexecuted Debtco Documents in the agreed form.

3.     MEZZANINE FINANCE DOCUMENTS

  Certified copies of the following documents in the agreed form (and unless otherwise stated) duly executed and delivered by all parties to them:

  (a)
  the Mezzanine Loan Agreement;

  (b)
  the Agreed Security Principles;

  (c)
  the Mezzanine Fees Letter; and

  (d)
  the Warrantholders' Agreement.

4.     FUNDING BONDS

  Certified copies of the following documents in the agreed form and where appropriate duly executed:

  (a)
  Senior Funding Bonds Documents;

  (b)
  Mezzanine Funding Bonds Documents.

5.     EQUITY DOCUMENTS

  Certified copies of the following documents in the agreed form:

  (a)
  the Investors' Agreement;

  (b)
  the Parent PECS Instrument and the Debtco PECS Instrument (in each case unexecuted);

  (c)
  the agreed form Vendor Loan Agreement.

6.     ACQUISITION DOCUMENTS

6.1
Certified (except in the case of paragraph (c)) copies of the following documents in the agreed form and (unless stated otherwise) duly executed and delivered by all parties to them:

(a)
the Sale and Purchase Agreement;

(b)
the (unexecuted) Put Option and Call Agreements;

(c)
the Amended Power of Attorney;

(d)
copies of all other documents delivered to the Holdcos or the Vendor on the signing date under the Sale and Purchase Agreement.

6.2   Evidence of the approval of the board of directors of Target to the Acquisition.

7.     DRAFT DELOITTE & TOUCHE STRUCTURE MEMORANDUM

        The Draft Deloitte & Touche Structure Memorandum.

8.     REPORTS

  Originals (other than the Legal Report prepared by Simpson Thacher & Bartlett, duly addressed to the satisfaction of the Facility Agent to the Finance Parties and their successors, assignees and transferees) in the approved form of:

  (a)
  the Accountants' Report;

  (b)
  the Commercial Report;

  (c)
  the Environmental Report;

  (d)
  the Insurance Report;

  (e)
  the Legal Reports; and

  (f)
  the Vendor Report.

9.     FINANCIAL INFORMATION

  Certified copies in the agreed form of:

  (a)
  the Original Audited Accounts;

  (b)
  the Original Management Accounts;

  (c)
  the Financial Projections; and

  (d)
  the Banking Case.

10.   LEGAL OPINIONS

  Each of the following legal opinions in form and substance satisfactory to the Facility Agent:

  (a)
  a legal opinion of Ashurst Morris Crisp as to matters of English law;

  (b)
  a legal opinion of Ashurst Morris Crisp as to matters of French law;

  (c)
  a legal opinion of Linklaters as to matters of French law as to power, capacity and due execution in respect of French Obligors;

  (d)
  a legal opinion of Linklaters & Loesch as to matters of Luxembourg law;

11.   MONEY LAUNDERING

  Receipt of all certificates and information reasonably requested by the Facility Agent in order to satisfy the relevant provisions relating to money laundering of the UK Financial Services and Markets Act 2000 and to establish that a Borrower is not a "private client" for relevant regulatory purposes.

12.   MATERIAL AGREEMENTS

  Receipt of copies of the Material Agreements.

13.   WORKS COUNCIL APPROVAL

  Evidence that all necessary consultations with the Target's workers' councils and/or unions have been undertaken and, where required, favourable opinions obtained.

14.   TEG LETTER

  The original letter relating to the effective global rate in the agreed form and counter-signed on behalf of Bidco 2.

15.   TAX RULING

  A copy of the letter from the French Ministry of Finance confirming that the tax consolidation (intégration fiscale) of Target was not broken by the acquisition of Target by the Vendor.

16.   HOLDCO STRUCTURE CHART

  The Holdco Structure Chart.

PART 2—Conditions precedent to be satisfied on or before first drawdowns on Completion Date

1.
FINAL DELOITTE & TOUCHE STRUCTURE MEMORANDUM AND THE DELOITTE & TOUCHE ACCOUNTING PAPER

  The Final Deloitte & Touche Structure Memorandum and the Deloitte & Touche Accounting Paper (including a certified copy of the letter from PricewaterhouseCoopers referred to in the definition of Deloitte & Touche Accounting Paper).

2.     SHARE REGISTERS

  (a)
  Extracts from share registers of the Parent, Holdco 2 and Debtco to the extent not delivered pursuant to paragraph 1 of part 1 of this schedule.

  (b)
  Documents necessary to evidence of ownership of the shares of the Target acquired pursuant to the Sale and Purchase Agreement and security thereon in accordance with the Agreed Security Principles.

3.     BOARD RESOLUTIONS

  Certified copies of Board Resolutions of the Target required by the TSDIs and the Long Term Notes so that no redemption right shall have occurred thereunder as a consequence of the Acquisition.

4.     COMPLETION

  (a)
  Evidence that completion will occur immediately after the making of the Term Advances to be made on the Completion Date and all conditions under the Sale and Purchase Agreement have been satisfied (other than as to payment) and neither amended nor waived.

  (b)
  Evidence that all powers of the Trustee in relation to the management of the Target Group have expired or been terminated.

5.     FEES

  Evidence satisfactory to the Facility Agent that, upon drawdown of the First Advance, all fees and expenses payable in accordance with the Fees Letter have been paid.

6.     TRANSFER TO FIDUCIAIRE

  (a)
  If the High Yield Notes have not been issued, evidence of the transfer of all outstanding share capital of Debtco to the Fiduciaire to be held by the Fiduciaire pursuant to the Contrat de Fiducie.

  (b)
  If the High Yield Notes have not been issued executed Debtco Documents together with a legal opinion of Arendt & Medernach as to matters of Luxembourg law.

7.     FUNDING

        Evidence that:

  (a)
  If the High Yield Notes have not been issued, evidence that the Mezzanine Lenders have advanced, or will simultaneously with the first Advance under this agreement advance, to Debtco €600,000,000 under the Mezzanine Loan Agreement.

  (b)
  If the High Yield Notes have not been issued, evidence that Debtco has subscribed and paid, or will simultaneously with the first Advance under this agreement subscribe and pay, to Bidco 2 under the Senior Funding Bonds an amount equal to€1,335,000,000.

  (c)
  Evidence that either (i) Debtco has subscribed and paid, or will simultaneously with the first Advance under this agreement subscribe and pay, to Bidco 2 under the Mezzanine Funding Bonds an amount equal to at least €1,756,000,000 or (ii) Bidco 1 has issued the High Yield Notes and has subscribed and paid, or will simultaneously with the first Advance under this agreement subscribe and pay, to Bidco 2 under the High Yield Notes Funding Bonds an amount equal to €1,756,000,000.

  (d)
  Evidence that:

  (i)
  the Equity Investors have subscribed directly or indirectly and/or advanced in full in cash an aggregate amount of:

  (A)
  an amount equal to at least €759,000,000 by way of subscription for ordinary shares in the capital of Bidco 1 (which have been exchanged for the shares in the Parent and such Bidco 1 shares have been contributed by the Parent to Holdco2) and Bidco 1 has used such subscription monies on or before the Completion Date to subscribe for ordinary shares of Bidco 2; and

  (B)
  at least €630,000,000 for Parent PECS, the proceeds of which has been used to subscribe for shares in Gibco which in turn has been used to subscribe for New Sub 1 PECS, and 100 per cent. of which in turn, has been used to subscribe for Debtco PECS; and

  (C)
  at least €376,000,000 for New Sub 1 PECS (subscribed for by Frenchco) the proceeds of which have been used to subscribe for Debtco PECS;

  (ii)
  those shares and the Parent PECS are unconditionally owned by the Equity Investors and registered in their respective names in the books of the Parent;

  (iii)
  the Vendor has lent €150,000,000 to New Sub 1 via the Vendor Loan Agreement and New Sub 1 has used such amount to subscribe for Debtco PECS or (if the High Yield Notes are issued on or before the Completion Date) for Bidco 1 Subordinated Shareholder PIK Bonds;

  (iv)
  the proceeds from those shares and the Debtco PECS (or the Bidco 1 Subordinated Shareholder PIK Bonds as the case may be), together with amounts drawn down at Completion under the Mezzanine Loan Agreement and this agreement will be sufficient to fund the acquisition of shares in the Target pursuant to the Sale and Purchase Agreement and all related transactions on the Completion Date; and

  (v)
  the Equity Investors will fund Acquisition Costs, in excess of €150,000,000 payable on the Completion Date and indicated in the Information Document.

8.     INTER-COMPANY LOANS

  Certified copies of any inter-company loan documentation between or among any Holdco and any Obligor in relation to any inter-company loans made or to be made on or before the Completion Date.

9.     STRUCTURE DOCUMENTS

        The Information Document certified by a director of Bidco 2 as true and correct.

10.   FORMALITIES DOCUMENTS

  In relation to Holdco 2, Bidco 1, Bidco 2, Debtco, New Sub 1, Target and all Material Subsidiaries, the documents referred to in part 6 of this Schedule in respect of the relevant Transaction Documents, to the extent not already delivered.

11.   FINANCE DOCUMENTS

  Each of the following documents in the agreed form in respect of and duly executed and delivered by each of Holdco 2, Bidco 1, Bidco 2, Debtco and all Material Subsidiaries (to the extent not already delivered) (and in respect of any Material Subsidiary where the execution of any such documents (for this purpose, excluding the Accession Documents) on the Completion Date is not legally or practically possible all reasonable endeavours shall have been made to progress these matters pre-Completion and a timetable for the completion of these matters shall have been agreed between Bidco 2 and the Facility Agent (each acting reasonably) and in any event all such documents shall be executed and delivered within 31 days of the date of Completion except where otherwise specified in that timetable);

  (a)
  all Security Documents and the documents referred to in part 7 of this Schedule;

  (b)
  all documents referred to in part 6 of this Schedule;

  (c)
  all Mezzanine Security Documents;

  (d)
  executed Senior Funding Bonds Documents and Mezzanine Funding Bonds Documents to the extent not delivered pursuant to paragraph 4 of part 1 of this schedule;

  (e)
  Accession Documents executed by each company listed in parts 3 and 4 of Schedule 2 whereby they accede as Guarantors and (in the case of Legrand SA, Legrand SNC and Legrand Holding, Inc. as Borrowers);

  (f)
  Accession documents to the Intercreditor Deed executed by each of New Sub 1, Gibco and Frenchco.

12.   ASSIGNMENTS

  Evidence of the assignment of the benefit of the Reports and the Sale and Purchase Agreement to Bidco 2 as required by clauses 19.32 and 20.2(k).

13.   REPAYMENT OF EXISTING FINANCIAL INDEBTEDNESS

  A certificate signed by the president of Bidco 2 confirming that following Completion outstanding Financial Indebtedness of the Group on a net basis will be €2,990,000,000 or less.

14.   HIGH YIELD

  If the High Yield Notes have been issued, receipt of certified copies of the executed High Yield Notes Documents and of the High Yield Notes Funding Bonds Documents.

15.   EQUITY DOCUMENTS

  (a)
  Executed Equity Documents to the extent not already delivered (including the Vendor Loan Agreement and all other material documents entered into pursuant thereto, the PECS Instruments, the Debtco PECS (if the High Yield Notes are not issued on or before the Completion Date) or the Bidco 1 Subordinated Shareholder PIK Bonds (if the High Yield Notes are issued on or before the Completion Date) and the Bidco 1 Subordinated Shareholder PIK Instrument).

  (b)
  The Parent, Holdco 2, Bidco 1, Bidco 2, Gibco, Frenchco and New Sub 1 Constitutional Documents.

16.   ACQUISITION

  (a)
  A certified copy of the agreed form duly executed Put Option and Call Agreements.

  (b)
  Evidence that all conditions to the Acquisition have been satisfied.

17.   TSDI PREPAYMENT ACCOUNTS

  Evidence that one or more TSDI Prepayment Accounts had been set up and that immediately following completion an aggregate additional amount of €150,000,000 will be deposited in them.

18.   HOLDCO STRUCTURE CHART

  A revised Holdco Structure Chart.

PART 3—Conditions for Drawdown of the Bridge Facility

1.     CASH BRIDGE CERTIFICATE

  A schedule of all Trapped Cash that will be available to repay the Bridge Facility within six months of the Completion Date net of all costs related thereto which shall be in an amount at least as great as the amount of the drawing of the Bridge Facility requested.

PART 4—Conditions precedent to be satisfied on or before first Drawdown to finance the Squeeze-Out Offer

1.     OFFER DOCUMENTS

  A certified copy of the following documents:

  (a)
  lettre de dépôt au CMF

  (b)
  lettre de transmission à la COB

  (c)
  project de note d'information

2.     MAJOR DEFAULT

  Certification that no Squeeze-Out Period Major Default has occurred.

3.     ESCROW AGREEMENT

  The executed escrow agreement in connection with the Squeeze-Out Offer.

PART 5—Condition precedent to be satisfied at first drawdown to refinance existing debt or under the Borrowing Base Facility or Revolving Credit Facility

4.     FORMALITIES DOCUMENTS

  In relation to all Obligors, the documents referred to in part 6 of this Schedule in respect of the relevant Transaction Documents, to the extent not already delivered.

5.
The Conditions Precedent listed in Part 2 of this Schedule having been satisfied or waived.

6.     FINANCE DOCUMENTS

  Each of the following documents in the agreed form duly executed and delivered by all Obligors (to the extent not already delivered);

  (a)
  all Security Documents and the documents referred to in part 7 of this Schedule; and

  (b)
  all documents referred to in part 6 of this Schedule.

PART 6—Corporate Documents in Respect of Each Obligor

1.     FORMALITIES CERTIFICATES

  A certificate in the agreed form from the Obligor signed by either a director (or in the case of a US Obligor incorporated in the US, the secretary only or in the case of an Obligor incorporated in France, the president) attaching, in relation to the Obligor, the following documents:

  (a)
  a certified copy of the constitutional documents of the Obligor (which in the case of a US Obligor shall include, as applicable, a certificate or articles of incorporation, by-laws, partnership agreement, limited liability company agreement or similar document);

  (b)
  a certified copy of the certificate of incorporation (or equivalent), and the certificates of incorporation on change of name (if any), relating to the Obligor;

  (c)
  a certified copy of the resolution of the directors of the Obligor (or equivalent) approving the transactions and matters contemplated by this agreement, the other Transaction Documents to which (in each case) that Obligor is or is to be a party and approving the execution, delivery and performance of each and authorising named persons to sign the Transaction Documents to which it is or is to be a party and any documents to be delivered by that Obligor under any of the same;

  (d)
  if required under its constitutional or governing document a certified copy of a resolution of the shareholders of the Obligor approving the transactions and matters contemplated by the Transaction Documents to which (in each case) that Obligor is or is to be a party; and

  (e)
  if the Obligor is incorporated outside of England and Wales, an appointment of a process agent in England for acceptance of service of process.

  (f)
  in the case of an Obligor incorporated in the US, a good standing certificate from its jurisdiction of incorporation.

  (g)
  in the case of an Obligor incorporated in the US, an incumbency certificate in relation to the secretary and any authorised signatory of Finance Documents.

2.     APPROVALS

  A certificate from a director of the relevant Obligor confirming that either (a) all approvals, authorisations, consents, licences, exemptions, filings, notarisations and registrations necessary for any of the transactions contemplated by the Senior Finance Documents so far as they relate to the Obligor and their validity and/or enforceability have been obtained and are in full force and effect; or (b) that no such approvals, authorisations, consents, licences, exemptions, filings, notarisations and registrations are required.

3.     TEG LETTER

  In respect of any acceding Borrower that is a French company, the original letter relating to the effective global rate in the agreed form and counter-signed by such new Borrower.

4.     MONEY LAUNDERING

  Receipt of all certificates and information reasonably requested by the Facility Agent in order to satisfy the relevant provisions relating to money laundering of the UK Financial Services and Markets Act 2000.

PART 7—Conditions precedent on or before the granting of security or guarantees

1.     SECURITY DOCUMENTS

  The executed Security Documents and Accession Documents in accordance with the Agreed Security Principles

2.     FINANCIAL ASSISTANCE

  Evidence that (if applicable) the requirements of sections 151-158 Companies Act 1985 (in the case of an Obligor in the Target Group incorporated in the United Kingdom) and analogous provisions of law in any other jurisdiction of incorporation of any Obligor have been complied with so far as they relate to the Senior Finance Documents.

3.     SECURITY NOTICES, RELEASES AND CONSENTS

  (a)
  The original notices of assignment or charge to be given under the Security Documents duly signed on behalf of the relevant Obligor.

  (b)
  Evidence that all Security Interests (other than Security Interests permitted under clause 20.3(b)) in favour of third parties granted by the relevant Obligor have been released.

  (c)
  All third party consents (other than landlord's consent) required for the creation of any Security Interest contained in any Security Document.

  (d)
  All other documents, notices and other acts and things required to be done under any Security Documents on the date of signing thereof.

4.     SHARE SECURITY

  If the Security Document to be executed by the relevant Obligor creates a Security Interest over shares in a Subsidiary of that Obligor:

  (a)
  where such Subsidiary is not itself an Obligor, a certified copy of the memorandum and articles of association (or other constitutional documents) of such Subsidiary in a form acceptable to the Facility Agent;

  (b)
  in all cases, a certified copy of the register of members (or a faxed copy of such certified copy in the case of Obligors incorporated in England and Wales) of that Subsidiary showing all shares in the issued share capital of such Subsidiary owned by the Obligor and (if appropriate) its nominees executing the Security Document (less a minimum number required by law to satisfy legal requirements for a minimum number of shareholders);

  (c)
  all share certificates and (if applicable) executed stamped stock transfer forms or stock powers (including in respect of shares held by nominees) endorsed in blank in the name of the Security Agent.

5.     LEGAL OPINION

  A legal opinion from counsel to the Finance Parties (and in the case of US Obligors and Obligors incorporated in France, from counsel acting for Bidco 2) and satisfactory to the Facility Agent (acting reasonably).

SCHEDULE 5
Part 1—Drawdown Request—Advances

To:	The Royal Bank of Scotland Plc as Facility Agent
Attention:	•
From:	[Principal Borrower]
Date:	•

Dear Sirs,

Re: €2,222,000,000 credit agreement dated    •    July 2002 (the "Credit Agreement")

        We request a Drawing of the    •    Facility as follows:

(a)	Amount:	•
(b)	Currency:	•
(c)	Drawdown Date:	•
(d)	Interest Period:	•
(e)	Payment should be made to:	•
(f)	The Borrower is:	•

We confirm that:

[(i)
the representations and warranties made in clause 19 (Representations and Warranties) of the Credit Agreement stipulated as being made or repeated on the date of this Drawdown Request are true and accurate as if made in relation to the facts and circumstances existing on that date;(1)

[(ii)
each Obligor is in full compliance with its undertakings contained in clause 20 (Undertakings) of the Credit Agreement;](1)

(iii)
no [Certain Funds Period/Squeeze Out Period Major](1) Default has occurred and is continuing or will occur as a result of the proposed Advance being made [and there are no other Events of Default save as specified below](2); and

(iv)
[the last Borrowing Base Certificate delivered to the Facility Agent was dated    •    and the making of the Borrowing Base Advance referred to above will not result in the Borrowing Base Facility Limit being exceeded].

        Terms defined in the Credit Agreement have the same meanings when used in this request.

...............................................
 [Authorised Signatory]
for and on behalf of
 [Principal Borrower]

(1)
Amend as applicable for Certain Funds Advance.

(2)
Not a draw stop for Certain Funds Period/Squeeze Out Period.

Part 2—Drawdown Request—Bank Guarantees

To:	The Royal Bank of Scotland Plc as Facility Agent
Attention:	•
From:	[Principal Borrower]
Date:	•

Dear Sirs,

Re: €2,222,000,000 credit agreement dated    •    July 2002 (the "Credit Agreement")

        We request a Drawing of the Revolving Facility by way of issue of a Bank Guarantee as follows:

(a)	Amount:	•
(b)	[Currency:	•]
(c)	Drawdown Date:	•
(d)	Beneficiary:	•
(e)	Expiry Date:	•
(f)	Obligation to be guaranteed:	•
(g)	The Borrower is:	•

        We confirm that:

(i)
the representations and warranties made in clause 19 (Representations and Warranties) of the Credit Agreement stipulated as being made or repeated on the date of this Drawdown Request are true and accurate as if made in relation to the facts and circumstances existing on that date;

(ii)
each Obligor is in full compliance with its undertakings contained in clause 20 (Undertakings) of the Credit Agreement; and

(iii)
no Default has occurred and is continuing or will occur as a result of the proposed Advance being made.

        We attach the form of the proposed Bank Guarantee.

        Terms defined in the Credit Agreement have the same meanings when used in this request.

...............................................
 [Authorised Signatory]
for and on behalf of
 [Principal Borrower]

SCHEDULE 6
Transfer Certificate

        (referred to in clause 27.4 (Transfers)

WARNING

        TRANSFERS MAY LEAD TO LOSS OF SECURITY IN CERTAIN JURISDICTIONS. PLEASE CHECK WITH RELEVANT LEGAL ADVISORS.

        IN ORDER TO EXCLUDE THE TRANSFERRED PORTIONS OF UNDRAWN COMMITMENTS FROM A TRANSFEREE'S CAPITAL RATIOS, FSA RULES REQUIRE THE BORROWER(S) TO ACKNOWLEDGE EACH TRANSFER.

To:	The Royal Bank of Scotland Plc as Facility Agent
From:	• (the "Existing Lender") and • (the "New Lender")

        Re: [name of Borrower/Principal Borrower]—€ 2,222,000,000 credit agreement dated     •    July 2002 (the "Credit Agreement")

        Terms defined in the Credit Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

1.     Existing Lender Commitments

        The Existing Lender confirms that the details which appear in part 1 of the schedule to this Certificate accurately record the amount of the Existing Lender's Commitments at the date of this Certificate.

2.     Transfer

  (a)
  The Existing Lender, the New Lender [and the Facility Agent] agree to the transfer [by novation] of the Existing Lender's rights and obligations in relation to the Commitments, Advances and other interests in the Credit Agreement specified in part 2 of the schedule to this Certificate in accordance with clause 27.4 of the Credit Agreement.

  (b)
  To the extent this Certificate transfers Advances outstanding on the Transfer Date, such transfer will take effect in relation to those Advances [and all related rights under the Credit Agreement] by way of assignment (the "Assigned Rights").]

  (c)
  The proposed Transfer Date is [    •    ].

3.     New Lender Undertaking and Acknowledgement

  (a)
  The New Lender undertakes with the Existing Lender and each of the other parties to the Credit Agreement that it will perform all those obligations which, by the terms of the Credit Agreement, will be assumed by it following execution of this Certificate by the Facility Agent.

  (b)
  The New Lender acknowledges and agrees that it enters into this Certificate subject to the terms of clause 27.7 (Limitation of Responsibility of Existing Lender) of the Credit Agreement.

4.     Revolving Commitments

        To the extent that this Certificate operates to transfer Revolving Commitments, each Issuing Lender has consented to that transfer in accordance with clause 27.2 (Transfers by Lenders).

[5.   French Security

        A copy of this Certificate shall be notified to each Borrower incorporated in France through a French huissier and the New Lender shall benefit from all of the Existing Lender's rights under the Security Documents.]

6.     No Set-off Rights

        The Existing Lender warrants that the Assigned Rights are assigned free of any rights of set-off in favour of any Obligor and free of any lien, security interest or other encumbrance.

7.     Counterparts

        This Certificate may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

8.     Law

        This Certificate (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Certificate) shall be governed by and construed in accordance with English Law. The parties submit to the jurisdiction of the English courts in accordance with clause 31 (Governing Law and Submission to Jurisdiction) of the Credit Agreement.

        IN WITNESS of which the parties to this Certificate have duly executed this Certificate on the date which appears at the end of this Certificate.

Schedule to Transfer Certificate
Part 1

Existing Lender's existing Commitments
Existing Lender's existing Term A Commitment:	€ •
Existing Lender's existing Term B Commitment:	€ •
Existing Lender's existing Term C Commitment:	€ •
Existing Lender's existing Revolving Commitment:	€ •
Existing Lender's Borrowing Base Commitment:	€ •

Part 2

Commitments, Advances and other interests transferred
Portion of Existing Lender's existing Term A Commitment to be transferred:	€ •
Portion of Existing Lender's existing Term B Commitment to be transferred:	€ •
Portion of Existing Lender's existing Term C Commitment to be transferred:	€ •
Portion of Existing Lender's existing Revolving Commitment to be transferred:	€ •
Portion of Existing Lender's existing Borrowing Base Commitment to be transferred:	€ •

Participation in Term Advances transferred

Borrower	Participation	Term
[ ]	€[ ]	[ ]
[ ]	€[ ]	[ ]

Participation in Revolving Advance(s) transferred:

Borrower	Participation	Interest Period	Maturity Date
	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]

Participation in Bank Guarantee(s) transferred:

Account Party	Beneficiary	Face Amount	Participation	Expiry Date
	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]

Part 3

Particulars relating to the New Lender

Facility Office:
Contact Name:
Account for Payments:
Address for Notices:
Telephone:
Facsimile:

Signatories to Transfer Certificate

[Existing Lender]	[New Lender]
By:	By:
Date: •	Date: •

[Facility Agent]
By:
Date: •

        We acknowledge the above and in particular the transfer of obligations to the New Lender recorded in the above certificate..

By:

  Principal Borrower for all the Obligors

SCHEDULE 7
Accession Document

THIS DEED is made on    •    .

BETWEEN:

(1)
•    (a company incorporated in    •    [with registered number     •    ]) (the "New Obligor");

(2)
•    (a company incorporated in    •    [with registered number     •    ]) ("Bidco 2") for itself and as agent for the existing Obligors;

(3)
•    in its capacity as Facility Agent under the Credit Agreement; and

(4)
•    in its capacity as Security Agent under the Credit Agreement.

WHEREAS:

(A)
This deed is entered into in connection with a €2,222,000,000 credit agreement (the "Credit Agreement") between, amongst others, (1) the Parent, (2) the Principal Borrower, (3) the companies named in the Credit Agreement as Borrowers and/or Guarantors (4) the banks and financial institutions named in the Credit Agreement as Lenders (5) The Royal Bank of Scotland PLC as Facility Agent and Security Agent.

(B)
This deed has been entered into to record the admission of the New Obligor as a [Borrower/Guarantor] under the Credit Agreement and as an Obligor under the Intercreditor Deed.

IT IS AGREED as follows:

1.     DEFINITIONS

        Words and expressions defined in the Credit Agreement have the same meanings when used in this deed.

2.     ADMISSION OF NEW OBLIGOR

2.1
The New Obligor agrees to become:

(a)
a [Borrower/Guarantor] under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement as a [Borrower]/Guarantor]; and

(b)
an Obligor under the Intercreditor Deed and agrees to be bound by the terms of the Intercreditor Deed as an Obligor.

2.2
The New Obligor confirms the appointment of Bidco 2 as its agent on the terms of clause    •    of the Credit Agreement and clause    •    of the Intercreditor Deed and of [to be specified]as its process agent for the purposes of clause 31.4 of the Credit Agreement.

2.3
The New Obligor confirms that its address details for notices in relation to clause 25 (Notices) are as follows:

        Address:    •

        Facsimile:    •

        Attention of:    •

2.4
The parties to this deed other than the New Obligor confirm their acceptance of the New Obligor as a [Borrower/Guarantor] for the purpose of the Credit Agreement and as an Obligor for the purpose of the Intercreditor Deed.

3.
[GUARANTEE LIMIT

        Insert limit on guarantee if necessary in relevant jurisdiction]

4.     REPRESENTATIONS

        The New Obligor represents and warrants in the terms set out in 19.2 (Incorporation) to 19.5 (No Contravention) inclusive and acknowledges that the Facility Agent and the Security Agent enter into this Accession Document in full reliance on those representations and warranties.

5.     LAW AND JURISDICTION

        This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law and, for the benefit of each Finance Party, the New Obligor irrevocably submits to the jurisdiction of the courts in England in the same terms as set out in clauses 31.2 (Submission to Jurisdiction) and 31.3 (Freedom of choice) of the Credit Agreement.

IN WITNESS whereof this deed has been executed on the date first above written.

Signatories to Accession Document

Signed as a deed by [NEW OBLIGOR]		)
acting by a director and its secretary/two		)
directors		)
Director
Secretary/Director

Bidco 2

[Name]

By:

for itself and as agent
for and on behalf of
the Existing Borrowers and the
Existing Guarantors

The Facility Agent

[Name]

By:

for itself and as Facility Agent
on behalf of the Lenders

The Security Agent

[Name]

By:

for itself and as Security Agent
on behalf of the Lenders

SCHEDULE 8
Mandatory Cost Formulae

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.
2.
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.
3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.
4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:
	(a)	in relation to a sterling Advance:
AB + C(B – D) + E × 0.01
per cent. per annum
100 – (A + C)
	(b)	in relation to an Advance in any currency other than sterling:
E × 0.01
per cent. per annum
300
Where:
A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.
B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Advance is an amount subject to default interest under clause 8.4 (Default Interest), the additional rate of interest specified in clause 8.4 (Default Interest)) payable for the relevant Interest Period on the Advance.
	C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
	D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
	(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;
(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and
	(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.
8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:
	(a)	the jurisdiction of its Facility Office; and
	(b)	any other information that the Facility Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.
9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.
10.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.
12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this agreement.
13.
The Facility Agent may from time to time, after consultation with the Principal Borrower and the Lenders, determine and notify to all parties to this agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this agreement.

SCHEDULE 9
Borrowing Base Certificate

To:	Facility Agent
From:	Bidco 2
Date:	•

        I refer to the €2,222,000,000 credit agreement dated    •    July 2002 (the "Credit Agreement") made between, among others, (1) Bidco 2 (2) Debtco (3) Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland PLC as arrangers, (4) Credit Suisse First Boston International, Lehman Brothers Bankhaus AG, London Branch and The Royal Bank of Scotland PLC as original lenders, and (5) The Royal Bank of Scotland PLC as facility agent and security agent.

        Terms defined in the Credit Agreement shall have the same meaning when used in this certificate.

        I,    •    , a duly authorised officer of Bidco 2, hereby certify that the Eligible Receivables as at the date of this certificate are as follows:

BORROWING BASE CALCULATION
(to be completed on a Borrowing Base Borrower-by-Borrowing Base Borrower basis)
80 per cent. of Eligible Receivables subject to a Receivables Charge as at date of this Certificate (80% × C)	= € •
——
CHARGED ELIGIBLE RECEIVABLES CALCULATION
(to be on a Borrowing Base Borrower-by-Borrowing Base Borrower/Chargor basis).(3)

(3)	Individual calculations can be dispensed with if this certificate attaches a list of Receivables showing a breakdown of this information in form acceptable to the Facility Agent (acting reasonably).
Receivables of the relevant Borrowing Base Borrower:	€ •	(1)
Receivables of the Borrowing Base Chargor which are not already Charged Eligible Receivables and which are to be charged as security for the obligations of the named Borrowing Base Borrower.	€ •	(1)
Total 1 + 2	€ •	(A)
Less amounts (without duplication and only to the extent such amounts are included in A):
(a) in respect of which the relevant goods or services have not been supplied;	€ •	(a)
(b) which are more than 60 days overdue;	€ •	(b)
(c) in respect of which the relevant trade debtor is subject to bankruptcy or insolvency proceedings in any jurisdiction	€ •	(c)
(d) which are the subject of a dispute;	€ •	(d)

(e)	which are not payable in Euros, Dollars, Sterling or such other currency as the Facility Agent (acting on the instructions of all the Lenders) may agree;	€ •	(e)
(f)	which are owed by a Group Company;	€ •	(f)
(g)	which do not arise in the usual course of trade of the relevant Borrowing Base Borrower or Borrowing Base Chargor;	€ •	(g)
(h)
	which are owed by a company not incorporated in an OECD country [specify other as per paragraph (i) of the definition of "Eligible Receivables"] or such other country as the FacilityAgent (acting on the instructions of all the Lenders) may agree;	€ •	(h)
(i)	in respect of which the Finance Parties have or may take a first priority security assignment (or equivalent security) pursuant to a Receivables Charge; and	€ •	(i)
(j)
	which are owed by any single person or group of connected persons to the extent that they exceed an amount equal to 15% of total Eligible Receivables other than in the case of Sonepar and Rexel where they exceed an amount equal to 20% of total Eligible Receivables.	€ •	(j)
——
Total Deductions (aggregate of (a)–(j) inclusive)		€( • )	(B)
——
Eligible Receivables (A – B)		€ •	(C)
——
GROUPWIDE CALCULATIONS
(including the figures shown in this certificate) Total Eligible Receivables Total Charged Eligible Receivables		€ •
——

        I also attach, in relation to each Borrowing Base Borrower, a [specify any notice or other documentary formality required by the governing law of the relevant Receivables Charge] duly signed by a duly authorised officer of the relevant Borrowing Base Borrower/Chargor, the Charged Eligible Receivables listed therein being transferred by way of security pursuant to the relevant Receivables Charge.

        [ATTACHMENT OF RELEVANT NOTICE OR OTHER DOCUMENTARY FORMALITY REQUIRED FOR THE PURPOSES OF THE RELEVANT RECEIVABLES CHARGE]]

SCHEDULE 10
Form of Novation Certificate

To:	[Facility Agent]
From:	[the Principal Borrower] (the "Existing Borrower"); and
[Debt Push Borrower] (the "New Borrower")

Date:

Dear Sirs

€2,222,000,000 credit agreement dated    •    2002 (the "Credit Agreement")

We refer to clause 4.10 (Debt Push Advances) of the Credit Agreement. This certificate is a Novation Certificate for the purposes of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning when used in this Novation Certificate.

14.
We agree:

(a)
to the New Borrower becoming the Borrower of the Advances specified in the Schedule hereto in place of the Existing Borrower; and

(b)
to the transfer of the Existing Borrower's rights and obligations in respect of such transferred Advances to the New Borrower by way of novation in accordance with clause 4.10 (Debt Push Advances).

15.
The Novation Date for the purpose of clause 4.10 (Debt Push Advances) is    •    .

16.
The New Borrower represents and warrants that it has the power and authority to enter into and perform the transactions contemplated by the Credit Agreement.

17.
This Novation Certificate is governed by English law.

[Schedule of Advances]

NOVATION CERTIFICATE EXECUTION PAGE

Principal Borrower
By
Dated
New Borrower
By
Dated
Facility Agent
By
Dated

for and on behalf of Bidco 2 Countersigned

Borrowing Base Borrower/Chargor

Signatories to the Credit Agreement

Borrowers
Bidco 2 FIMAF SAS
By: Arnaud Desclèves
Notice Details
Address:	89 Rue Taitbout 75009 Paris
Facsimile:	0033 142 85 2367
Attention:	Jean-Bernard Lafonta
Debtco LUMINA FINANCING 1 SARL
By: Arnaud Desclèves
Notice Details
Address:	15 rue de la Chapelle L-1325 Luxembourg
Facsimile:	0033 155 31 7930
Attention:	Arnaud Desclèves
Guarantors
Bidco 2 FIMAF SAS
By: Arnaud Desclèves
Notice Details
Address:	89 Rue Taitbout 75009 Paris
Facsimile:	0033 142 85 2367
Attention:	Jean-Bernard Lafonta
Bidco 1 FIMEP SA
By: Arnaud Desclèves
Notice Details
Address:	89 Rue Taitbout 75009 Paris
Facsimile:	0033 142 85 2367
Attention:	Jean-Bernard Lafonta

The Arrangers
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
By: Robert Willoughby/James Amine
Notice Details
Address:	One Cabot Square London E14 4QJ
Facsimile:	00 44 207 888 3486
Attention:	Nick Burnham
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
By: Stephen Sleigh
Notice Details
Address:	One Broadgate London EC2M 7HA
Facsimile:	00 44 207 256 4018
Attention:	Richard Howell
THE ROYAL BANK OF SCOTLAND PLC
By: Peter Crawford
Notice Details
Address:	8 rue Lavoisier 75008 Paris
Facsimile:	00 33 1 49 24 1210
Attention:	Gisèle Sadorge/Valérie Werdenberg/Benoit Petin (credit matters)
Lenders
CREDIT SUISSE FIRST BOSTON INTERNATIONAL
By: Robert Willoughby/James Amine
Notice Details
Address:	One Cabot Square London E14 4QJ
Facsimile:	00 44 207 888 3486
Attention:	Garrett Lynskey

LEHMAN BROTHERS BANKHAUS AG. LONDON BRANCH
By: Bruce Hendry
Notice Details
Address:	One Broadgate London EC2M 7HA
Facsimile:	00 44 207 562 7329
Attention:	Keith Miller
THE ROYAL BANK OF SCOTLAND PLC
By: Peter Crawford
Notice Details
Address:	8 rue Lavoisier 7500 8 Paris
Facsimile:	00 33 1 49 24 1210
Attention:	Gisèle Sadorge/Valérie Werdenberg/Benoit Petin (credit matters)
The Facility Agent and Security Agent
THE ROYAL BANK OF SCOTLAND PLC
By: Peter Crawford
Notice Details
As above

Signatories to the Amendment Agreement

Bidco 2
FIMAF SAS

By: Arnaud Desclèves

Bidco 1
FIMEP SA

By: Arnaud Desclèves

Debtco
LUMINA FINANCING 1 SARL

By: Arnaud Desclèves

The Arrangers
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By: Ronan Agnew and Colin Hely-Hutchinson

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By: Stephen Sleigh

THE ROYAL BANK OF SCOTLAND PLC

By: Benoit Petin

Facility Agent
THE ROYAL BANK OF SCOTLAND PLC

By: Benoit Petin

Security Agent
THE ROYAL BANK OF SCOTLAND PLC

By: Benoit Petin

QuickLinks

  Exhibit 10.2
CONTENTS
SCHEDULE 1 Lenders
SCHEDULE 2 Existing Obligors
SCHEDULE 3 Conditions Precedent
SCHEDULE 4 Restated Senior Credit Agreement
CONTENTS
SCHEDULE 1 Lenders
SCHEDULE 2
Part 2—Initial Guarantors
Part 3—Borrowers as of the Completion Date
Part 4—Guarantors as of the Completion Date
SCHEDULE 3 Form of Confidentiality Undertaking
SCHEDULE 4 Conditions Precedent
SCHEDULE 5 Part 1—Drawdown Request—Advances
Part 2—Drawdown Request—Bank Guarantees
SCHEDULE 6 Transfer Certificate
Schedule to Transfer Certificate Part 1
Part 2
Part 3
Signatories to Transfer Certificate
SCHEDULE 7 Accession Document
Signatories to Accession Document
SCHEDULE 8 Mandatory Cost Formulae
SCHEDULE 9 Borrowing Base Certificate
SCHEDULE 10 Form of Novation Certificate
NOVATION CERTIFICATE EXECUTION PAGE
Signatories to the Credit Agreement
Signatories to the Amendment Agreement